UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Customers Bancorp, Inc.
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CUSTOMERS BANCORP, INC.
1015 Penn Avenue
Wyomissing, Pennsylvania 19610
(610) 933-2000
[ ], 2019

Dear Shareholders:

You are invited to attend the 2019 Annual Meeting of Shareholders ("Annual Meeting") of Customers Bancorp, Inc. ("Customers Bancorp", "Customers", "Company", "we" or "our") to be held Thursday, May 30, 2019 beginning at 9:00 a.m. at The DoubleTree by Hilton Reading, located at 701 Penn Street, Reading, PA  19601.  Further information about the Annual Meeting and the various matters on which the shareholders will vote is included in the Notice of Annual Meeting and Proxy Statement which follow this letter.
2018 Performance
2018 was a year of transition at Customers. We recognized that it would be prudent for the Company to strengthen its various capital ratios, reduce its reliance on wholesale funding, improve its net interest margin, and its core ROAA and ROCE with a goal of long-term shareholder value creation. In addition, we learned that even after our planned spin-off of 100% of our ownership in BankMobile, regulators would view Customers and the newly formed BankMobile spun-off company as affiliates because of the expected overlap in the two shareholder bases (including large passive institutional funds). As an affiliate of Customers, the newly formed BankMobile spun-off company's profitability would be adversely affected because it would no longer qualify for the small issuer exemption under the Durbin Amendment. Consequently, we determined that the best strategy for long-term shareholder value was to retain and operate BankMobile for 2-3 years and eventually pursue a divestiture strategy that does not involve a spin-off. Hence, we decided to maintain a balance sheet below $10 billion in total assets to improve capital ratios, enhance liquidity, expand net interest margin and maximize the return on average assets.
While we were not happy with our 2018 stock performance, there were several accomplishments of which we are proud. Customers Bancorp reported GAAP diluted earnings per share of $1.78 for 2018, a decrease from 2017 primarily due to losses realized from sales of lower-yielding investment securities and multi-family loans, merger and acquisition-related charges, and executive severance expense; however, excluding these items, Customers Bancorp reported core earnings per share (a non-GAAP measure) of $2.43 for 2018, a 10% increase from 2017.
Another significant accomplishment is BankMobile's partnership with T-Mobile. For nearly three years, BankMobile has been developing its first major White Label partnership. In late November 2018, the partnership went live in beta test phase, offering BankMobile's best in class banking products to T-Mobile's broad customer base, branded as T-Mobile Money. Even before any marketing or advertising efforts, the partnership generated over 7,800 funded deposit accounts, with over $10 million in total deposits. We expect account openings and deposit growth to accelerate in 2019.
In 2018, we put emphasis on improving the mix of both assets and liabilities given our strategic decision to improve our net interest margin, and we made good progress. We grew commercial and industrial loans $312 million (+20%) as we reduced multi-family, non-owner occupied commercial real estate, and construction loans $484 million (-10%). Of note, our commercial real estate concentration fell to 361% of total risk based capital from 418% a year ago, and the 3 year cumulative growth decelerated to 11%. On the funding side of the balance sheet, we grew total deposits $342 million (+5%) as we reduced borrowings $394 million (-19%). The benefits of the balance sheet remixing were reflected in a 10 basis point expansion in our net interest margin in fourth quarter 2018. We expect our net interest margin to exceed 2.75% by the end of 2019. The decision to keep the balance sheet flat also resulted in stronger capital ratios and greater capital flexibility. We ended 2018 with a tangible common equity ratio (a non-GAAP measure) of 7.36%, 36 basis points higher than 7.00% at the end of 2017 even as we began returning capital to shareholders through share repurchases. In early January 2019, we completed the share repurchase authorization we announced in 2018, and in total, we repurchased 2% of our shares outstanding at slightly less than 80% of tangible book value (a non-GAAP measure) as of December 31, 2018.
Credit quality is a long-term hallmark of Customers, and we are proud to report that for 2018, we had net charge-offs of just 4 basis points of average total loans, and ended the year with non-performing loans equal to just 32 basis points of total loans. Both metrics stack up favorably against our peers.
Shareholder Outreach and Enhancements to Corporate Governance and Executive Compensation
The Nominating and Corporate Governance and Compensation Committees, as well as the entire Board of Directors have taken significant actions in the last several years to improve our executive compensation practices and corporate governance matters.  We have had extensive dialog with many of our shareholders through our outreach program seeking their input. This past year we engaged advisers to help us review and consider improved corporate governance practices, and decided to put forth a proposal in this Proxy Statement to shareholders to adopt a majority vote standard for the election of our directors in uncontested elections. We will continue to evaluate our corporate governance practices, evolving industry best practices, and opportunities for improvement as we move forward.
We described our new executive compensation for 2018 in last year's Proxy Statement. The new compensation plan includes both an updated short-term annual incentive plan and a new long-term incentive plan with significant performance based vesting and continuation of clawback provisions. Both plans are entirely quantitative and very transparent to investors. We followed those new plans in 2018, but the Compensation Committee made the further determination that there should be no cash annual incentive award in 2018 for our CEO, CFO, and COO; their annual incentive was paid entirely with Restricted Stock Units that vest ratably over three years to further align management's incentives with shareholders'. Our Board of Directors also determined in 2018 to move to an annual shareholder vote on "Say on Pay," providing us more regular, quantifiable feedback from shareholders about our executive compensation.
Diversity, Social Responsibility, and Supporting our Communities and Team Members
Customers prides itself on its diversity; and 42% of Directors are female or ethnically diverse. Support for our team members and communities is also important to Customers. In 2018, Customers' charitable contributions increased by 47% over 2017, principally supporting housing, education, and improvements in the quality of life in the communities we serve. Many of our team members and leaders are actively involved in supporting local charitable community organizations. They also serve on community and statewide boards of non-profits, service organizations, and charitable organizations.  Their time, talent, and personal contributions further enhance our communities. Over the 2018 calendar year 100 Team Members participated in philanthropic events in their communities which the Company rewarded with Community Service PTO for their efforts and hours volunteered.

In January 2019, a new time off policy was created that will encourage team members to utilize up to 8 hours of PTO per calendar year to participate in learning and development opportunities.  This time can be used for taking an online or onsite training, preparing or taking a certification exam, or attending a professional seminar or conference.   Additionally, Customers' has a wellness program that 131 Team Members completed in 2018, which included over 69,000 hits to our participation logs and 184 biometric screenings.

We were also proud to be currently ranked among the top 10 Small Business Administration (SBA) lenders in Southeastern Pennsylvania and top 100 nationwide, supporting entrepreneurship and business creation in all our communities.
Looking Ahead - We Target $3 in Core EPS for 2020 and $4 or Better Within 3-4 Years
Looking to 2019 and beyond, we are excited about our prospects. Our strategic priorities in 2019 are: 1) create shareholder value through improved profitability; 2) focus and grow core banking operations; 3) achieve profitability at BankMobile and grow for 2-3 years before monetizing the investment; 4) strengthen our mix of assets and liabilities; and 5) deploy excess capital to benefit shareholders. We recently announced a core EPS target of $3 per share in 2020 as an important milestone on our path to $4 of core EPS within 3-4 years. We believe that the stock movement from current levels today to a trading price reflective of $4 of EPS over the next 3-4 years should drive significant shareholder value.
Additional Information About 2018 Results, Shareholder Meeting, and Your Vote
We encourage you to read Customers' 2018 Annual Report on Form 10-K, which can be located at https://www.sec.gov/Archives/edgar/data/1488813/000148881319000009/cubi-12312018x10k.htm (please copy and paste the link into your browser).  The Board of Directors, management and our team members thank you for your interest in Customers Bancorp, Inc.

We hope you will be able to attend Customers' Annual Meeting on May 30, 2019.  Even if you are planning to attend the Annual Meeting in person, we encourage you to vote your shares by internet, telephone, or complete, sign and return a proxy card prior to the Annual Meeting.  This will ensure that your shares are represented at the Annual Meeting.  The Proxy Statement explains more about the proxy voting process and contains additional information about the business to be conducted at the Annual Meeting.  Please read the Proxy Statement carefully before voting your shares.

Every shareholder vote is important.  To ensure your vote is counted at the Annual Meeting, please vote as promptly as possible.
Thank you for your investment in, and ongoing support of, our Company.  We appreciate your confidence and will continue to work to build long term shareholder value.

Sincerely,

Jay S. Sidhu Chairman and Chief Executive Officer

CUSTOMERS BANCORP

1015 Penn Avenue
Wyomissing, Pennsylvania 19610
(610) 933-2000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of the Shareholders of Customers Bancorp, Inc. (the "Company") will be held on May 30, 2019, at The DoubleTree Hotel by Hilton Reading, 701 Penn Street, Reading, PA 19601 at 9:00 a.m. to vote on the following matters:

1.	To elect three Class II Directors of the Company to serve a three-year term;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019;

3.	To approve a non-binding advisory resolution on executive officer compensation;

4.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to adopt a majority voting standard in uncontested elections of directors;

5.	To approve the 2019 Stock Incentive Plan; and

6.	The transaction of such other business as may properly come before the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

The Board of Directors has set the record date for the Annual Meeting as April 5, 2019 (the "Record Date").  Only holders of record of the Company's Voting Common Stock at the close of business on that date are entitled to vote at the Annual Meeting. As long as a quorum is present at the Annual Meeting, the affirmative vote of a majority of the Company's Voting Common Stock cast at the Annual Meeting is required to approve Proposals 2, 3, 4 and 5. The nominees receiving the highest number of votes cast shall be elected under Proposal 1.  As of the record date, there were approximately [ ] shares of the Company's Voting Common Stock outstanding.
The Board of Directors of the Company believes that Proposals 1 through 5 are in the best interests of the Company and its shareholders, and urge shareholders to vote "FOR" the election of each of the nominees recommended by the Board of Directors in Proposal 1 and "FOR" Proposals 2, 3, 4 and 5.
You may review the Proxy Statement and the Company's annual report to shareholders, or you may vote your shares at   www.envisionreports.com/CUBI.

By Order of the Board of Directors

Michael De Tommaso, Corporate Secretary
To be mailed on or about April 17, 2019

YOUR VOTE IS IMPORTANT, REGARDLESS OF HOW MANY SHARES YOU OWN. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE FOLLOW THE INSTRUCTIONS ON THE ANNUAL SHAREHOLDER MEETING NOTICE TO REVIEW THE PROXY AND ANNUAL REPORT ONLINE AND FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS, OR TO REQUEST PHYSICAL DELIVERY OF THE PROXY STATEMENT, ANNUAL REPORT AND PROXY CARD WITH A PRE-ADDRESSED ENVELOPE.  PLEASE RETURN THE PROXY CARD, IF REQUESTED, PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED WITH THE ANNUAL MEETING MATERIALS, OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR INTERNET OR TELEPHONE VOTING. IF YOU ATTEND THE MEETING AND PREFER TO VOTE IN PERSON, YOU MAY DO SO, EVEN IF YOU SUBMIT YOUR PROXY PRIOR TO THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE FOR ANY PURPOSE BY GIVING WRITTEN NOTICE OF REVOCATION TO OUR CORPORATE SECRETARY AT OUR WYOMISSING OFFICE AT 1015 PENN AVE. SUITE 102, WYOMISSING, PENNSYLVANIA 19610. YOU MAY ALSO APPEAR IN PERSON AT THE ANNUAL MEETING AND THEN VOTE IN PERSON. NOTE THAT ATTENDANCE AT THE ANNUAL MEETING ALONE IS NOT SUFFICIENT TO REVOKE YOUR PROXY. A LATER DATED PROXY REVOKES AN EARLIER DATED PROXY.

PROXY STATEMENT
TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	1
Items of Business and Voting Recommendations	1
Voting and Admission to Customers Bancorp, Inc.'s 2019 Annual Meeting of Shareholders	1
INFORMATION REGARDING THE ANNUAL MEETING	3
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 30, 2019	3
COMMONLY USED TERMS	3
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	4
COMMUNICATIONS WITH SHAREHOLDERS AND INVESTORS	7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING	9
PROPOSAL 1: ELECTION OF THREE CLASS II DIRECTORS OF THE COMPANY	9
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11
Audit and Other Fees Paid to Independent Registered Public Accounting Firm	12
Pre-approval of Audit and Non-Audit Services	13
PROPOSAL 3: A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	14
PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO ADOPT A MAJORITY VOTING STANDARD IN UNCONTESTED ELECTIONS OF DIRECTORS	15
PROPOSAL 5: APPROVAL OF THE 2019 STOCK INCENTIVE PLAN	17
AUDIT COMMITTEE REPORT	23
BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT	24
Board of Directors	24
Named Executive Officers	26
BOARD AND CORPORATE GOVERNANCE	28
Ongoing Shareholder Engagement and our Response	29
Corporate Governance Highlights	29
Corporate Governance Principles	30
Code of Ethics and Business Conduct	31
Risk Management	31
Director Independence Standards	32
Stock Ownership Requirements	33
Board Responsibilities	33
Director Qualifications	34
Director Nominations	34
Board Leadership and Oversight	34
Board Committees	35
Board Committee Descriptions and Responsibilities	37
COMPENSATION DISCUSSION AND ANALYSIS	40
Overview	40
Executive Summary	41
Executive Compensation Philosophy	46
Compensation Setting Process	46
Elements of 2018 Executive Compensation	49
Additional Compensation Policies and Practices	55
COMPENSATION COMMITTEE REPORT	58
EXECUTIVE COMPENSATION	59
Summary Compensation Table	59
Grants of Plan Based Awards	61
Outstanding Equity Awards at Fiscal Year End	62
Option Exercises and Stock Vesting	64
Pension Benefits	64
Nonqualified Deferred Compensation	64

i

ii

PROXY STATEMENT SUMMARY
This summary highlights certain information contained in this Proxy Statement.  This summary does not contain all of the information you should consider.  We encourage you to review all of the important information contained in this Proxy Statement carefully before voting.

Customers Bancorp, Inc. 2019 Annual Meeting of Shareholders

Date and Time:	Thursday, May 30, 2019
9:00 a.m., EDT

Place:	DoubleTree Hotel by Hilton Reading
701 Penn Street, Reading, PA 19601

Items of Business and Voting Recommendations

Items for Vote	Board Recommendation
1. Elect THREE Class II Directors;	FOR all nominees

2. Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019;	FOR

3. Approve a non-binding advisory resolution on executive officer compensation;	FOR

4. Approve an amendment to the Company’s Amended and Restated Articles of Incorporation to adopt a majority voting standard in uncontested elections of directors; and	FOR

5. Approve the 2019 Stock Incentive Plan	FOR

In addition, shareholders may be asked to consider any other business properly brought before the meeting.
Voting and Admission to Customers Bancorp, Inc.'s 2019 Annual Meeting of Shareholders
Voting. Shareholders of record of the Company's Voting Common Stock as of the record date, April 5, 2019, are entitled to vote at the Annual Meeting. Each share of Voting Common Stock outstanding on the record date is entitled to one vote for each director nominee and one vote for the other proposals to be voted on at our Annual Meeting.
Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible by:

Using the internet	Scanning the QR Barcode on your voting materials, where available

Most shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Important Notice Regarding Availability of Proxy Materials, which we refer to as the Notice and Access card, which has been mailed to our shareholders, provides instructions regarding how you may access and review all of the proxy materials on the Internet. The Notice and Access card also instructs you on how to submit your proxy vote via the Internet or telephone. Before voting, ensure that you have located your control number, which can only be found in the shaded bar in the top right corner of your Notice and Access card.  This ID is unique to you and must be provided at the time of voting.
If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card or as set forth below. There is no charge to you for requesting copies.  Please make your request for copies as instructed below on or before May 17, 2019 to facilitate timely delivery.

Here's how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use your control number in the shaded bar of the Notice and Access card when requesting a set of paper copies of the proxy materials.
Internet – Go to www.envisionreports.com/CUBI. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current materials and submit your preference for email or paper delivery of future meeting materials.
Telephone – Call free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
Email – Send email to investorvote@computershare.com with "Proxy Materials Customers Bancorp, Inc." in the subject line. Include in the message your full name and address, plus the control number located in the shaded bar on the Notice and Access card, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.
To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 17, 2019.
Admission. Shareholders of record of the Company's Voting Common Stock as of the record date are entitled to attend the Annual Meeting. Our admission procedures require all shareholders attending the Annual Meeting to present proper verification of stock ownership and a valid photo ID. Please review the admission procedures under "Questions and Answers About the Annual Meeting and Voting" beginning on page 4.

YOUR VOTE IS IMPORTANT, REGARDLESS OF HOW MANY SHARES YOU OWN. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE FOLLOW THE INSTRUCTIONS ON THE NOTICE AND ACCESS CARD TO REVIEW THE PROXY AND ANNUAL REPORT AND FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS, OR TO REQUEST PHYSICAL DELIVERY OF THE PROXY STATEMENT, ANNUAL REPORT AND PROXY CARD WITH A PRE-ADDRESSED ENVELOPE.  PLEASE RETURN THE PROXY CARD, IF REQUESTED, PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED WITH THE ANNUAL MEETING MATERIALS, OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR INTERNET OR TELEPHONE VOTING. IF YOU ATTEND THE MEETING AND PREFER TO VOTE IN PERSON, YOU MAY DO SO, EVEN IF YOU SUBMIT YOUR PROXY PRIOR TO THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE FOR ANY PURPOSE BY GIVING WRITTEN NOTICE OF REVOCATION TO OUR CORPORATE SECRETARY AT OUR WYOMISSING OFFICE AT 1015 PENN AVE. SUITE 102, WYOMISSING, PENNSYLVANIA 19610. YOU MAY ALSO APPEAR IN PERSON AT THE ANNUAL MEETING AND THEN VOTE IN PERSON. NOTE THAT ATTENDANCE AT THE ANNUAL MEETING ALONE IS NOT SUFFICIENT TO REVOKE YOUR PROXY. A LATER DATED PROXY REVOKES AN EARLIER DATED PROXY.

Proxy Statement
Customers Bancorp, Inc.
1015 Penn Avenue
Wyomissing, Pennsylvania 19610

INFORMATION REGARDING THE ANNUAL MEETING
This Proxy Statement is being furnished to holders of the Company's Voting Common Stock in connection with the solicitation of your proxy by the Board of Directors to be used at the Annual Meeting of Shareholders to be held on May 30, 2019. At the meeting, you will be asked to consider and vote to elect three Class II Directors of Customers Bancorp, Inc. to serve a three-year term, to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Customers Bancorp, Inc. for the fiscal year ending December 31, 2019, to approve a non-binding advisory vote on executive officer compensation, to approve an amendment to the Company's Amended and Restated Articles of Incorporation to adopt a majority voting standard in uncontested elections of directors, and to approve the 2019 Stock Incentive Plan.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 30, 2019

This Proxy Statement and the Company's annual report to shareholders are available at http://www.envisionreports.com/CUBI.  This website also enables shareholders to vote their proxy.
Again this year, we are using the "Notice and Access" method of providing proxy materials to you via the internet instead of mailing printed copies. We believe that this process provides you with a convenient and quick way to access the proxy materials, including our Proxy Statement and 2018 Annual Report to Shareholders, and authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.
Most shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Important Notice Regarding Availability of Proxy Materials, which we refer to as the Notice and Access card, which has been mailed to our shareholders, provides instructions regarding how you may access and review all of the proxy materials on the internet. The Notice and Access card also instructs you on how to submit your proxy vote via the internet or telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card.
If your shares are held by a brokerage house or other custodian, nominee or fiduciary in "street name," you will receive a Notice and Access card intended for their beneficial holders with instructions for providing to such intermediary voting instructions for your shares. You may also request paper copies of the proxy materials by following the instructions on the intermediary Notice and Access card. If you receive paper copies, many intermediaries provide instructions for their beneficial holders to provide voting instructions via the internet or by telephone.
If your shares are held in "street name" and you would like to vote your shares in person at the Annual Meeting, you must contact your broker, custodian, nominee or fiduciary to obtain a legal proxy form from the record holder of your shares and present it to the inspector of election with your ballot.

COMMONLY USED TERMS
For purposes of this Proxy Statement, any references to the " Company," " Customers," " we," " us," or " our" refer to Customers Bancorp, Inc. For purposes of this Proxy Statement, any references to the "Board of Directors" or the "Board" refer to the Board of Directors of Customers Bancorp, Inc.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these proxy materials?
The Company has sent you a Notice and Access card regarding the availability of proxy materials for the shareholder meeting because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions included in the Notice and Access card and vote using the internet or telephone, or you may request paper copies of the Proxy Statement, annual report, and proxy card and complete, sign, and return the proxy card or follow the instructions on the proxy card to vote using the internet or telephone.
The Company has separately mailed the Notice and Access card and a proxy card to all shareholders of record of our Voting Common Stock entitled to vote at the meeting and is making the Proxy Statement and 2018 Annual Report available to you electronically.
Who is entitled to vote at the meeting?
To be able to vote, you must have been a beneficial owner or a shareholder of record of the Company's Voting Common Stock on April 5, 2019, the record date set by the Board of Directors for shareholders to be entitled to notice of, and to vote at, the meeting (the "Record Date").
Shareholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares of Voting Common Stock were registered directly in your name, then you are a shareholder of record. As a shareholder of record you may vote in person at the meeting or by proxy. Whether or not you plan to attend the meeting, we urge you to vote using the internet or telephone, or if you request a paper copy of the proxy materials, complete and return the accompanying proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent. If, at the close of business on the Record Date, your shares were not held directly in your name, but rather were held in an account at a brokerage firm, bank, or by another agent, you are the beneficial owner of shares held in "street name" and the notice of proxy materials is being forwarded to you by your broker, bank, or other agent. The broker, bank, or other agent holding your shares in that account is considered to be the shareholder of record for purposes of voting at the meeting.
As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares of Voting Common Stock in your account. You are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a legal proxy issued in your name from your broker, bank or other agent.
What am I being asked to vote on?
There are five matters scheduled for a vote at the meeting:

1.	To elect three Class II Directors of the Company to serve a three-year term;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019;

3.	To approve a non-binding advisory resolution on executive officer compensation;

4.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to adopt a majority voting standard in uncontested elections of directors; and

5.	To approve the 2019 Stock Incentive Plan
The Company's Board of Directors recommends a vote "FOR" each of the nominees identified in this Proxy Statement, and "FOR" Proposals 2, 3, 4 and 5.
How many votes do I have?
Each holder of the Company's Voting Common Stock is entitled to one vote per share held as of the Record Date.
What is a quorum?
The presence, in person or by proxy, of holders of a majority of shares of the Company's Voting Common Stock will constitute a quorum for purposes of conducting business at the Annual Meeting. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Shares of the Company’s Voting Common Stock represented by a properly executed and delivered proxy which casts a vote on any matter, other than a procedural matter, will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked or designated as casting a vote or abstaining on a particular matter. Shares of the Company’s Voting Common Stock represented by broker non-votes will be counted as present for purposes of determining a quorum if such shares have been voted on any matter other than a procedural matter. “Broker non-votes” are shares held in record name by brokers or other nominees on behalf of beneficial owners as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the brokers or other nominees do not have discretionary voting power to vote such shares on a particular proposal.
If there is no quorum, a majority of all votes cast at the meeting may adjourn the meeting to another date.
What vote is required?
For Proposal 1, if a quorum is present, the candidates receiving the highest number of votes cast shall be elected. Cumulative voting is not permitted. "Withheld" votes and broker non-votes will not count as votes cast.
For Proposals 2, 3, 4 and 5, if a quorum is present, the affirmative vote of a majority of the shares of Voting Common Stock cast, in person or by proxy at the Annual Meeting, is required to approve such proposals. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against approval of those proposals.
For beneficial owners, the rules that guide how most brokers vote your stock have changed over the last several years. The rules provide that brokerage firms or other nominees may not vote your shares with respect to matters that are not "routine" under the rules. The rules now provide that the election of Directors is not a "routine" matter. The ratification of the appointment of our independent registered public accounting firm for 2019 is the only current proposal that is considered a "routine" matter under the rules and, therefore, brokerage firms and other nominees have the authority under the rules to vote your uninstructed shares only with respect to that matter if you have not furnished voting instructions within a specified period of time prior to the meeting.
How do I vote?
For Proposal 1, the election of Directors, you may vote "FOR" the director nominees or your authority may be "WITHHELD" for one or more of the nominees. For Proposals 2, 3, 4 and 5, you may vote "FOR" or "AGAINST" or "ABSTAIN" from voting.  The procedures for voting are as follows:
Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you may vote in person at the meeting. Alternatively, you may vote by proxy by following the instructions on the Notice and Access card sent to you using the internet or telephone, or if you request paper copies of the proxy, annual report and proxy card, you may vote using the accompanying proxy card or by internet or telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. In such case, notify the Corporate Secretary before the meeting begins of your presence at the meeting and your intention to revoke your previously voted proxy.
To vote in person, come to the meeting and we will give you a ballot when you arrive.
If you received a Notice and Access card, to vote by internet or telephone, follow the instructions of the Notice and Access card.  If you order paper copies of the Proxy Statement, annual report and proxy card, to vote by mail, simply complete, sign, and date the proxy card separately mailed to you and return it promptly in the envelope provided. To vote by internet or telephone, follow the instructions on the proxy card for internet or telephone voting.
If you return your signed proxy card to us before the meeting, or you vote by internet or telephone, we will vote your shares as you direct unless you revoke your proxy.
Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Agent. If your shares of the Company's Voting Common Stock are held in "street name," that is, your shares are held in the name of a brokerage firm, bank, or other nominee, in lieu of a Notice and Access card you should receive a voting instruction form from that institution by mail. Complete and return the instruction card to ensure that your vote is counted.
If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a legal proxy issued in your name from the record holder (that is, your brokerage firm, bank or other nominee) and bring it with you to the meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the meeting.
What if I return a proxy card but do not make specific choices?
If you return a signed proxy card without marking any voting selections, your shares will be voted “FOR” Proposals 2, 3, 4 and 5, and “FOR” the nominees recommended by the Board of Directors. If any other matter is properly presented at the meeting, then one of the proxies named on the proxy card will vote your shares using his or her best judgment.

What if I receive more than one proxy card or voting instruction form?
If you receive more than one proxy card, Notice and Access card, or voting instruction card because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date, and return each proxy card, or vote your shares online for each Notice and Access card received and return each voting instruction card to ensure that all of your shares will be voted. Only shares relating to proxy cards and voting instruction forms that have been signed, dated, and timely returned or shares that have been voted online relating to Notice and Access cards, will be counted in the quorum and voted.
Who will count the votes and how will my votes be counted?
Votes will be counted by the judge of election appointed by the Board of Directors for the Annual Meeting. The judge of election will count, "FOR," "AGAINST" or "ABSTAIN" votes, as applicable, for Proposals 2, 3, 4 and 5, and "FOR" and "WITHHELD" votes as applicable for Proposal 1.
Can I change my vote after I have sent you my proxy?
Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date;

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at our principal executive offices: 1015 Penn Ave. Suite 103, Wyomissing, Pennsylvania 19610; or

•
You may attend the meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy; you must notify the Corporate Secretary before the meeting begins of your presence at the meeting and your intention to revoke your previously voted proxy).

If your shares are held by a broker, bank, or other agent, you should follow the instructions provided by them.
How may I communicate with the Board of Directors?
Please address any communications to the Company's Board of Directors, or any individual director, in writing to the Company's Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610. The Corporate Secretary will relay all shareholder communications to the Board of Directors or any individual director to whom communications are directed.  This is also the process by which you may communicate with the Lead Independent Director and our non-employee Directors as a group.
Who will bear the cost of soliciting proxies?
The Company will bear the entire cost of the solicitation of proxies for the meeting, including the preparation, assembly, printing, and distribution of this Proxy Statement, the Notice and Access mailing, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. The Company may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The Company has engaged Georgeson, Inc. ("Georgeson"), a professional proxy solicitation firm, to assist in the solicitation of proxies for the 2019 Annual Meeting. Georgeson will be paid a fee of approximately five thousand dollars ($5,000). The solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email, or any other means by the Company's Directors, officers, or employees. No additional compensation will be paid to those individuals for any such services.
How can I find out the results of the voting at the meeting?
The Company will provide the voting results in a Form 8-K to be filed with the Securities and Exchange Commission ("SEC") no later than the fourth business day after the Annual Meeting.
What is the recommendation of the Board of Directors?
The Company's Board of Directors recommends a vote:
FOR each of the nominees for election as Class II Directors of the Company to serve a three-year term named in Proposal 1;
FOR Proposal 2 to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019;
FOR Proposal 3 to approve a non-binding advisory resolution on executive officer compensation;
FOR Proposal 4 to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to adopt a majority voting standard in uncontested elections of directors; and

FOR Proposal 5 to approve the 2019 Stock Incentive Plan.

With respect to any other matter that properly comes before the meeting, the proxies will vote in accordance with their best judgment. The judge of election for the meeting will be a representative of our transfer agent, Computershare, Inc., or, in his or her absence, one or more other individuals to be appointed in accordance with the Company's bylaws.
If you vote pursuant to the Notice and Access cards, or using the proxy card, and you do not specify how you want to vote, the persons named as proxies will vote in accordance with the recommendations of the Company's Board of Directors with respect to each proposal, and in their discretion with respect to any other matter properly brought before the Annual Meeting.
Whom should I call if I have questions about the meeting?
You should contact Michael A. DeTommaso, our Corporate Secretary, at (484) 334-4233 for questions about the meeting.

COMMUNICATIONS WITH SHAREHOLDERS AND INVESTORS
The Company has continued to develop and enhance its programs to communicate and interact with shareholders and other current and potential investors.
The Communication Program builds on the Company's effort and includes:

•	Quarterly investor presentations;

•	Periodic "letters" to shareholders and investors;

•	Investor days, which provide an opportunity for all investors to have dialog with our independent Directors

•	Proxy statements, annual reports, other filings with the SEC and the Company's online presence;

•	Attendance, presentations, and meetings at various investor conferences; and

•	Direct shareholder and investor outreach to seek input on specific matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of shareholders holding more than 5.0% of our Voting Common Stock as of March 15, 2019:

Name and Address of Beneficial Owner	Voting Common Stock		Percent of Class of Voting Common Stock (1)
BlackRock, Inc. 55 East 52 nd Street New York, NY 10055	4,480,650	(2)	14.40%
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, TX 78746	2,661,955	(3)	8.55%
Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,835,387	(4)	5.90%

(1)	Based on 31,117,093 shares of Customers Bancorp, Inc. common stock outstanding as of March 15, 2019.
(2)	This information is based on Schedule 13G/A filed with the Securities and Exchange Commission on January 24, 2019 by BlackRock, Inc.
(3)	This information is based on Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2019 by Dimensional Fund Advisors LP.
(4)	This information is based on Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2019 by Vanguard Group Inc.

The following table sets forth information, as of March 15, 2019, with respect to the beneficial ownership of each Director, each named executive officer, and all Directors and named executive officers as a group.

Name and Address of Beneficial Owner (2)	Voting Common Stock (1) (2) (3)	Percent of Class of Voting Common Stock (2)
Directors
Andrea Allon (4)	13,747	*
Rick Burkey (5)	54,443	*
Bhanu Choudhrie (6)	671,704	2.16%
Daniel K. Rothermel	73,744	*
Jay S. Sidhu (3) (7)	1,776,309	5.59%
T. Lawrence Way	208,771	*
Steven J. Zuckerman (8)	44,567	*
Executive Officers who are not Directors
Richard A. Ehst	114,055	*
Glenn A. Hedde (3)	73,884	*
Steven J. Issa	101	*
Carla A. Leibold	3,324	*
All Directors and named executive officers as a group (11 persons)	3,034,649	9.54%
* Less than 1%

(1)
Based on information furnished by the respective individual and our share records. Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)
Beneficial ownership for each listed person as of March 15, 2019, includes shares issuable pursuant to options to purchase stock held by such person which are exercisable within 60 days of March 15, 2019. Shares subject to options exercisable within 60 days of March 15, 2019 are deemed outstanding for purposes of computing the percentage of class of Voting Common Stock attributable to the person or group holding such options, but are not deemed outstanding for purposes of computing the percentage of any other person or group. Unless otherwise indicated, the address for each beneficial owner is c/o Customers Bancorp, Inc., 1015 Penn Ave., Wyomissing, Pennsylvania 19610.

(3)	Includes shares of our Voting Common Stock issuable upon the exercise of stock options in the following amounts: Mr. Sidhu – 679,701; Mr. Hedde – 12,834.
(4)	Ms. Allon has an indirect beneficial ownership interest in 965 of these securities through her spouse.
(5)	Mr. Burkey has an indirect beneficial ownership interest in 977 of these securities through his company, BB Investment Group and in 2,811 of these securities through his spouse.
(6)	Mr. Choudhrie has an indirect beneficial ownership interest in 646,764 of these securities through his company, Lewisburg LLC.
(7)	Mr. Sidhu also serves as Chief Executive Officer of Customers Bancorp, Inc.
(8)
Mr. Zuckerman irrevocably transferred the current equivalent of 218,254 shares of Customers Bancorp, Inc. common stock to Sageworth Trust Company, Trustee of the Victoria H. Zuckerman 2006 MG Trust dated 8/21/2006 on May 8, 2012.  Mr. Zuckerman has an indirect beneficial ownership interest in 6,815 shares through Steven J. Zuckerman Revocable Trust.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1
ELECTION OF THREE CLASS II DIRECTORS OF THE COMPANY
Our Board of Directors currently consists of seven members and is divided into three classes, with one class of Directors elected each year.  Each of the members of our Board of Directors also serves as a Director of Customers Bank.  Directors are elected to serve a three-year term or until their respective successors shall have been elected and qualified.
Three Directors comprising our Class II Directors will be elected at the Annual Meeting to serve a three-year term or until their respective successors shall have been elected and qualified.  On the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Andrea Allon, Rick B. Burkey and Daniel K. Rothermel for election as Directors at the Annual Meeting as follows:  Class II — Term to Expire in 2022.
Andrea Allon, Director – Age 57
Andrea Allon has served as the Chief Operating Officer of the Chamber of Commerce for Greater Philadelphia since May 2006, one of the largest and oldest chambers of commerce in the United States. Prior to joining the Chamber, Ms. Allon was a Partner of Ernst & Young LLP overseeing audit services provided to public companies primarily in the financial services and technology industries. Ms. Allon spent over 20 years with Ernst & Young in the Philadelphia and New York offices and has also taught accounting and auditing at the college level as an adjunct instructor. Ms. Allon earned her MBA from Columbia University and a Bachelor of Science from the Wharton School of the University of Pennsylvania.

Ms. Allon's long experience in public accounting as well as her experience with the Chamber of Commerce provide the Board with may insights on business, internal controls, and governance matters that are of great value to the Board.

Rick B. Burkey, Director – Age 73
Mr. Burkey graduated from Lehigh University with a B.S. degree in civil engineering. He has over 45 years of experience in Commercial and Industrial Construction and Real Estate Development. He currently serves as Chairman of the Board of Burkey Construction Co. and is a Director of Associated Construction & Management Corp. He is actively involved in the ownership and management of numerous real estate ventures including Industrial Park Development & Senior Housing. Previously serving on the Board of Berkshire Bank, Mr. Burkey now serves as a Director of Customers Bancorp, Inc., which acquired Berkshire Bank in 2011.

Mr. Burkey's insights into the real estate markets are important to the Board given Customers' loan portfolio composition.

Daniel K. Rothermel, Lead Director– Age 81
Mr. Rothermel has been the Chairman of the Board of Cumru Associates, Inc., a private holding company located in Reading, Pennsylvania, since January 1, 2013. Prior to that, and since 1989, he was President and Chief Executive Officer of Cumru Associates, Inc. Mr. Rothermel also served over twenty years on the Board of Directors of Sovereign Bancorp and Sovereign Bank. At Sovereign, he was lead independent Director and served on the Audit, Governance, and Risk Management Committees and was chairman of the Executive Committee. He is a graduate of Pennsylvania State University with a B.S. in Business Administration (finance and accounting) and of the Washington College of Law of the American University with a Juris Doctor.

Mr. Rothermel’s background as an attorney and general counsel, plus his extensive service as a Director of Sovereign Bank, provides a unique and valuable perspective to the Board.

The persons named as proxies have advised us that, unless otherwise instructed, they intend at the Annual Meeting to vote the shares covered by validly executed proxies "FOR" the election of the nominees named above. The proxies cannot be voted for a greater number of persons than the number of nominees named above. The Board knows of no reason why the nominees will be unavailable or unable to serve as a Director.
The three candidates receiving the highest number of votes shall be elected.
THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED
IN PROPOSAL 1 TO ELECT THREE CLASS II DIRECTORS OF THE COMPANY.

PROPOSAL 2
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Company's Board of Directors (the "Audit Committee") has appointed Deloitte & Touche LLP (“Deloitte”) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 subject to ratification by our shareholders at the Annual Meeting, and has further directed that management submit the selection of independent auditor for ratification by the shareholders at the Annual Meeting.
The Audit Committee conducted a competitive process to determine the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. The Audit Committee invited several independent registered public accounting firms to participate in this process, including BDO USA, LLP ("BDO"), which audited the Company's financial statements for the fiscal years ended December 31, 2018 and 2017.
On March 4, 2019, after reviewing the proposals from the independent registered public accounting firms that participated in the process, the Audit Committee made the decision to change the Company's independent registered public accounting firm and the Company dismissed BDO as its independent registered public accounting firm.
The reports of BDO on the Company’s consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through March 4, 2019, there have been no “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO would have caused BDO to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2018 and 2017 and through March 4, 2019, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except as set forth in the following sentence. As previously disclosed in the Company's amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017, the Company had a material weakness in internal control over financial reporting solely relating to the classification and reporting of its commercial mortgage warehouse lending transactions on its consolidated balance sheets and statements of cash flows and concluded that its internal control over financial reporting was not effective as of December 31, 2017. As previously disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, this material weakness has been remediated. The Audit Committee discussed the material weakness with BDO and the Company has authorized BDO to respond fully to inquiries of the successor independent registered public accounting firm concerning this matter.
On March 4, 2019, the Audit Committee approved the appointment of Deloitte as the Company's new independent registered public accounting firm to perform independent audit services for the fiscal year ending December 31, 2019, subject to completion of Deloitte's standard client acceptance procedures and execution of an engagement letter. During the fiscal years ended December 31, 2018 and 2017 and through March 4, 2019, neither the Company, nor anyone on its behalf, consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Deloitte that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K). The Company has been advised by Deloitte that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its affiliates, in any capacity.
The Company received a letter from BDO addressed to the SEC stating that BDO agrees with the above statements relating to BDO. A copy of BDO's letter, dated March 7, 2019, was attached as Exhibit 16.1 to the Company's Current Report on Form 8-K filed with the SEC on March 7, 2019.
Although the submission of the appointment of Deloitte is not required by the Company's bylaws, the Board is submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, we will not be bound to seek another independent registered public accountant for 2019, but the selection of other independent registered public accounting firms will be considered in future years.
One or more representatives of each of Deloitte and BDO are expected to be present at the Annual Meeting. Representatives of each of Deloitte and BDO will have the opportunity to make a statement if they desire to do so, and will be available to respond to shareholders’ questions.

Audit and Other Fees Paid to Independent Registered Public Accounting Firm
In connection with the audit of the 2018 financial statements, the Company entered into an engagement agreement with BDO which sets forth the terms by which BDO has performed audit services for the Company. That agreement is subject to alternative dispute resolution procedures. The Audit Committee specifically considered such procedures and determined that they were appropriate and consistent with the Company's use of alternative dispute resolution generally in other circumstances.
The following table presents fees billed by BDO for professional services rendered for the fiscal years ended December 31, 2018 and 2017, respectively.

Services Rendered	Fiscal 2018	Fiscal 2017
Audit Fees (1)	$898,322	$847,171
Audit-Related Fees (2)	117,340	206,538
Total	$1,015,662	$1,053,709

(1)
Audit fees consisted principally of fees related to audit services in connection with the Company's annual reports, quarterly reports, HUD audit, and 401(K) audit, and previously planned spin-off of the BankMobile business, including out-of-pocket expenses.

(2)
Audit-related fees primarily consisted of fees for services in connection with the performance of certain agreed upon procedures and audit-related services for the Department of Education in connection with the BankMobile Disbursement business, examination procedures for the BankMobile refund management services examination of controls as service organization, services in connection with public and private placement offerings, registration statements on Form S-3, and various accounting consultations and other technical issues for assurance and related services that were reasonably related to the performance of the audit, including related out-of-pocket expenses.

During the Company's fiscal years ended December 31, 2018 and 2017, BDO did not perform any services other than the audit of the Company's annual financial statements and review of interim financial statements included in the Company's quarterly reports on Form 10-Q (including the services identified in footnote (1) to the table above) or services that are normally provided by the accountant in connection with statutory and regulatory filings (including the services identified in footnote (2) to the table above) for the foregoing engagements for those fiscal years. BDO advised the Company that none of the hours expended on the audit engagement during the Company's fiscal year ended December 31, 2018 and 2017 were attributed to work performed by persons other than full-time, permanent employees of BDO.

Pre-approval of Audit and Non-Audit Services
Under our Audit Committee charter, the Audit Committee is required to pre-approve all auditing services (including providing comfort letters or consents in connection with securities offerings) and permitted non-audit services to be performed for us by the independent registered public accounting firm.  The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audited services to a subcommittee consisting of one or more members, provided that any pre-approvals are reported to the full committee at its next scheduled meeting.
In addition, the Audit Committee has adopted a pre-approval policy whereby all services performed by the independent auditor are to be pre-approved. Each year, the Audit Committee approves an annual program of work for each of the audit and audit-related services to be performed by the independent auditor. Engagement-by-engagement pre-approval is not required except for exceptional or ad-hoc incremental engagements which would result in fees exceeding those pre-approved for the applicable category of service. If necessary, a work program for each category of service can be supplemented with additional pre-approved amounts after the Audit Committee reviews the additional services to be performed. The Audit Committee may also consider specific engagements in the "all other services" category on an engagement-by-engagement basis.

THE BOARD RECOMMENDS A VOTE " FOR" APPROVAL OF PROPOSAL 2 TO RATIFY THE
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3
A NON-BINDING ADVISORY VOTE ON
EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended (“Section 14A”), requires that we include in this Proxy Statement the opportunity for our shareholders to vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers (sometimes referred to as “Say-on-Pay”). Accordingly, the following resolution is being submitted for shareholder approval at the Annual Meeting:
“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”
As described in detail under “Compensation Discussion and Analysis,” the Board believes that the talents of our team members have a significant influence on our long-term success. Our compensation system plays a significant role in our ability to attract, retain and motivate a quality workforce. The Board believes that our current compensation program links executive compensation to performance, aligning the interests of our executive officers with those of our shareholders and encourages you to review carefully the Compensation Discussion and Analysis beginning on page 40 and the tabular and other disclosures on executive compensation beginning on page 41 of this Proxy Statement.
As an advisory vote, this proposal is not binding upon us as a corporation. However, our Board and Compensation Committee, which are responsible for the design and administration of our executive compensation practices, value the opinions of our shareholders expressed through your vote on this proposal. The Board and Compensation Committee will continue its outreach program and study best practices in considering future executive compensation arrangements.
THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE SAY-ON-PAY RESOLUTION.

PROPOSAL 4
APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED
ARTICLES OF INCORPORATION TO ADOPT A MAJORITY VOTING
STANDARD IN UNCONTESTED ELECTIONS OF DIRECTORS

The Board has unanimously approved, subject to approval of the Company’s shareholders, an amendment to the Company’s existing Amended and Restated Articles of Incorporation (the “Existing Articles”) to provide for a majority voting standard in uncontested elections of directors. Under the proposed majority voting standard, in an uncontested election of directors, a nominee for election as a director must receive the affirmative vote of a majority of the votes cast with respect to the election of that nominee.

The Company’s directors are currently elected under a “plurality” voting standard, which is the default voting standard under Pennsylvania law for Pennsylvania corporations like the Company. Under a plurality voting standard, nominees for election as directors who receive the highest number of affirmative votes, up to the number of directors to be elected, are elected.

The Board regularly reviews our corporate governance practices to ensure that such practices, including the procedures for the election of directors, are in the best interests of the Company and its shareholders. Our Board is also committed to considering and responding to the views of shareholders regarding the Company’s corporate governance practices. In reviewing the Company’s practices with respect to elections of directors, the Board noted that in recent years an increasing number of public companies have decided to change their practices regarding uncontested elections of directors by substituting a majority voting standard for a plurality voting standard. The Board also has received feedback from shareholders supporting the adoption of a majority vote standard in uncontested elections of directors. The Board, with input from the Nominating and Corporate Governance Committee, carefully reviewed the various arguments in favor of and against a majority voting standard and determined that implementing a majority voting standard in uncontested elections of directors is in the best interests of the Company and its shareholders. The Board believes that the adoption of the proposed amendment to the Existing Articles to implement a majority voting standard in elections of directors other than contested elections will give the Company’s shareholders a greater voice in determining the composition of the Board by lending more weight to shareholder votes against a nominee for director and by requiring more shareholder votes for a nominee than against a nominee in order for the nominee to be elected to the Board. The adoption of this standard in elections of directors other than contested elections is intended to reinforce the Board’s accountability to the interests of the Company’s shareholders. The Board also believes that a plurality voting standard should be maintained for contested elections of directors. Under the proposed amendment to the Existing Articles, an election will be considered “contested” if the number of candidates for election as directors exceeds the number of directors to be elected.

If shareholders approve this Proposal 4 and a majority vote standard is implemented for all elections of director other than contested elections, for a nominee to be elected as a director in an election other than a contested election, the number of votes cast “for” the nominee’s election must exceed the number of votes cast “against” his or her election. Abstentions and broker non-votes would not be considered votes cast “for” or “against” a nominee. The amendment to the Existing Articles permits shareholders to vote “for” or “against” (or to abstain from voting) with respect to each nominee standing for election in any director election other than a contested election. If shareholders approve this Proposal 4, the majority vote standard will apply beginning at the Company’s 2020 Annual Meeting of Shareholders.

The proposed amendment to the Existing Articles also addresses the status of “holdover” directors who have failed to be re-elected under the majority vote standard. Under Pennsylvania law, if an incumbent director fails to receive a sufficient number of votes for re-election at the end of his or her term, that director continues to serve on the Board as a “holdover” director until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. The proposed amendment to the Existing Articles provides that any incumbent director who fails to be re-elected under the majority vote standard must tender his or her resignation, which shall be contingent only upon acceptance of the resignation by the Board. Following the tender of the resignation, the Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board, taking into account the recommendation of the Nominating and Governance Committee and other information and factors the Board believes to be relevant, then has 90 days from the date the election results have been certified to determine whether or not to accept the resignation, and must publicly disclose its decision and the rationale for its decision. The director tendering his or her resignation is not permitted to participate in the recommendation of the Nominating and Governance Committee or the determination of the Board. If the resignation is not accepted by the Board, the director will continue to serve until the next annual meeting at which the class of directors of which such director is a member stands for election and until his or her successor is duly elected, or his or her earlier death, resignation or removal.

The full text of the proposed amendment to the Existing Articles is included in Appendix A to this Proxy Statement. The description provided above is only a summary of the proposal to adopt the amendment to the Existing Articles and may not contain all of the information that is important to you. You should read the proposed amendment carefully before you decide how to vote.

If this Proposal 4 is approved by the Company’s shareholders, we expect to file the amendment to the Existing Articles and the articles of amendment required by Pennsylvania law with the Department of State of the Commonwealth of Pennsylvania as soon as practicable after the Annual Meeting. If the Company’s shareholders do not approve this Proposal 4, the plurality voting standard will continue to apply in all elections of directors - whether uncontested or contested.

In connection with the Board’s approval of the amendment to the Existing Articles, the Board also approved changes to the Company’s current Amended and Restated Bylaws to clarify certain matters with respect to the election of directors. These changes will become effective only if the Company’s shareholders approve this Proposal 4, and upon the filing of the amendment and the related articles of amendment with the Department of State of the Commonwealth of Pennsylvania.

The affirmative vote of a majority of votes cast is required to approve the amendment to the Existing Articles as described in this Proposal 4.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF
PROPOSAL 4 TO AMEND THE AMENDED AND RESTATED
ARTICLES OF INCORPORATION TO ADOPT A MAJORITY
VOTING STANDARD IN UNCONTESTED ELECTIONS OF DIRECTORS.

PROPOSAL 5
APPROVAL OF THE 2019 STOCK INCENTIVE PLAN
Overview
In this proposal, we are requesting that shareholders approve the Customers Bancorp., Inc. 2019 Stock Incentive Plan (the “2019 Plan”). On March 27, 2019, the Board unanimously adopted the 2019 Plan. Upon shareholder approval of the 2019 Plan, the 2019 Plan will become effective and will supersede and replace in its entirety the 2004 Incentive Equity and Deferred Compensation Plan, as amended and restated (the “2004 Plan”), the 2010 Stock Option Plan, as amended and restated (the “2010 Stock Option Plan”), and the Bonus Recognition and Retention Program (the “BRRP”). No further awards will be granted under the 2004 Plan, the 2010 Stock Option Plan and the BRRP; however, the terms and conditions of the respective plans will continue to govern any outstanding awards granted thereunder. If the 2019 Plan is not approved by our shareholders, it will not become effective; the 2004 Plan, the 2010 Stock Option Plan and the BRRP will continue in effect, and we may continue to grant awards under these plans, subject to their terms, conditions and limitations, using the shares available for issuance thereunder.
Employees, nonemployee directors and consultants of the Company, its subsidiaries and affiliates are eligible to receive awards under the 2019 Plan.
The 2019 Plan provides for the grant of options, including incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”), share appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), performance share units awards, other share or cash-based awards and dividend equivalents to eligible individuals.
The number of shares available for issuance under 2019 Plan is 1,500,000 shares.
Board Recommendation
The board of directors recommends a vote FOR the approval of the 2019 Plan.
Key Features of the 2019 Plan
The 2019 Plan includes several features that are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

•	No automatic share replenishment or “evergreen” provision. There is no evergreen feature pursuant to which the shares authorized for issuance under the 2019 Plan can be automatically replenished.

•	No repricing of options or SARs without shareholder approval. The 2019 Plan prohibits the repricing of stock options or SARs without prior shareholder approval.

•	No single trigger change in control. Awards will only vest on the occurrence of a change in control that is accompanied by the termination of an individual’s employment.

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No discounted options or SARs. Stock options and SARs may not be granted with an exercise or measurement price lower than the fair market value of the underlying shares on the date of grant (except in connection with substitute awards).

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No liberal share counting or "recycling" of shares. Shares delivered to our Company to purchase shares upon exercise of an award or to satisfy tax withholding obligations will not become available for issuance under the 2019 Plan.

•	No liberal change in control definition. Change in control benefits are triggered only by the occurrence, rather than shareholder approval, of a merger or other change in control event.

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Minimum vesting requirements. Subject to limited exceptions, no awards granted under the 2019 Plan may vest until the first anniversary of the date of grant, subject to a carve out for 5% of the shares available under the 2019 Plan that may be granted without regard to the one-year minimum vesting period.

•	Payment of dividends only if underlying awards vest. Under the 2019 Plan, dividends and dividend equivalents may only be paid to the extent the underlying award vests.

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No Increase in Shares Available Without Shareholder Approval. The 2019 Plan prohibits any amendment that operates to increase the total number of shares of common stock that may be issued under the 2019 Plan (other than adjustments in connection with certain corporate reorganizations or other events).

Factors to Consider in Connection with the 2019 Plan

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Equity is essential to talent acquisition and retention. We believe that our future success depends, in part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Management recruitment and retention is a key to our future success and will require the use of equity awards. Equity incentives are an important component of our compensation philosophy, intended to provide equity ownership opportunities and performance-based incentives to better align the recipient's interests with those of our shareholders. Since our equity awards generally vest over several years, the value ultimately realized from these awards depends on the long-term value of our common stock.

We strongly believe that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for shareholders.

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Limited duration of shares being made available. If we do not make the new shares available for issuance under the 2019 Plan, we expect the number of available shares under the 2004 Plan and the 2010 Stock Option Plan to be substantially depleted by the end of 2019 and that we would then be unable to continue to grant broad-based equity awards.

If our shareholders approve the 2019 Plan, we estimate that the shares reserved for issuance would be sufficient for approximately two to three additional years of awards, based on projected increases in the number of senior employees, projected employee turnover and historical grant practices. In consideration of these factors, and our belief that the ability to continue granting competitive equity compensation is vital to our ability to attract, retain and motivate employees, we believe that the size of the share reserve under the 2019 Plan is reasonable, appropriate and in the best interests of the Company at this time.
Summary of the 2019 Plan
Plan Administration
The 2019 Plan will be administered by our Compensation Committee. Our Compensation Committee will have the authority, among other things, to select participants, grant awards, determine types of awards and terms and conditions of awards for participants, prescribe rules and regulations for the administration of the plan and make all decisions and determinations as deemed necessary or advisable for the administration of the 2019 Plan. Our Compensation Committee may delegate certain of its authority as it deems appropriate, pursuant to the terms of the 2019 Plan and to the extent permitted by applicable law, to our officers or employees, although any award granted to any person who is not our employee or who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, must be expressly approved by the Compensation Committee. Our Compensation Committee’s actions will be final, conclusive and binding.
Types of Awards
The types of awards that may be available under the 2019 Plan are described below. All of the awards described below will be subject to the terms and conditions determined by our Compensation Committee in its sole discretion, subject to certain limitations provided in the 2019 Plan. Each award granted under the 2019 Plan will be evidenced by an award agreement, which will govern that award’s terms and conditions.
Non-qualified Stock Options. A non-qualified stock option is an option that is not intended to meet the qualifications of an incentive stock option, as described below. An award of a non-qualified stock option grants a participant the right to purchase a certain number of shares of our common stock during a specified term in the future, or upon the achievement of performance or other conditions, at an exercise price set by our Compensation Committee on the grant date. The term of a non-qualified stock option will be set by our Compensation Committee but may not exceed ten years from the grant date. The exercise price may be paid using any of the following payment methods: (i) immediately available funds in U.S. dollars or by certified or bank cashier’s check, (ii) by delivery of stock having a value equal to the exercise price, (iii) a broker assisted cashless exercise, or (iv) by any other means approved by our Compensation Committee. The 2019 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of non-qualified stock options will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The 2019 Plan also provides that participants terminated for “cause” (as such term is defined in the 2019 Plan) will forfeit all of their non-qualified stock options, whether or not vested. Except in connection with a change in control (as defined under the 2019 Plan) and a qualifying termination of service, participants terminated for any other reason will forfeit their unvested non-qualified stock options, retain their vested non-qualified stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested non-qualified stock options. The 2019 Plan authorizes our Compensation Committee to provide for different treatment of non-qualified stock options upon termination than that described above, as determined in its discretion.
Incentive Stock Options. An incentive stock option is a stock option that meets the requirements of Section 422 of the Internal Revenue Code, as amended. Incentive stock options may be granted only to our employees or employees of certain of our subsidiaries and must have an exercise price of no less than 100% of the fair market value (or 110% with respect to a 10% shareholder) of a share of common stock on the grant date and a term of no more than ten years (or five years with respect to a 10% shareholder). The aggregate fair market value, determined at the time of grant, of our common stock subject to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. The 2019 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of incentive stock options will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The 2019 Plan also provides that participants terminated for “cause” will forfeit all of their incentive stock options, whether or not vested. Except in connection with a change in control (as defined under the 2019 Plan) and a qualifying termination of service, participants terminated for any other reason will forfeit their unvested incentive stock options, retain their vested incentive stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested incentive stock options, unless such appreciation right expires sooner. The 2019 Plan authorizes our Compensation Committee to provide for different treatment of incentive stock options upon termination than that described above, as determined in its discretion.
Stock Appreciation Rights. A stock appreciation right entitles the participant to receive an amount equal to the difference between the fair market value of our common stock on the exercise date and the base price of the stock appreciation right that is set by our Compensation Committee on the grant date, multiplied by the number of shares of common stock subject to the stock appreciation right. The term of a stock appreciation right will be set by our Compensation Committee but may not exceed ten years from the grant date. Payment to a participant upon the exercise of a stock appreciation right may be either in cash, stock or property as specified in the award agreement or as determined by our Compensation Committee. The 2019 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of stock appreciation rights will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The 2019 Plan provides that participants terminated for “cause” will forfeit all of their stock appreciation rights, whether or not vested. Except in connection with a change in control (as defined under the 2019 Plan) and a qualifying termination of service, participants terminated for any other reason will forfeit their unvested stock appreciation rights, retain their vested stock appreciation rights, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights. The 2019 Plan authorizes our Compensation Committee to provide for different treatment of stock appreciation rights upon termination than that described above, as determined in its discretion.
Restricted Stock. A restricted stock award is an award of restricted common stock that does not vest until a specified period of time has elapsed and/or upon the achievement of performance or other conditions determined by our Compensation Committee, and which will be forfeited if the conditions to vesting are not met. During the period that any restrictions apply, transfer of the restricted common stock is generally prohibited. Unless otherwise specified in their award agreement, participants generally have all of the rights of a shareholder as to the restricted common stock, including the right to vote such common stock. However, any cash or stock dividends with respect to the restricted common stock will be withheld by us and will be subject to forfeiture to the same degree as the restricted common stock to which such dividends relate. The 2019 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of restricted stock awards will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. Except as otherwise provided by our Compensation Committee or in connection with a change in control (as defined under the 2019 Plan) and a qualifying termination of service, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock will cease, and as soon as practicable following the termination, we will repurchase all of such participant’s unvested restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price is equal to $0, the unvested restricted stock will be forfeited by the participant to us for no consideration.
Restricted Stock Units. A restricted stock unit is an unfunded and unsecured obligation to issue common stock (or an equivalent cash amount) to the participant in the future. Restricted stock units become payable on terms and conditions determined by our Compensation Committee and will vest and be settled at such times in cash, common stock, or other specified property, as determined by our Compensation Committee. Participants have no rights of a shareholder as to the restricted stock units, including no voting rights or rights to dividends, until the underlying common stock is issued or becomes payable to the participant. The 2019 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of restricted stock units will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. Except as otherwise provided by our Compensation Committee, or in connection with a change in control (as defined under the 2019 Plan) and a qualifying termination of service, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock units will cease, each of the participant’s outstanding unvested restricted stock units will be forfeited for no consideration as of the date of such termination, and any stock remaining undelivered with respect to the participant’s vested restricted stock units will be delivered on the delivery date specified in the applicable award agreement.
Treatment of Dividends and Dividend Equivalents on Unvested Awards. The 2019 Plan provides that, with respect to any award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) will be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and will only be paid at the time or times such vesting requirement(s)

are satisfied. Except as otherwise determined by the Compensation Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents will be paid on stock options or stock appreciation rights.
Performance Awards. Performance awards (which may be classified as performance stock or performance units) represent the right to receive certain amounts based on the achievement of pre-determined performance objectives during a designated performance period. The performance objectives that must be achieved before performance award is earned will be set forth in the applicable award agreement and our Compensation Committee will be responsible for setting the applicable performance objectives.
Performance goals may be established on the basis of a variety of attributes. Our Compensation Committee will make appropriate adjustments in the method of calculating the attainment of applicable performance goals to provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with “generally accepted accounting principles,” to any of the business criteria based on a variety of items of gain, loss, profit or expense.
Performance awards which have been earned as a result of the relevant performance goals being achieved may be paid in the form of cash, common stock or other awards (or some combination thereof) under the 2019 Plan. Except as otherwise provided by the Compensation Committee, or in connection with a change in control (as defined under the 2019 Plan) and a qualifying termination of service, if a participant is terminated for any reason, the participant will forfeit all performance awards held by such participant.
Other Stock-Based Compensation. Under the 2019 Plan, our Compensation Committee may grant other types of equity-based awards subject to such terms and conditions that our Compensation Committee may determine. Such awards may include the grant of dividend equivalents, which generally entitle the participant to receive amounts equal to the dividends that are paid on the stock underlying the award.
Adjustments
The aggregate number of shares of common stock reserved and available for issuance under the 2019 Plan, the individual limitations, the number of shares of common stock covered by each outstanding award and the price per share of common stock underlying each outstanding award will be equitably and proportionally adjusted or substituted, as determined by our Compensation Committee in its sole discretion, as to the number, price or kind of stock or other consideration subject to such awards in connection with stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in our capitalization affecting our common stock or our capital structure which occurs after the date of grant of any award, in connection with any extraordinary dividend declared and paid in respect of stock or in the event of any change in applicable law or circumstances that results in or could result in, as determined by the Compensation Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the 2019 Plan.
Corporate Events
In the event of a merger, amalgamation or consolidation involving us in which we are not the surviving corporation or in which we are the surviving corporation but the holders of our common stock receive securities of another corporation or other property or cash, a “change in control” (as defined in the 2019 Plan) or a reorganization, dissolution or liquidation of us, our Compensation Committee may, in its discretion, provide for the assumption or substitution of outstanding awards, accelerate the vesting of outstanding awards, cash-out outstanding awards or replace outstanding awards with a cash incentive program that preserves the value of the awards so replaced. With respect to any award that is assumed or substituted in connection with a “change in control,” the vesting, payment, purchase or distribution of such award will not be accelerated by reason of the “change in control” for any participant unless the participant’s employment is involuntarily terminated as a result of the “change in control” during the one-year period commencing on the “change in control.” The 2019 Plan defines a “change in control” as (a) the consummation of a merger or consolidation of the Company if more than 50% of the combined voting power of the continuing entity’s shares immediately after is owned by persons who were not shareholders of the Company immediately prior; (b) the sale, transfer or other disposition of substantially all of the Company’s assets; (c) individuals who constitute the Board cease to constitute at least a majority of the Board; (d) any transaction as a result of which any person becomes the “beneficial owner” of securities of the Company representing at least 50% of the total voting power; or (e) the completion of a liquidation or dissolution of the Company.

Transferability
Awards under the 2019 Plan may not be sold, transferred, pledged, or assigned other than by will or by the applicable laws of descent and distribution, unless (for awards other than incentive stock options) otherwise provided in an award agreement or determined by our Compensation Committee.
Amendment
Our Board of Directors or our Compensation Committee may amend the 2019 Plan or outstanding awards at any time. Our shareholders must approve any amendment if their approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which our common stock is listed. No amendment to the 2019 Plan or outstanding awards which materially impairs the right of a participant is permitted unless the participant consents in writing.
Termination
The 2019 Plan will terminate on the day before the tenth anniversary of the date our shareholders approve the 2019 Plan, although incentive stock options may not be granted following the earlier of the tenth anniversary of (i) the date the 2019 Plan is adopted by our Board of Directors and (ii) the date our shareholders approve the 2019 Plan. In addition, our Board of Directors or our Compensation Committee may suspend or terminate the 2019 Plan at any time. Following any such suspension or termination, the 2019 Plan will remain in effect to govern any then outstanding awards until such awards are forfeited, terminated or otherwise canceled or earned, exercised, settled or otherwise paid out, in accordance with their terms.
Clawback; Sub-Plans
All awards under the 2019 Plan will be subject to any incentive compensation clawback or recoupment policy currently in effect, or as may be adopted by our Board of Directors (or any committee or subcommittee thereof) and, in each case, as may be amended from time to time. In addition, our Compensation Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 2019 Plan by individuals who are non-U.S. nationals or are primarily employed or providing services outside the United States, and may modify the terms of any awards granted to such participants in a manner deemed by our Compensation Committee to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.
No-Repricing of Awards
No awards under the 2019 Plan may be repriced without shareholder approval. For purposes of the 2019 Plan, “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments resulting from stock splits), (ii) any other action that is treated as a repricing under generally accepted accounting principles and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying stock.
Certain U.S. Federal Income Tax Consequences
The following is a brief discussion of certain U.S. federal income tax consequences for awards granted under the 2019 Plan. The 2019 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of awards under the 2019 Plan are encouraged to consult with their own tax advisors.
Non-Qualified Stock Options and Stock Appreciation Rights. With respect to non-qualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the shares of common stock and the fair market value of the shares of common stock on the date of exercise (or, in the case of a cash-settled stock appreciation right, the cash received), and the participant’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the common stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares of common stock have been held, and no deduction will be allowed to such participant’s employer.

Incentive Stock Options. No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares of common stock at exercise over the exercise price in his or her alternative minimum taxable income. If shares of common stock are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant’s employer for federal income tax purposes.
If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.
Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.
Other Stock-Based Awards. The tax effects related to other stock-based awards under the 2019 Plan are dependent upon the structure of the particular award.
Withholding. At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal (including, except as described below, Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. If such participant’s year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($132,900 in 2019), such participant will not have to pay Social Security taxes on such amounts. The Company is required to report to the appropriate taxing authorities the ordinary income received by the participant, together with the amount of taxes withheld to the Internal Revenue Service and the appropriate state and local taxing authorities.
Section 162(m). Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and three next most highly compensated executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.
Section 409A. Certain awards under the 2019 Plan may be subject to Section 409A of the Code, which regulates “nonqualified deferred compensation” (as defined in Section 409A of the Code). If an award under the 2019 Plan (or any other Company plan) that is subject to Section 409A of the Code is not administered in compliance with Section 409A of the Code, then all compensation under the 2019 Plan that is considered “nonqualified deferred compensation” (and awards under any other Company plan that are required pursuant to Section 409A of the Code to be aggregated with the award under the 2019 Plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.
Certain Rules Applicable to “Insiders.” As a result of the rules under Section 16(b) of the Exchange Act, depending upon the particular exemption from the provisions of Section 16(b) utilized, “insiders” (as defined in Section 16(b)) may not receive the same tax treatment as set forth above with respect to the grant and/or exercise or settlement of awards. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular award. Insiders should check with their own tax advisors to ascertain the appropriate tax treatment for any particular award.

AUDIT COMMITTEE REPORT
Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes, acting in an oversight capacity relying on the information provided to it and on the representations made by management and the independent registered accounting firm.
In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2018, the Audit Committee (a) reviewed and discussed the audited financial statements with our management, (b) discussed with BDO USA, LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2018, the matters required to be discussed by the Public Company Accounting Oversight Board ("PCAOB") Auditing Standard 1301 (Communications with Audit Committees), and (c) has received and reviewed the written disclosures and the letter from BDO USA, LLP required by Rule 3526 of the PCAOB regarding BDO USA, LLP communications with the Audit Committee concerning independence and had discussed with BDO USA, LLP its independence.  Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.
Respectfully submitted:
T. Lawrence Way, Chair
Andrea Allon
Daniel K. Rothermel

The Audit Committee charter, a copy of which is available on our website at www.CustomersBank.com, then selecting "Investor Relations" and then "Governance Documents", sets forth the Audit Committee's purposes and responsibilities.  The three members of the Company's Audit Committee who participated in the review, discussion, and recommendation of this report are named above.  Each such member is independent, as independence for audit committee members is defined by New York Stock Exchange ("NYSE") rules.  The Board has determined, in its business judgment, that each such member of the Audit Committee is financially literate as required by NYSE rules and Andrea Allon qualifies as the "audit committee financial expert" as defined by SEC regulations.

BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT
Board of Directors
Our Board of Directors consists of individuals with considerable and diverse business experiences, backgrounds, skills and qualifications.  Collectively, they have a strong knowledge of our Company's business and markets and are committed to enhancing long-term shareholder value.  Our Nominating and Corporate Governance Committee is responsible for identifying and selecting director candidates who meet the evolving needs of our Company.  Director candidates must have the highest personal and professional ethics and integrity.  Additional criteria considered by the Nominating and Corporate Governance Committee in the director selection process includes the relevance of a candidate's experience to our business, enhancement of the diversity of experience of our Board, the candidate's independence from conflict or direct economic relationship with our Company, and the candidate's ability and willingness to devote the proper time to prepare for and attend meetings.  The Nominating and Corporate Governance Committee also takes into account whether a candidate satisfies the criteria for independence under the NYSE listing rules, and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise and literacy of a candidate, including whether the candidate qualifies as an Audit Committee financial expert pursuant to Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.  Consideration is also given to nominating persons with different perspectives and experience to enhance the deliberation and strategic decision making processes of our Board of Directors.
The names, ages, positions and business backgrounds of each of the Customers Bancorp, Inc. Directors are provided below.

Name	Director Since*	Position With Customers Bancorp	Age	Term Expires:
T. Lawrence Way	2005	Director	70	2020
Steven J. Zuckerman	2009	Director	55	2020
Bhanu Choudhrie	2009	Director	40	2021
Jay S. Sidhu	2009	Director, Chairman and Chief Executive Officer	67	2021
Andrea Allon	2016	Director	57	2019
Rick B. Burkey	2016	Director	73	2019
Daniel K. Rothermel	2009	Lead Independent Director	81	2019

*
Pre-2011 dates include services as a director of Customers Bank prior to its reorganization into a bank holding company structure pursuant to which Customers Bank became a wholly-owned subsidiary of the Company (the "Reorganization") on September 17, 2011.

Below are the biographies of our Directors, as well as information on their experience, qualifications and skills that support their service as a director of the Company:
Jay S. Sidhu, Chairman and Chief Executive Officer
Mr. Sidhu joined Customers Bank as Chairman and Chief Executive Officer in the second quarter of 2009. Before joining Customers Bank, Mr. Sidhu was the Chief Executive Officer of Sovereign Bank and Sovereign Bancorp, Inc. from 1989 and its Chairman from 2002 until his retirement on December 31, 2006. Mr. Sidhu was also the Chairman and Chief Executive Officer of Sidhu Advisors, LLC, a consulting firm from 2007 to 2009. Mr. Sidhu is a recipient of Financial World’s CEO of the year award, and was also named Turnaround Entrepreneur of the Year, while he was the CEO of Sovereign. In 2016, he was named Financial Technology Entrepreneur of the Year. He has received many other awards and honors, including a Hero of Liberty Award from the National Liberty Museum and Caron Foundation’s Citizen of the Year. Mr. Sidhu also serves as Executive Chairman of Megalith Financial Acquisition Corporation. Mr. Sidhu has also served on the boards of numerous businesses and not-for-profits, including as a member of the Board of Grupo Santander in Madrid, Spain and Atlantic Coast Financial Corporation in Jacksonville, Florida. He obtained a MBA from Wilkes University and is a graduate of Harvard Business School’s Leadership Course for CEOs. Mr. Sidhu also helped establish the Jay Sidhu School of Business and Leadership at Wilkes University.

Mr. Sidhu’s demonstration of day-to-day leadership, combined with his extensive banking sector experience, provide the Board with intimate knowledge of the Company's direction and strategic opportunities.

Daniel K. Rothermel, Lead Independent Director and Chairman of the Nominating and Corporate Governance Committee and Directors' Risk Committee
Mr. Rothermel has been the Chairman of the Board of Cumru Associates, Inc., a private holding company located in Reading, Pennsylvania, since January 1, 2013. Prior to that, and since 1989, he was President and Chief Executive Officer of Cumru Associates, Inc. Mr. Rothermel also served over twenty years on the Board of Directors of Sovereign Bancorp and Sovereign Bank. At Sovereign, he was lead independent Director and served on the Audit, Governance, and Risk Management Committees and was chairman of the Executive Committee. He is a graduate of Pennsylvania State University with a B.S. in Business Administration (finance and accounting) and of the Washington College of Law of the American University with a Juris Doctor.

Mr. Rothermel’s background as an attorney and general counsel, plus his extensive service as a Director of Sovereign Bank, provides a unique and valuable perspective to the Board.

Bhanu Choudhrie, Director
Mr. Choudhrie has served as a Director of Customers Bank since July 2009, and was an original member of Customers Bancorp’s Board. On January 30, 2013, the Company’s Board of Directors re-appointed Mr. Bhanu Choudhrie to a vacant Board seat with a term expiring in 2015. Mr. Choudhrie had stepped down as a Director in October 2011 pending the January 2013 notification of completion of the Federal Reserve Bank’s standard name check on him in connection with his U.K. citizenship. Mr. Choudhrie is a private equity investor with investments in the United States, United Kingdom, Europe and Asia. He is currently a Director of C&C Alpha Group Limited, a London based family private equity group. C&C Alpha Group was founded in 2002 and has its global headquarters in London and offices in several countries. Its team comprises entrepreneurs, financial analysts, project developers, project managers and consultants. Mr. Choudhrie is also Director of C&C Alpha Group Investments Ltd, a Dubai entity; and Director and officer of various investment and operating entities formed and/or doing business in the United States, United Kingdom, Europe and Asia. Mr. Choudhrie also currently serves as a Trustee of Path to Success, a United Kingdom registered charity, and as a Director and President for the Choudhrie Family Foundation, a U.S. Foundation. In March 2016, Mr. Choudhrie completed the Harvard Business School Owner/President Management Program.

Mr. Choudhrie's broad international expertise provides the Board with a global market perspective and private equity experience.

T. Lawrence Way, Director and Chairman of the Audit Committee
Mr. Way was the Chairman and CEO of Alco Industries, Inc., a diversified industrial manufacturing company, from 2000 until his retirement on December 31, 2010. During his 34 year career with Alco Industries, Mr. Way held a variety of positions including that of Chief Financial Officer and President. He is a Certified Public Accountant, received a Master’s in Business Administration from Mount St. Mary’s College, a Juris Doctor degree from Rutgers-Camden School of Law, and graduated from Tufts University. He has experience in varied areas of management, finance, operations, and mergers and acquisitions.

Mr. Way’s background as an attorney and Certified Public Accountant, as well as his experience leading a company through the current economic, social and governance issues as Chairman and Chief Executive Officer of Alco Industries, Inc., make him well-suited to serve on the Board.

Steven J. Zuckerman, Director and Chairman of the Compensation Committee
Mr. Zuckerman founded Clipper Magazine in 1983 as a junior at Franklin & Marshall College in Lancaster, PA. He graduated with a BA in Business Management in 1985 and went on to build Clipper into a nationwide media company with over 1,000 employees, publishing and direct mailing advertising magazines to 500 markets in 31 states. His subsidiary companies include Spencer Advertising, Total Loyalty Solutions, Clipper Web Development, Clipper Graphics and Jaxxon Promotions. In 2003, he sold his company to Gannett Corporation, publishers of USA Today. He continued as CEO until June 2013. Since 2013, Mr. Zuckerman is a partner and works in his real estate development firm, Oaktree Development Group, a minor league baseball team, The Lancaster Barnstormers, and other entrepreneurial ventures including a digital marketing company.

His experience in leadership, entrepreneurship, and building companies makes him uniquely situated to provide the Board with insight in the key areas of leadership development, marketing, and customer strategies.

Andrea Allon, Director
Andrea Allon has served as the Chief Operating Officer of the Chamber of Commerce for Greater Philadelphia since May 2006, one of the largest and oldest chambers of commerce in the United States. Prior to joining the Chamber, Ms. Allon was a Partner of Ernst & Young LLP overseeing audit services provided to public companies primarily in the financial services and technology industries. Ms. Allon spent over 20 years with Ernst & Young in the Philadelphia and New York offices and has also taught accounting and auditing at the college level as an adjunct instructor. Ms. Allon earned her MBA from Columbia University and a Bachelor of Science from the Wharton School of the University of Pennsylvania.

Ms. Allon's long experience in public accounting as well as her experience with the Chamber of Commerce provide the Board with may insights on business, internal controls, and governance matters that are of great value to the Board.

Rick B. Burkey, Director and Chairman of the Compliance Committee
Mr. Burkey graduated from Lehigh University with a B.S. degree in civil engineering. He has over 45 years of experience in Commercial and Industrial Construction and Real Estate Development. He currently serves as Chairman of the Board of Burkey Construction Co. and is a Director of Associated Construction & Management Corp. He is actively involved in the ownership and management of numerous real estate ventures including Industrial Park Development & Senior Housing. Previously serving on the Board of Berkshire Bank, Mr. Burkey now serves as a Director of Customers Bancorp, Inc., which acquired Berkshire Bank in 2011.

Mr. Burkey's insights into the real estate markets are important to the Board given Customer's loan portfolio composition.

Named Executive Officers
Members of the executive management team are an essential component of Customers' governance and risk management processes and the Company's success.  The Company exercises great care in the selection of its executive team members, carefully assessing the skills and personal attributes that each member brings to the organization.  As the leaders of the Company, the executive management team members are well qualified for their roles and work together with other management members to build the Company and create shareholder value.  Key recent business experience of each of the non-director named executive officers is as follows:
Richard A. Ehst, President and Chief Operating Officer – Age 72
Mr. Ehst joined Customers Bank as President and Chief Operating Officer in August 2009. Mr. Ehst was previously an Executive Vice President, Commercial Middle Market, Mid-Atlantic Division, of Sovereign Bank. Before this role, Mr. Ehst served as Regional President for Berks County from 2004 until 2009 and Managing Director of Corporate Communications for Sovereign from 2000 until 2004 where his responsibilities included reputation risk management and marketing services support systems. Before joining Sovereign Bank, Mr. Ehst was an independent consultant to more than 70 financial institutions in the mid-Atlantic region, including Sovereign Bank, where he provided guidance on regulatory matters, mergers and acquisitions and risk management.

Carla A. Leibold, Executive Vice President, Chief Financial Officer and Treasurer – Age 51
Ms. Leibold joined Customers Bank in 2013 as Senior Vice President, Chief Accounting Officer and Controller. Earlier in 2018, Ms. Leibold was promoted to Executive Vice President, Chief Accounting Officer and Controller. Prior to joining Customers Bank, Ms. Leibold served as the principal accounting officer for Farmer Mac where she was the Vice President and Controller from 2010-2013. She also served as the Director of Accounting and Financial Reporting of Farmer Mac from 2007-2010. Ms. Leibold started her career in public accounting and held various roles of increasing leadership responsibility at Sallie Mae and Freddie Mac before joining Farmer Mac. Ms. Leibold holds a B.S. in Accounting from The Pennsylvania State University. She is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants.

Steven J. Issa, Executive Vice President, Chief Lending Officer, New England President of Commercial/Specialty Lending – Age 64
Mr. Issa has been in the banking industry for over 40 years. In addition to being Chief Lending Officer and a Market President, Mr. Issa is responsible for New England Commercial Lending and Customers Commercial Finance, LLC, with loan commitments in excess of $1 billion dollars. Immediately prior to joining Customers Bank, Mr. Issa served as Executive Vice President/Managing Director Commercial/Specialty Lending at Flagstar Bank. Prior to Flagstar Bank, he spent thirteen years at Sovereign/Santander, as Regional President and Managing Director for the Southern New England Commercial/Specialty/Retail Banking Group. Prior to joining Sovereign, Mr. Issa served in a variety of executive positions with FleetBoston Financial and Shawmut Bank. Mr. Issa has been very active in the Rhode Island community, presently serving on the Boards of the Greater Providence Chamber of Commerce, Beacon Mutual Insurance Co., Presidents Council at Providence College, Miriam Hospital and the Governor’s

Commodore Advisory Boards. A native of Rhode Island, he holds an undergraduate degree in Accounting and an M.B.A. from Bryan University in Smithfield, R.I. He resides in Cumberland, Rhode Island.

Glenn A. Hedde, Executive Vice President and President of Customers Bank Warehouse Lending – Age 58
Mr. Hedde is the President of Customers Bank Warehouse Lending. He joined Customers Bank in August 2009. Mr. Hedde was the President of Commercial Operations at Popular Financial Holdings, LLC from 2000 to 2008. During his time at Popular Financial, Mr. Hedde was a member of a senior leadership team with direct responsibility for the management of $300+ million in warehouse lending. Additionally, Mr. Hedde was responsible for business development, risk management, collateral operations and compliance. Mr. Hedde worked in mortgage banking, business development and credit quality management for various companies including GE Capital Mortgage Services, Inc. and PNC Bank from 1992 through 2000.

BOARD AND CORPORATE GOVERNANCE
Customers Bancorp, Inc. is committed to maintaining sound corporate governance principles and the highest standards of ethical conduct, helping to ensure that we are in compliance with applicable corporate governance laws and regulations and supporting long-term shareholder value.

Ongoing Shareholder Engagement and Our Response
The Nominating and Corporate Governance Committee ("N&CG Committee") and Compensation Committee regularly consider the feedback received from shareholders, as well as outside proxy advisory services. The N&CG Committee Chairman was directly involved in outreach to our major institutional shareholders. The N&CG Committee, Compensation Committee, Audit Committee, full Board of Directors, and management are very appreciative of the willingness of our shareholders to provide their input, which has helped shape and strengthen our corporate governance in recent years. Engagement feedback related to corporate governance is discussed below, and feedback related to executive compensation is discussed more fully in the Compensation Discussion and Analysis section beginning on page 40.

	What We Heard from Shareholders	Customers' Response
Some of our shareholders advocated one or more of the following corporate governance changes:
Customers Bancorp has grown in a rapid but controlled manner. The Company believes that its corporate governance practices are generally in line with other small- and mid- cap bank peers, but recognizes that as it grows, it will transition away from practices designed for smaller companies, and gradually adopt the corporate governance practices of larger and more mature institutions.

•
With respect to the Board, our shareholders generally seek greater diversity, possible tenure limits, and a better understanding of how the Board evaluates its performance, composition, independence, and succession planning.

•	Our shareholders consider adopting a majority vote standard the most important governance change.	Over the past year, the Company took the following steps:
1) moved to an annual frequency for the Say on Pay vote, and
•	Moving to annual the say on pay votes would give shareholders the opportunity for more regular feedback on executive compensation.	2) is seeking shareholder approval for a majority voting standard for uncontested director elections.
As it continues to grow, the Company expects the N&CG Committee to continue to review and recommend the best path forward to the Board.

Corporate Governance Highlights
Customers' Board governance has many diverse elements, in general characterized by the following major highlights:

Board of Directors
•	A very experienced and diverse board: 14% female, 28% minority. The board takes diversity, experience director qualifications and Environmental, Social and Governance (ESG) matters very seriously
•	Six out of seven Directors are independent (the other is our CEO). Two have CPA licenses and all Directors offer significant financial expertise
•	Independent Lead Director who conducts regular executive sessions with and without Chairman and CEO; involved in formation of agendas of Board meetings, Board retreats, and Board / management retreats
•	The Compensation Committee is also charged with succession planning
•	All standing Board committees except Directors' Risk consist solely of independent Directors
•	Held 16 Board meetings in 2018
•	Board meets regularly in executive session
•	Over 96% attendance by Directors at 2018 Board meetings
•	The Board conducts an explicit examination of the roles and responsibilities of the overall Board as well as each of the Board Committees via the periodic completion of a performance self-assessment
•	Bi-annual off-site retreats to discuss corporate strategy, annual and three-year business plans, and strategic options, as well as Board access to various levels of management at the Company
•	100% of Directors serve on two or fewer public company boards; any director that is CEO of a public company serves on no more than one other public company board
•	The Board conducts a thorough strategic options analysis each year, with contributions from outside advisers

Shareholder Rights and Engagement
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N&CG Committee and Compensation Committee members, CEO, and senior management participated in our investor outreach program with the Company's largest institutional investors. The outreach program was conducted throughout the year. The Chairs of our Audit Committee, Compensation Committee, and Risk Committee also attended the company's Investor Day in October, meeting with many shareholders and analysts that cover the Company

•	Investor feedback drives continual enhancements to disclosures, compensation matters, and corporate governance
Compensation
•
All compensation is based upon a clearly defined, quantitative pay-for-performance compensation philosophy and model described in greater detail in the Compensation Discussion and Analysis section beginning on page 40

•	Multiple executive compensation clawback and recoupment requirements covering both cash and equity for annual and long-term awards
•	Stock ownership and retention policies for our non-management Directors and executive officers
•	Prohibit hedging of Company securities
•	Independent compensation consultant engaged by Compensation Committee
•
A thorough review of peer group is conducted annually to include similarly sized institutions in similar markets and similar lines of business, as well as certain other peers where the Company competes for talent or engages in a unique regional / national line of business

Strategy and Risk
•	Board oversight of Company's strategy, financial performance, risk management framework, and risk appetite including a thorough annual strategic option analysis
•	Risk oversight by full Board and its committees; twice annually hold off-site all-day Risk Summit meetings of Board and management
•
Directors' Risk Committee chaired by the Lead Independent Director includes members of the Board's standing committees. The Directors' Risk Committee held 10 meetings and 2 Company-wide Risk Summits in 2018

•	Board reinforcement and oversight of strong ethics and risk practices
•	Compensation programs consistent with risk management and safety and soundness considerations
•	Board oversight of CEO and management succession planning; a clear CEO & COO succession plan is in place
•	Active Bank Board engagement with regulatory matters through its Regulatory Management Committee
These highlights are examined in greater depth in the following review of Customers' corporate governance philosophy and practices.
Corporate Governance Principles
The Board of Directors has adopted Corporate Governance Guidelines to provide the framework for effective governance of the Board and the Company. These guidelines are available on the Company's website at www.customersbank.com, by selecting "Investor Relations," and then "Governance Documents."
The Company's mission and corporate purpose is to create a strong, sound and profitable financial services company committed to long-term growth in shareholder value. To guide the Company in achieving its mission, the Company has adopted certain corporate values to provide the foundation for the Company's corporate culture and to promote the highest ethical conduct among its Directors, officers and team members.
The Board of Directors of the Company is elected by its shareholders to oversee and advise management in the conduct of the Company's affairs and business and to guide management in the accomplishment of its mission to create shareholder value. In this regard, the Board continuously promotes an environment within the Company that is conducive to sound corporate governance, including periodic review, refinement and approval of these Corporate Governance Guidelines and the Code of Ethics and Business Conduct, and development of board committees that are designed to effectively accomplish the Board's oversight and advisory responsibilities.
Given the role of guiding the Company in the creation of shareholder value, the Board recognizes that the long-term economic interests of shareholders can often be furthered by giving appropriate and responsible consideration to the interests and concerns of other constituencies, such as the Company's customers, investors, team members and local communities, as well as government officials, regulatory agencies, and the general public.
Code of Ethics, Business Conduct, and ESG
Each of our Directors, officers and employees is required to comply with the Customers Bancorp, Inc. Code of Ethics and Business Conduct ("Code of Conduct") adopted by us. The Code of Conduct which is acknowledged annually by the Company's Directors, officers, and team members, sets forth policies covering a broad range of subjects and requires compliance with laws and regulations applicable to our business. The Code of Conduct is available on our website at www.customersbank.com, by selecting "Investor Relations," and then "Governance Documents;" any amendments to the Code of Conduct will be posted in the same location.
Unlawful sexual harassment, long a problem in many workplaces, remains one the most visible employment issues in corporate America today. Consistent with the Company’s current policies and processes, the Company and Board of Directors remain committed to a zero-tolerance policy regarding sexual harassment and behaviors that contribute to a hostile work environment. The Company and Board of Directors remain focused on the prevention of workplace harassment through the application of enhanced education and training to support and encourage a climate of mutual respect among all team members. Each of our Directors, officers and team members are required annually to review and provide acknowledgment of their understanding of the Company’s Code of Conduct. The Code of Conduct addresses the Company’s commitment to providing an inclusive, respectful, and non-discriminatory working environment, free from harassment or any other inappropriate conduct.
The Board of Directors recognizes the importance of its responsibilities as it relates to Environmental, Social and Governance (ESG) matters. The Board intends in 2019 to expand the duties of its Nominating and Corporate Governance Committee to include oversight of the Company's ESG responsibilities.
Risk Management
Banks are in the business of taking risk, and we consider prudent risk management key to our success over time. The responsibility for risk management begins with the Board of Directors. The Board is responsible for setting an appropriate tone at the top for risk culture. Further, the Board is responsible for challenging management and holding senior management accountable for the management of risk.
Management is responsible for producing the Company’s Risk Appetite Statement which is approved annually by the Board. Management sets the tone for risk throughout the organization and monitors areas of potential risk. At each regular meeting of the Board of Directors, management reports on risk and is responsible for escalating existing and emerging risks to the Board. Some of the key risks that we manage include liquidity, governance, credit, interest rate sensitivity, cybersecurity, and fraud.

Board of Directors / Board Committees		Senior Management / Management Committees
•	Set an appropriate tone at the top for risk culture	•	Provide updates to the Board of Directors or Risk Committee in a timely manner
•	Hold senior management accountable for adhering to Risk Management Framework (RMF)	•	Establish and implement RMF and Risk Appetite for annual board approval
•	Hold 1st and 2nd Line of Defense responsible for managing risk assessment of respective activities	•	Aggregate and report risk assessment results
•	Exercise independent judgment	•	Execute delegated authorities from the Board
•	Effectively challenge management and management committee	•	Escalate current and emerging risks to appropriate management committee(s)
•	Review and approve talent management, including succession planning	•	Formalize on-going training to all Directors
		•	Discuss and escalate current and emerging risks to appropriate Board committee(s)
		•	Provide effective challenge of risk decisions

Enterprise Risk Management (ERM) is a framework for risk management which includes identifying potential risks and opportunities, evaluation, determination of the right course of action, and on-going monitoring. The goal is to proactively identify potential sources of risk, manage them in a manner consistent with the Company’s risk appetite, and create a continual feedback loop. The diagram below illustrates Customers' ERM structure; the key risks, the Board of Directors active oversight role, key policies defining our risk tolerances and controls, the management committees responsible for governing compliance, and the executive officers responsible for day-to-day management of risks within the policy defined tolerances.

Director Independence Standards
All the Directors, other than the Chairman and CEO, are independent Directors as determined by the Board.  The Board has adopted the Director Independence Standards set forth in our Corporate Governance Guidelines to assist the Board in making director independence determinations. The Director Independence Standards are intended to comply with the New York Stock Exchange ("NYSE") corporate governance rules, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the implementing rules of the Securities and Exchange Commission ("SEC") thereunder (or any other legal or regulatory requirements, as applicable) and the Federal Deposit Insurance Corporation Improvement Act. The Board, with the assistance of the N&CG Committee, will make independence determinations on an annual basis at the time the Board approves director nominees for inclusion in the Proxy Statement and, if a director joins the Board between annual meetings, at such time based on the applicable NYSE requirements and an evaluation of all of the relevant facts and circumstances.
Directors are requested to inform the Chair of the N&CG Committee and the Chief Executive Officer of any circumstance that might reasonably affect his or her independence under the requirements of the NYSE and these guidelines. If so notified, the Board, with the assistance of the Committee, will re-evaluate, as promptly as practicable thereafter, such director's independence. The Board will include the Chief Executive Officer, and the Board may elect or nominate other members of management as Directors.
Of the Directors of the Company who have served during 2018, each of Messrs. Choudhrie, Burkey, Rothermel, Way, and Zuckerman and Ms. Allon (who remain as current Directors of the Company) is considered independent, as independence for Board members is defined under NYSE rules. In determining whether these Directors met the definition of an independent director, the Board of Directors considered routine banking transactions between Customers Bank or its affiliates and certain of the Directors, their family members and businesses with whom they are associated, such as loans, deposit accounts, routine purchases of insurance or securities brokerage products, any overdrafts that may have occurred on deposit accounts, any contributions we made to non-profit organizations with whom any of the Directors are associated, and any transactions that are discussed under "Transactions With Related Parties."

Stock Ownership Requirements & Prohibition of Hedging
In 2016, the Board adopted a stock ownership policy for Directors and executive management. There is a five year implementation period for Directors and management to reach the targeted level of stock ownership, which means that covered persons have until at least January 2021 to reach targeted ownership levels.
Each non-management director is required to own shares of the Company's common stock having a value equal to five times the annual cash retainer. Directors have five years from their appointment to the board to reach the targeted level, and then they must maintain at least that stock ownership level while serving as a member of the Board and for one year after service as a director terminates.
In addition, key members of the executive management team are required to own shares of the Company's common stock.  The share ownership requirement is intended to align the interests of the executive with the interests of the shareholders so that decisions are consistently made considering the shareholders' interests.  The ownership requirement varies from six times the executive's (Chief Executive Officer's) base salary, to three times the executive's (Chief Operating and Chief Financial Officers') base salary, to one times the executive's (as determined by the Board of Directors, primarily Executive Vice Presidents') base salary.
Under our Code of Conduct, our officers, Directors and team members are prohibited from short selling of or other hedging transactions involving Company securities, or the purchase or sale of derivatives related to the Company securities.
Board Responsibilities
The Board of Directors has many responsibilities, some requiring a very diverse set of general management as well as specific skills.
The primary functions of the Board of Directors of the Company include the following:

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Act in the best interests of the Company and its shareholders, and set a climate of corporate trust, confidence and overall transparency. In discharging these responsibilities, the Board relies on the expertise, honesty and integrity of the Company's executive management, other senior officers, the internal audit function, the independent accountants, and outside advisors and consultants.

•
Ensure policies and processes are in place for maintaining the integrity and reputation of the Company and reinforcing a culture of ethical conduct of business, compliance with laws and regulations and management of all key business risks.

•	Develop strategic direction and hold management accountable for the execution of strategy, once it is developed.

•	Oversee the direction and management of the Company.

•	Establish and periodically review, update and amend corporate governance guidelines.

•	Establish and periodically review, update and amend codes of ethics and other appropriate policies for Directors, officers and team members.

•
Establish and periodically review key policies guiding management in the level of risk the Company is willing to assume, including credit, liquidity, interest rate, operational, reputational, regulatory, and other risks.

•	Review, advise, consult and approve business strategies and the strategic plan constructed to guide management's efforts to enhance long-term shareholder value.

•	Oversee and evaluate internal control systems and processes, financial reporting, and public disclosure of information.

•	Oversee and evaluate management's implementation of, and compliance with, the Company's risk management policies.

•	Monitor corporate performance on an on-going basis against the profit plan and the performance of peer companies.

•	Periodically review the Chief Executive Officer's performance and annually approve his compensation.

•	Conduct management succession planning and review.

•	Conduct a self-evaluation at least annually to determine whether the Board and its committees are functioning effectively.
The Board executes its oversight responsibilities directly and through its committees.

Director Qualifications
The N&CG Committee identifies or evaluates and recommends candidates for Board membership to the Board. The Board has approved the following minimum qualifications for first-time nominees for director: (i) individuals of the highest character and integrity, (ii) a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role (e.g., chief executive officer, managing partner, president) in a large or recognized organization or governmental entity; (iii) financial literacy or other professional or business experience relevant to an understanding of the Company and its business; and (iv) a demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment. In identifying candidates, nominees for director, or evaluating individuals recommended by shareholders, the N&CG Committee shall determine, in its sole discretion, whether an individual meets the minimum qualifications approved by the Board and will consider the current composition of the Board in light of the diverse communities and geographies served by the Company and the interplay of the candidate's or nominee's experience, education, skills, background, gender, race, ethnicity and other qualities and attributes with those of the other Board members, as well as such other factors as the N&CG Committee deems appropriate.
Director Nominations
Our bylaws contain provisions that address the process by which a shareholder may nominate a candidate to stand for election to the Board of Directors at our Annual Meeting of Shareholders.  In evaluating director nominees, the N&CG Committee considers the following factors:

•	The appropriate size of our Board of Directors and its committees;

•	The perceived needs of the Board for particular skills, background, and business experience;

•	The skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board; and

•	The nominees' independence.
There are no stated minimum criteria for director nominees, and the N&CG Committee may also consider such other factors as it may deem are in our best interests and the interests of our shareholders. The N&CG Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an "Audit Committee financial expert," that a majority of the members of the Board meet the definition of "independent director" under NYSE rules, and that one or more key members of management participate as members of the Board.
While we have no formal policy with respect to diversity on the Board, in order to enhance the overall quality of the Board's deliberations and decisions, the N&CG Committee seeks candidates with diverse professional backgrounds and experiences, representing a mix of industries and professions, and with varied skill sets and expertise.
The N&CG Committee identifies nominees by first evaluating the current members of the expiring class of Directors willing to continue in service. Current members of the expiring class with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service, by members of the expiring class with that of obtaining a new perspective. If any member of the expiring class does not wish to continue in service or if the N&CG Committee or the Board decides not to re-nominate a member for reelection, the N&CG Committee identifies the desired skills and experience of a new nominee, and discusses with the Board suggestions as to individuals that meet the criteria. The N&CG Committee has not in the past engaged third parties to identify, evaluate, or assist in identifying potential nominees, but relies on community and business contacts it has established through its Directors, officers and professional advisors to help it identify potential director candidates when a specific need is identified.
The N&CG Committee will evaluate any recommendation for a director nominee proposed by a shareholder. In order to be evaluated in connection with the N&CG Committee procedures for evaluating potential director nominees, any recommendation for director nominee must be submitted in accordance with our procedures for shareholder nominees described below. In particular, all nominations made by a shareholder must be made in writing, delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, to the Secretary of the Company (at our corporate headquarters in Wyomissing, Pennsylvania) and received by the Secretary not less than ninety (90) days nor more than one hundred and twenty (120) days prior to any meeting of the shareholders called for the election of Directors. If the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so received not earlier than the one hundred and twentieth (120 th) day prior to such annual meeting and not later than the later of the ninetieth (90 th) day prior to such annual meeting or the tenth (10 th) day following the day on which public announcement (by press release reported by a national news service or an SEC filing pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act")) is first made by the Company of the date of the annual meeting.
Every nomination must include: (a) the consent of the person nominated to serve as a director if elected; (b) the name, age, business address and residence address of the nominee; (c) the principal occupation or employment of the nominee; (d) the class and number of shares of the Company beneficially owned by the nominee; (e) the name and address of the notifying shareholder; (f) the class and number of shares of the Company owned by the notifying shareholder; (g) any option, warrant, convertible security, stock appreciation right, or other derivative positions held or beneficially held (directly or indirectly) by such shareholder or such beneficial owner and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic profit of such shareholder or such beneficial owner with respect to the Company's securities; (h) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or beneficial owner, if any, has a right to vote any shares of any security of the Company or has granted any such right to any person or persons; (i) a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by shareholder and the reasons for such nomination; (j) all information that would be relevant to a determination by the Board of Directors in its sole discretion as to whether the nominee proposed by such shareholder is "independent" within the meaning of all applicable securities law, and stock exchange requirements; (k) all information that would be relevant to a determination by the Board of Directors (or any relevant committee) in its sole discretion as to whether the nominee proposed by such shareholder meets the standards for Board membership set forth by the Board of Directors (or any committee thereof) in any publicly available documents, and (l) all other information relating to the nominee and the notifying shareholder that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 there under (including such person's written consent to being named in the Proxy Statement as a nominee).  Additionally, the nomination must be accompanied by the nominee's acknowledgment and agreement (in form reasonably acceptable to the Board of Directors) that (x) he or she is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Company, or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Company, with such person's fiduciary duties under applicable law; and (y) if elected, he or she would  meet and comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
Board Leadership and Oversight
Chairman of the Board
Given the existence of a Lead Independent Director and the Company's overall governance profile, as well as the Board's belief that it should maintain the flexibility to determine the leadership of the Company, the Board does not have a fixed policy regarding the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board believes that the Board should select the Chairman of the Board, from time to time, based on criteria that it deems to be in the best interests of the Company and its shareholders.
The Board of Directors believes that our Chief Executive Officer is best suited to serve as Chairman because he is the director most familiar with our business and the financial services industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  Independent Directors and management have different perspectives and roles in strategy development. Our independent Directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings industry-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes effective strategy development, and its execution, and facilitates information flow between management and the Board, which are essential to effective governance.
As noted above, one of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with a Lead Independent Director having the duties described below, is in the best interest of shareholders because it provides the appropriate balance between management and strategy development on the one hand and independent oversight on the other.
Lead Independent Director
Daniel K. Rothermel, an independent director who serves as Chairman of the N&CG Committee and the Directors' Risk Committee, was selected by the Board of Directors to serve as the Lead Independent Director. As Lead Independent Director, Mr. Rothermel presides over all Board meetings when the Chairman is not present, and presides over meetings of the non-management Directors held in executive session. The Lead Independent Director also has the responsibilities to (i) following consultation with the Chairman and Chief Executive Officer and other Directors, approve Board meeting agendas and schedules, assuring that there is sufficient time for discussion of all agenda items; (ii) call special meetings or executive sessions of the Board and call and chair executive sessions or meetings of the non-management or independent Directors and, as appropriate, provide feedback to the Chairman and Chief Executive Officer, and otherwise serve as a liaison between the independent Directors and the Chairman;

(iii) work with committee chairs to ensure coordinated coverage of Board responsibilities; (iv) facilitate communication between the Board and senior management, including advising the Chairman and the Chief Executive Officer of the Board's informational needs and approving the types and forms of information sent to the Board; (v) serve as an additional point of contact for Board members and shareholders, and be available for consultation and direct communication with major shareholders; (vi) facilitate the Board's review and consideration of shareholder proposals properly submitted for inclusion in the Company's annual Proxy Statement; (vii) serve as a "sounding board" and advisor to the Chairman and Chief Executive Officer; (viii) contribute to the performance review of the Chairman and Chief Executive Officer; and (ix) stay informed about the strategy and performance of the Company and reinforce that expectation for all Board members. The Lead Independent Director also has the responsibility of acting as a liaison between management and the non-management Directors, advising the Chairman and Chief Executive Officer on the efficiency of the Board meetings, and facilitating teamwork and communication between the non-management Directors and management.
Board of Directors Oversight
As a commercial bank, Customers operates in a world with many various risks that must be effectively controlled in order for the Company to achieve its mission of increasing shareholder value.  The Board of Directors believes that establishing the right "tone at the top" and full and open communication between management and the Board of Directors are essential for effective risk management and oversight and accomplishment of its mission.  The Board has established key committees to help it in its oversight of the Company's risks, specifically the Directors' Risk Committee, the Audit Committee, the Compensation Committee, and the N&CG Committee.
At each regular Board meeting, the Directors receive a summary on areas of material interest or risk to Customers from each of the respective Board committee chairpersons conducting meetings between Board meetings.  In addition, the Chairperson of the Customers Bank Board Consumer Compliance Committee and Regulatory Management Committee, committees formed at the Bank Board level to specifically oversee Bank compliance with laws and regulations, also reports to the Company's Board. These summary reports are generally oral, although can be in writing, and assist the Directors in the early identification of emerging issues and risks to the Company accomplishing its mission of creating shareholder value. The Board of Customers also created a Management Risk Committee to monitor and oversee all risks of Customers Bank in a more detailed fashion. The Board will regularly ask a committee to investigate or focus on emerging risks or issues. The committees will also provide guidance and make recommendations to management on how to best approach issues and risks and bring any material issues to the attention of the full Board.
The Board committees are briefly explained in the following paragraphs, and their responsibilities more fully described in the immediately following sections.
The Board has established a Directors' Risk Committee which reports and assists the Board of Directors on overseeing and reviewing information regarding our enterprise risk management framework.  The Directors' Risk Committee defines the risk appetite of the Company, and oversees the risks assumed by the Company to ensure consistency with the risk appetite.  Members of management may be invited by the Directors' Risk Committee to attend meetings thereof.  The Directors' Risk Committee held a Company-wide Risk Summit twice in 2018 with the Directors, management and select experts.  The Chief Risk Officer reports directly to the Directors' Risk Committee to facilitate clear unfettered communication between the risk professionals and the Board.
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to areas of financial reporting including those related to accounting regulation. The Audit Committee consists of independent, non-executive Directors free from any relationship that would interfere with the exercise of his or her independent judgment. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee reviews the independence and performance of the auditors and annually recommends to the Board of Directors the appointment of the independent auditors or approves any discharge of auditors when circumstances warrant. The chief internal auditor reports directly to the Audit Committee to facilitate clear unfettered communication between the internal audit team and the Board. The annual internal audit risk assessment and internal audit plan are approved by the Audit Committee. The Audit Committee performs other oversight functions as requested by the Board of Directors.
The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to our compensation policies and programs and the related risks. The N&CG Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board of Directors organization and membership, and succession planning for our Directors.
Board Committees
The by-laws of the Company give the Board authority to designate the committees of the Board.  The committee structure and committee assignments are reviewed annually by the Board and the Board assigns Board members to various committees. The Board believes that experience and continuity are more important than mandatory rotation of committee assignments or chairs.

Standing committees include: Directors' Risk, Audit, Compensation, and N&CG Committee, each of which is comprised principally (or exclusively, as noted) of non-management Directors and has regularly scheduled meetings and as needed meetings.  Pursuant to the Company's bylaws, the Board of Directors has the ability to establish such other permanent or temporary committees as the Board deems necessary for the proper conduct of the business of the Company.  The Audit, Compensation, and N&CG Committees are comprised exclusively of Directors who meet the criteria for independence required by the NYSE and all other applicable laws, rules and regulations regarding director independence.  The Directors' Risk Committee includes a Director who also serves as Chief Executive Officer. Management Directors may attend the general session of any regularly scheduled committee meeting at the pleasure of the committee chair.
Each committee has its own charter that complies with the NYSE corporate governance listing standards and any other applicable laws, rules and regulations.  Each charter sets forth the purposes and responsibilities of the committee as well as legal or other requirements affecting the committee, the source of the committee's authority, minimum membership, membership requirements, the minimum number of meetings per year and procedures for committee member appointment. The charters also address committees reporting to the Board and provide for periodic self-evaluation.
The committee chair, in consultation with management and other committee members, develops the committee's agenda. The committee chair, in consultation with the Chairman, Lead Independent Director and/or other committee members, determines whether special committee meetings or longer meetings are advisable. The committee chair reports on a committee's meeting at the full Board meeting following the committee meeting.
The Board's standing committees also may act as committees of Customers Bank pursuant to the authorization granted to those committees by the governing documents of and resolutions adopted by the Bank's Board of Directors and the Company's Board. Each standing committee shall exercise its oversight responsibilities with the understanding that the Bank's interests are not to be subordinated to the interests of the parent holding company in a way as to jeopardize the safety and soundness of the Bank.
Board Committee Membership
The table below highlights the membership composition of our Directors on our Board committees for the Company:

Nominating and Corporate Governance
Name	Executive		Audit	Risk	Compensation
Andrea Allon			X	X
Rick Burkey		X		X
Bhanu Choudhrie	X
Daniel K. Rothermel	X	X*	X	X*	X
Jay S. Sidhu	X*			X
T. Lawrence Way		X	X*	X
Steven J. Zuckerman		X			X*

* Committee Chair

Committee Charters
The Directors' Risk, Audit, Compensation, and N&CG Committees have each adopted charters which are available on our website, www.customersbank.com, by selecting "Investor Relations," and then "Governance Documents."
Board of Directors Meeting Attendance
Customers' Board of Directors is scheduled to meet monthly, or as needed.  In 2018, the Company's Board of Directors met 16 times. Each of the Company's 2018 Directors attended 75% or more of the applicable meetings of the full Board of Directors and the committees of the Board on which he or she served in 2018.
While we have no formal policy regarding director attendance at our Annual Meeting, we make every effort to schedule our Annual Meeting at a time and date to maximize attendance by Directors, taking into account the Directors' schedules. We believe that Annual Meetings provide an opportunity for shareholders to communicate with Directors and have requested that all Directors make every effort to attend our Annual Meetings. Historically, with few exceptions, all of the Directors have done so.  Six of the seven Directors attended the 2018 Annual Meeting of the shareholders.

Board Committee Descriptions and Responsibilities
Following is a more detailed description of each of the Board committees and their responsibilities:
Directors' Risk Committee
The Directors' Risk Committee reports and assists the Board of Directors in overseeing and reviewing the information regarding our enterprise risk management framework, including the policies, procedures and practices employed to manage credit risk, market risk, operational risk, legal/compliance risk, information technology risk, cyber security risk and regulatory risk. For this purpose, the Directors' Risk Committee performs the following functions:

•
Reviews and approves the charters of the Directors' Risk Committee, Management ALCO and Management Risk Committees. The Committee reviews and approves our significant risk assessment and risk management policies. In addition, the Committee retains the ability to authorize management to develop and implement any additional policies relating to risk assessment and management;

•	Receives information from the Chief Credit Officer and discusses matters related to the management of credit risk as appropriate;

•
Receives information from the Chief Executive Officer, Chief Financial Officer and director of Enterprise Risk Management regarding the activities of Management and ALCO Committees and discusses matters related to the management of market risk and our aggregate risk profile as appropriate;

•	Receives information from the Chief Internal Auditor regarding matters related to risk management throughout the enterprise as appropriate;

•	Receives information from the General Counsel regarding matters related to legal and compliance risk;

•
Identifies and prioritizes the risk factors and projected mitigation strategies associated with each CAMELS+ component. In so doing, the Committee has assigned responsibility of each risk factor to management and continuously monitors performance and controls;

•	Receives and discusses information regarding the allowance for loan and lease loss estimation methodology and estimates;

•	Identifies key ratios and established risk tolerance thresholds in order to assess the current and projected level of risk; and

•
Reviews the overall enterprise risk priorities and discusses the strategic initiatives required to improve our risk profile. As part of these reviews, discusses both internal and external factors that could impact the risk portion of the enterprise.

The Directors' Risk Committee held ten meetings and two Company-wide Risk Summits in 2018.  The Directors' Risk Committee Charter is available on our website at www.customersbank.com, by selecting "Investor Relations," "Governance Documents," and finally selecting the Risk Committee Charter.
Audit Committee
The Audit Committee oversees our accounting and financial reporting processes, the effectiveness of internal controls over financial reporting and operational areas, and the audits of our financial statements and internal control effectiveness assertions. For this purpose, the Audit Committee performs several functions:

•	Approves in advance the engagement of the independent registered public accounting firm for all audit and non-audit services, and approves the fees and other terms of the engagement;

•
Maintains responsibility for the appointment, compensation, oversight, retention and termination of our independent registered public accounting firm and evaluates the qualifications, performance, and independence of the independent registered public accounting firm;

•
Establishes, maintains and oversees procedures to facilitate the receipt, retention and treatment of complaints received from third parties regarding accounting, internal accounting controls, or auditing matters;

•
Reviews and discusses, with our independent registered public accounting firm, the adequacy and effectiveness of the Company's internal controls, including any significant deficiencies in the design or operation of internal controls and significant changes in internal controls reported by the independent auditor or management, and reviews and discusses reports from management and Internal Audit regarding the Company's internal controls and procedures;

•
Reviews the critical accounting policies and alternative treatments of financial information discussed by the independent registered public accounting firm with management, and reviews with management significant judgments made in the preparation of the financial statements;

•	Reviews, with management and our independent registered public accounting firm, our financial reporting processes and internal financial controls;

•	Reviews the annual audited financial statements and recommends to the Board of Directors their inclusion in our Annual Report;

•	Reviews the quarterly financial statements and earnings press releases;

•	Reviews and approves related party transactions;

•
Periodically reviews and discusses with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard 1301 (Communications with Audit Committees) and any formal written statements received from the independent registered public accounting firm; and

•
Meets with the external audit firm, chief internal auditor, chief financial officer, and chief accounting officer in executive session to discuss matters of concern or the overall conduct of the financial activities of the Company.

The Board of Directors has determined that each member of the Audit Committee in 2018 was independent as independence for Audit Committee members is defined under the NYSE rules, and has further determined the members meet the financial and accounting expertise and literacy standards pursuant to Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Board determined that Ms. Allon qualified as an "audit committee financial expert" within the meaning of the rules of the SEC and the NYSE.
The Audit Committee held 24 meetings during 2018.
The Audit Committee Charter is available on our website at www.customersbank.com, by selecting "Investor Relations," "Governance Documents," and finally selecting the Audit Committee Charter.
Compensation Committee
The Compensation Committee is charged with the responsibility of the development and oversight of the Company's compensation philosophy for compensating executive management, officers and other key personnel.  It is the Company's objective to compensate its team members at a level sufficient to attract, motivate, and retain the talent needed to achieve the Company's mission to create shareholder value. The Compensation Committee determines that the officers and key management personnel of the Company are compensated with salary, supplemental and incentive compensation, and benefits that are consistent with its philosophy and mission.
The Compensation Committee Charter is available on our website at www.customersbank.com, by selecting "Investor Relations," "Governance Documents," and finally selecting the Compensation Committee Charter.
The Compensation Committee's duties include the following:

•
Review, evaluate, and recommend to the Board the compensation of, and benefits provided to, the Company's executive officers, including the Chief Executive Officer, at least annually, and report to the Board concerning its recommendations for final Board approval; provided that the Chief Executive Officer may not be present during voting or deliberations on his or her compensation;

•	Consider the effectiveness of risk management strategies utilized during the year and the value of similar incentives to the senior executive officers of comparable companies;

•
Review and approve corporate goals and objectives relevant to the compensation of the executive officers, evaluate the performance of the executive officers in light of those goals and objectives, and approve the level of the executive officers' compensation based on that evaluation, subject to final approval by the Board;

•	Annually review and adjust (if necessary) the selected peer group used to benchmark appropriate compensation levels;

•
Administer the Company's equity incentive plans, including without limitation, making grants (subject to final approval by the Board) and monitoring awards under such plans, interpreting the terms of such plans and taking such other actions as contemplated by such plans;

•	Review and advise on: (i) general salary, (ii) employee benefits, and (iii) other general compensation matters, with the Company's management;

•
Annually review and assess compensation programs to determine if they expose the Company to unnecessary or excessive risk and to implement policies and practices that may help manage and monitor such risk within acceptable parameters; and

•
Review and discuss with management the Compensation Discussion and Analysis ("CD&A") and related disclosures to be included in the Company's annual Proxy Statement or annual report on Form 10-K ("SEC Filings") and, based thereon, determine whether to recommend to the Board that the CD&A be included in the Company's annual Proxy Statement or annual report on Form 10-K.

For additional details regarding the Compensation Committee's role in determining executive compensation, please see "Executive Compensation; Compensation Discussion and Analysis" beginning at page 40 of this Proxy Statement.
The Compensation Committee held 3 meetings during 2018.
To execute its responsibilities, the Compensation Committee may determine it is advisable to use expert compensation consultants, legal counsel or other advisers.  The Compensation Committee is authorized as follows:

•	The Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser.

•
The Committee shall be directly responsible for the appointment, termination, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the Committee.

•
The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the Committee.

•
The Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Committee, other than in-house legal counsel, only after taking any potential conflicts of interest into consideration.

Compensation Committee Member Independence
The Board of Directors has determined that the members of the Compensation Committee in 2018, Mr. Zuckerman and Mr. Rothermel, were independent as independence for Compensation Committee members is defined under the NYSE rules.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K nor any other interlocking relationships as defined by the SEC.  Our Code of Ethics and Business Conduct prohibits any transactions between Compensation Committee members and the Company or any insiders, other than for routine banking activities.
Risk Assessment of Compensation Policies and Practices
During 2017, our management team, with the assistance of our consultant, Compensation Advisors, conducted an assessment of the risks related to or arising from our compensation policies and practices. The Compensation Committee reviewed and discussed this risk assessment with management and Compensation Advisors. Based on this assessment, the Compensation Committee determined that any risks arising from our compensation policies and practices for our team members are not reasonably likely to have a material adverse effect on the Company.
The Compensation Committee has been informed of questions and suggestions made regarding compensation practices and metrics by shareholders collected as part of Customers' investor outreach efforts. The most significant of these comments and suggestions are presented the Compensation Discussion and Analysis section of this proxy beginning on page 40.
Nominating and Corporate Governance Committee
Among its responsibilities, the N&CG Committee has responsibility for identifying and evaluating candidates for director and recommending the nomination of Directors to the full Board. The Nominating and Corporate Governance Committee Charter is available on our website at www.customersbank.com, by selecting "Investor Relations," "Governance Documents," and finally selecting the Nominating and Corporate Governance Committee Charter.  This Committee:

•	Reviews and assesses the adequacy of our corporate governance guidelines, personal codes of conduct and related internal policies and guidelines;

•	Assists the Board in interpreting and applying corporate governance guidelines, and recommends any proposed changes to the Board for approval; and

•	Makes recommendations to the Board regarding non-management director compensation.
The Board has determined that each member of the N&CG Committee in 2018 was independent as defined under NYSE rules.
The N&CG Committee held 2 meetings during 2018.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
The following Compensation Discussion & Analysis (“CD&A”) provides an overview of the Company's philosophy, objectives, process, and structure of our 2018 executive compensation program. Further, it discusses our Compensation Committee’s rationale and decision-making process. This CD&A is intended to be read in conjunction with the tables which immediately follow this section and the accompanying narrative disclosure, which provide further historical compensation information for our 2018 named executive officers (“NEOs”):

Jay S. Sidhu	Chairman & Chief Executive Officer
Richard A. Ehst	President & Chief Operating Officer
Carla A. Leibold*	Executive Vice President & Chief Financial Officer
Glenn A. Hedde	Executive Vice President & President of Banking to Mortgage Companies
Steven J. Issa	Executive Vice President & Chief Lending Officer
Robert E. Wahlman	Former Executive Vice President & Chief Financial Officer
*Carla A. Leibold was promoted to Executive Vice President and Chief Financial Officer following Robert E. Wahlman’s resignation in November 2018.

I. Executive Summary
In 2018, the Company made great strides in delivering on its operational and financial strategic goals. This included generating core earnings per share of $2.43, a year-over-year increase of approximately 10%; improving our capital ratios; growing commercial and industrial loans by 20%; increasing demand deposits by 22%; and decreasing lower-yielding multi-family and commercial real estate loans by $455 million, or approximately 10%. In 2019, we will remain focused on further improving our profitability and our capital ratios, strengthening the balance sheet through a remix in our assets and liabilities, expanding our net interest margin and increasing our ROAA and ROCE, as targets along our path to earning $3 in Core EPS in 2020 and $4+ in Core EPS within 3-4 years, which we expect to drive significant shareholder value creation.
Going forward, we will focus on five key strategic priorities:

1)	Create shareholder value through improved profitability

2)	Focus and grow core banking operations

3)	Achieve profitability at BankMobile and grow for 2-3 years before monetizing the investment

4)	Improve our mix of assets and liabilities, seeking a net interest margin of 2.75% or higher by the end of 2019

5)	Deploy excess capital to benefit shareholders
To successfully achieve each of these priorities, we must continue to employ and motivate a highly-talented executive team. Our Compensation Committee believes that executive compensation should be linked to the Company's overall financial performance, strategic success and shareholder returns, and the contribution of its executives to that performance and success. Our executive compensation program is designed to attract highly qualified individuals, retain those individuals in a competitive marketplace for executive talent and motivate performance in a manner that supports achievement of our mission of increasing shareholder value while ensuring that these programs do not encourage excessive risks that threaten the value of the Company.
We believe our executive compensation program as developed and implemented, as presented in this CD&A, achieves these objectives.
How Our Pay Program Works
Our guiding principle is to establish compensation programs that are fair and reasonable, market competitive and performance driven. Our compensation programs are designed to attract, motivate and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. When doing this, our Compensation Committee is mindful to align the interests of our executives with those of our shareholders in order to attain our ultimate objective of driving long-term, sustainable shareholder value. Our compensation program utilizes three primary elements:

Target Pay Mix
We utilize the above-mentioned primary compensation elements to create executive compensation packages that include somewhat below average base salaries and significant variable, at-risk pay in order to align pay with performance. The balance between these components may change from year to year based on corporate strategy and objectives, among other considerations. For fiscal year 2018, our NEOs had the following target pay mix:

Key Changes in Compensation Plan for 2019
For 2019, the Compensation Committee considered the Company's focus on improving performance rather than asset growth, and accordingly reviewed compensation plans for smaller asset-sized peers. Considering this approach, the Compensation Committee has established new targets and maximums for both the short-term and long-term incentive plans. The changes in targets are detailed below.

Annual Performance Award: Target as a % of Salary
	Targets	Lower Targets	Maximums	Lower Maximums
	For 2018	For 2019	For 2018	For 2019
CEO	150%	85%	225%	120%
COO	75%	50%	113%	80%
CFO	65%	50%	98%	80%

Long Term Incentive Plan: Target as a % of Salary
	Targets	Lower Targets	Maximums	Maximums
	For 2018	For 2019	For 2018	For 2019
CEO	150%	85%	200%	136%
COO	75%	65%	100%	104%
CFO	65%	65%	85%	104%

For 2019's annual performance award, the Compensation Committee has chosen the following three goals:
1. Meet Board approved 2019 Profit Plan for core earnings (50% weight).
2. Achieve a minimum margin of 2.75% by Q4 2019 (25% weight).
3. BankMobile to achieve profitability by Q4 2019 (25% weight).

Additionally, the Compensation Committee will review further the Company's peer group, and is likely to expand the total number of companies and ensure that the peer group continues to have good overlap in geography, business mix, and size for 2019. The Compensation Committee also expects to discontinue the Bonus Recognition and Retention Program this year, given the planned new stock plan and the long-term incentive plan begun in 2018.

Alignment of Pay and Performance

CEO Compensation vs. Indexed TSR
Millions
Total Compensation
Indexed TSR
$9
$8
$7
$6
$5
$4
$3
$2
$1
$-
$300
$250
$200
$150
$100
$50
$0
$1.5
$3.8
$3.7
$8.0
$1.8
2014
2015
2016
2017
2018

Our compensation program is grounded in a quantified and clearly articulated and measured pay-for-performance philosophy. Performance goals in both our short- and long-term incentive plans are set at challenging levels, with the ultimate goal that the achievement of meaningful metrics will drive long-term, sustainable shareholder value growth. When financial and stock performance goals are not met, pay outcomes for our executives should reflect this reality.
One way to look at the alignment of pay and performance would be directional correlation between performance and pay, as well as components of pay: when performance goes up, does pay rise? Conversely, when performance goals are not achieved, does pay decline? While there are other factors certainly to consider, and there is a lag effect due to the timing of award grants, a look at our CEO pay (as reported in the Summary Compensation Table) over the past five years is indicative of this directional pay and performance alignment.
Another View of Pay and Performance Alignment: Realizable Pay
The previous graphic doesn’t fully tell our pay for performance story, however. Instead, we believe stockholders should understand how much of that target compensation value is actually “realizable” by executives. This comparison in the accompanying chart is another demonstration of the alignment between pay and performance that permeates our pay programs.
As shown, over the past 3 years, our CEO has received options and restricted stock that total approximately $12 million in target, grant date fair value; however, due to our disappointing short-term stock price performance, the actual value that our CEO could realize from these equity awards is far less. In fact, it’s nearly 75% less than the target value, and could be considerably less if the performance based vesting criteria are not achieved by the end of the vesting period. All options granted to our CEO in 2017 contain the performance requirement that the market price of our voting common stock trade above $40 per share for a period of 10 days during the vesting period.

"Target Shares” is the value of equity (restricted stock units and stock option grants) based on the grant date fair value.
“Realizable” is defined as the equity compensation earned or deliverable for each year calculated as of the end of the 2018 fiscal year, including the intrinsic value of long-term incentive plan components, as valued on December 31, 2018 (the last trading day of fiscal year 2018) using the year-end share price of $19.80/share. Options are valued based on spread value as of December 31, 2018.

Compensation Governance
Our Compensation Committee continues to strengthen our plans, policies and practices, and review risk mitigation and governance matters, to ensure that our executive compensation program is incorporating market best practices. These practices, which encourage actions that are in the long-term interests of our shareholders and the Company, include:

What We Do	What We Don’t Do
✓ Pay-for-performance philosophy and culture	X No immediate vesting (“single‑trigger”) of equity awards
✓ Strong emphasis on performance-based incentive awards	X No hedging of Company shares
✓ Comprehensive clawback policy, addressing both equity and cash awards	X No backdating or repricing of stock option awards
✓ Responsible use of shares under our long-term incentive program	X No highly leveraged incentive plans that encourage excessive risk taking
✓ Rigorous stock ownership requirements for all executives and non-executive directors	X No resetting of financial targets for performance-based incentive awards
✓ Engage an independent compensation consultant, who performs no other consulting work for Customers
✓ Conduct annual shareholder outreach

Ongoing Shareholder Engagements and Our Response
At our May 2018 Annual Meeting, our say-on-pay proposal received approximately 52% support from our shareholders after receiving only 48% support in 2015. Subsequent to these disappointing outcomes, the Company has been highly focused on soliciting input and feedback to identify the cause of these vote results. We have been committed to ongoing shareholder engagement discussions and outreach, and we appreciate and seek input from our largest shareholders regarding our executive compensation and governance practices. We are focused on fostering strong shareholder relationships leading to mutual understanding of issues and approaches, ultimately resulting in compensation plan design and implementation strategies that foster long-term growth and are supportable by shareholders.
In 2018, we proactively reached out to holders of 61% of our outstanding shares, or the 25 largest shareholders of the Company. We successfully conducted meaningful engagements with shareholders representing more than 25% of our common shares. The discussions were led by our CFO and our Director of Investor Relations, with participation by Board Directors when requested by the shareholder. Results of these conversations were reported to and discussed by the entire Board. Through these conversations, as well as input from a leading proxy advisory firm, we have gained more in-depth understanding of investor viewpoints and concerns that we have incorporated into restructuring our compensation programs and philosophy.
Recent changes that were heavily influenced by shareholder feedback include:

What We Heard	What We Did
Demonstrate how pay and performance are aligned over time
•   After reviewing the basic structure of pay mix and components, we adopted a completely formulaic approach that aligns pay with performance by establishing an LTI plan that is entirely quantitative and paid entirely in stock units with a 60/40 performance / time-based vesting mix.
• Strengthened our CD&A disclosure regarding how performance affects pay outcomes.

Overlapping/inappropriate selection of performance metrics for short-term and long-term awards
•   TSR was viewed as inappropriate to be short-term metric so we eliminated the TSR metric from STI and introduced a LTI plan with 3-year relative TSR metric.
• Under the 2018 Compensation Plan, the performance metrics are newly selected as below:

	STI	LTI
	Actual Core EPS vs. Budget EPS	3-Year Relative TSR
	Year-end Capital vs. Targets	3-Year Relative ROACE
	Net Core (1) Deposit Growth (1) Core deposits are defined as all DDA, non-brokered MMDA and CDs, and brokered MMDA and CDs with direct Customers relationship.	3-Year Relative Average Non-Performing Assets to Total Assets
Performance goals were not disclosed for performance-based awards and difficult to determine rigor	• We discuss performance goals in more detail in this year’s proxy disclosure along with the actual achievement and how it incurs incentives for executives.
Frequent evaluation on compensation practices might be valuable	• Starting in 2018, the Company committed to an annual frequency for the say-on-pay vote, providing more real-time feedback on compensation decisions.
Concerns on Excise Tax Gross-Up
•    Customers has eliminated the excise tax gross-up from all agreements established in 2014 or later and committed that gross-ups will not be allowed in future agreements.
•    Only the pre-existing employment agreements for the current CEO and COO retain the gross-up, and these provisions will sunset with the retirement of the existing officers.

In addition to compensation related feedback, we also received input regarding other areas of our corporate governance which is discussed on page 29 in the section titled "Ongoing Shareholder Engagement and Our Response."

II. Executive Compensation Philosophy
Our Compensation Committee believes that our executive compensation program is aligned with our long-term strategic goals, long-term value creation for our shareholders and sound risk management. Our guiding principle is to establish compensation programs that are fair and reasonable, market competitive and performance driven. We seek to compensate our executives in a manner that will attract, motivate and retain the talent we need to achieve both short-term and long-term business objectives.
Core Compensation Principles
In determining the level and type of compensation for base salary and incentives, our core compensation principles are as follows:

•	We believe in pay for performance, encouraging achievement of strategic objectives and creation of shareholder value.

•	We will pay compensation that is fair and market competitive, keeping mindful of programs that may encourage excessive compensation.

•	We will maintain an appropriate balance between base salary and short- and long-term incentive opportunities, generally with below average base salaries.

•	We will provide executive incentive compensation opportunities contingent on the Company's annual and long-term performance, as well as individual contributions.

•	Our incentive programs are designed to motivate and reward our leadership team, while avoiding those components that may lead our employees to take inappropriate risks.

•	Our incentive programs will incorporate an appropriate retention element in order to maintain a consistent, high performing management team.

•
We seek to ensure comparative compensation across all divisions and departments of the Company while considering position requirements, geography, responsibilities and other relevant factors applicable to job performance.

•
Our incentive compensation programs will focus on key performance metrics, including Company profitability, business area contribution to profitability and individual performance, consistent with the Company's strategic objectives.

III. Compensation Setting Process
Role of Compensation Committee
The Compensation Committee is responsible for the design, implementation and administration of the compensation program for our executive officers, including but not limited to our CEO and other NEOs. The Committee participates in the consideration of employment of prospective executive officers of the Company. The Committee also administers the Company’s equity-based incentive plans and, accordingly, is responsible for reviewing cash and equity incentives payable to executives and has the authority to grant restricted shares of to all participants under the Company’s equity award plans, and to determine all terms and conditions of such awards. Although the Compensation Committee retains an independent compensation consultant to advise on compensation planning, the Committee retains, and does not delegate, any of its responsibility to determine executive compensation.

Role of Management
Although the Compensation Committee is ultimately responsible for designing our executive compensation program, input from our Chief Executive Officer and other members of senior management is critical in ensuring that the Compensation Committee has the appropriate information needed to make informed decisions. The Chief Executive Officer and other members of the executive management team participate in compensation-related activities in an informational and advisory capacity, and the Chief Executive Officer presents performance summaries for the other named executive officers and recommendations relating to their compensation to the Compensation Committee for its review and approval.

Compensation Consultant
The Compensation Committeethe services of McLagan, an Aon Company ("McLagan") to assist with executive compensation planning and to provide compensation analysis for the Company's 2018 compensation awards. McLagan was retained by and reports directly to the Compensation Committee.
The Compensation Committee considered the independence of McLagan in light of SEC rules and NYSE listing standards. The Compensation Committee requested and received a report from McLagan addressing McLagan’s independence and the independence of its advisors involved in the engagement which included (i) other services provided to us by McLagan; (ii) fees paid by us as a percentage of McLagan’s total revenue; (iii) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the senior advisors and any member(s) of the Compensation Committee; (v) any company stock owned; and (vi) any business or personal relationships between our executive officers and the senior advisors. The Compensation Committee discussed these considerations and concluded that the work performed by McLagan involved in the engagement did not raise any conflict of interest. The Company paid McLagan $139,604 for services rendered in connection with their engagement as a compensation consultant for the year ended December 31, 2018.

Peer Groups
The Compensation Committee refers to a comparative group of companies when evaluating executive compensation. At least annually, the Committee evaluates the peer group for suitability and modifies the peer group as needed. Our Compensation Committee utilizes this peer group data as one reference point along with various other factors, such as the individual's performance, experience, and competitive market conditions. As such, the Committee does not commit to setting our executive pay levels at any particular percentile of the peer group.
The general criteria we used for selecting the 2018 peer group:

•	Size - publicly owned banks of comparative size of asset size between $5 billion and $30 billion, from approximately 0.7x to 3.0x our assets

•	Business - banks with predominately commercial loans

•	Region - operating in the northeast and Mid-Atlantic states

•	Unique characteristics - companies we normally compete with for talent due to our unique business model, as well as our participation in certain regional and national businesses.
In terms of asset size, Customers is approximately the same size as the median of the peer group. Certain larger companies were included in the peer group (notably Fulton, Sterling, Valley National, FNB) because Customers believe that those institutions are competitors in its efforts to attract and retain talent. The selected peer group for 2018 included:

Berkshire Hills Bancorp, Inc.	Boston Private Financial Holdings, Inc.	Community Bank System, Inc.
Eagle Bancorp, Inc.	F.N.B. Corporation	First Commonwealth Financial Corporation
Fulton Financial Corporation	Independent Bank Corp.	Investors Bancorp, Inc.
NBT Bancorp Inc.	Northwest Bancshares, Inc.	Provident Financial Services, Inc.
S&T Bancorp, Inc.	Sterling Bancorp	Valley National Bancorp
WSFS Financial Corporation

Consideration of Risk
The Compensation Committee strives to provide strong incentives to management for the long-term, while avoiding excessive risk taking in the short term. Goals and objectives reflect a mix of multiple quantitative factors to avoid excessive reliance on a single performance measure. As a matter of best practice, beginning in 2010, the Compensation Committee began to periodically review the relationship between the incentive compensation provided to the named executive officers and any related incentives to take on inappropriate risk to achieve performance goals, and to confirm that the incentive compensation criteria do not encourage unnecessary and excessive risk.
The periodic risk assessment includes an evaluation of:

•	the design of proposed incentive plans to ensure they satisfy regulatory requirements and do not encourage excessive or imprudent risk taking;

•	the internal controls over determining incentive payments and a review of the accuracy of the incentive payments and any related accruals; and

•	the Board of Directors' oversight of the incentive compensation program to determine if it provides effective governance over the program and satisfies regulatory expectations.

The most recent risk assessment conducted in 2017 concluded that our incentive compensation plans provide incentives that appropriately balance risk and reward; are compatible with effective controls and risk management; are supportive of strong governance, including active oversight by the Board of Directors; and are not reasonably likely to have a material adverse effect on Customers.

IV. Elements of 2018 Executive Compensation
We pay our named executive officers in accordance with a pay for performance philosophy by providing competitive compensation for demonstrated performance. The Compensation Committee employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual incentive compensation, long-term equity awards (which include performance- and time-vesting restricted stock), a competitive benefits package and limited perquisites.
In 2018, the Company adopted a new executive compensation program that incorporates the feedback gathered from our investors as well as information on market practices from our independent compensation consultants to adhere to industry best practices. A significant portion of the compensation awards are performance based to align executives’ interests with shareholders. The performance targets are set as a percentage of salary with the ability to scale up or down depending upon what extent performance targets are reached.
The following table outlines the major elements of 2018 total compensation of our NEOs:

	Element	Term		Strategic Role
Fixed	Base Salary	Short Term	•	Helps attract and retain executives through market-competitive base pay
			•	Based on individual performance, experience, and scope of responsibility
Performance-based	Annual Performance Awards	Short Term(cash) and Long Term(equity)	•	Encourages achievement of short-term strategic and financial performance metrics that create shareholder value
			•	In 2018, corporate performance metrics included: actual Core EPS vs. budget EPS, year-end capital ratio at targets set at start of year, and Net Core Deposit Growth exceeds 75% net loan growth
•
In 2018, the plan design was intended for awards to be made 75% cash and 25% RSUs, which have a 3-year ratable vesting schedule that is a strong incentive for retention. The Compensation Committee determined that the CEO, COO, and CFO should not receive cash bonuses, and so these awards were paid entirely in RSUs for 2018.

	Long-Term Incentive Awards	Long Term	•	Aligns executives' interests with those of shareholders, motivates and rewards long-term sustained performance and creates a retention incentive through multi-year vesting
			•	In 2018, equity awards consisted entirely of RSUs
• 40% time based (3-year vesting)
• 60% performance based (3-year cliff vesting)
	BRRP	Long Term	•	Aligns executive interests with shareholders’ long-term interests by encouraging the deferral of a portion of the annual performance award received with a Company match, all in Company equity
			•	Encourages a focus on long-term shareholder value creation through 5-year cliff vesting
			•	The BRRP is expected to be eliminated in 2019
Fixed	Other Compensation	Short Term	•	Establishes limited perquisites in line with market practice, as well as health and welfare benefits on the same basis as our general employee population

Summary of 2018 Compensation Plan

Salary
Salary is 100% paid in cash; both Annual Performance Award and Long-Term Incentive Awards are calculated as a multiple of salary.

2018 Annual Performance Award
	% of Annual Salary
Position	Target	Maximum
Chief Executive Officer	150%	225%
President and Chief Operating Officer	75%	113%
Chief Financial Officer	65%	98%

Annual performance awards are paid:	2018 Target	2018 Actual
Cash	75%	—%
RSUs with 3-year ratable vesting.	25%	100%
	Weighting of metric
Performance Metrics for Grant of Award
Actual Core EPS vs. budgeted EPS	50%
Year-end capital ratios at targets set at start of year	25%
Net core (1) deposit growth exceeds 75% net loan growth	25%

(1) Core deposits are defined as all DDA, non-brokered MMDA and CDs, and brokered MMDA and CDs with direct Customers relationship.

Award Class	Award Multiple
120% of metric target	150%
110% of metric target	125%
100% of metric target	100%
80% of metric target	50%
Less than 80% of metric target	0%

2018 Long Term Incentive Plan
	% of Annual Salary
Position	Target	Maximum
Chief Executive Officer	150%	200%
President and Chief Operating Officer	75%	100%
Chief Financial Officer	65%	85%

Long-Term Incentive Awards are 100% Restricted Stock Units (RSUs):
40% of award time based with ratable vesting over three years
60% of award performance based restricted stock units with three year cliff vesting

	Weighting of metric
Performance Metrics to Vest Award
Three year Relative Total Shareholder Return	33%
Three year Relative ROACE	33%
Three year Relative Average Non-Performing Assets to Total Assets	34%

Award Class	Award Multiple
120% of metric target	150%
110% of metric target	125%
100% of metric target	100%
80% of metric target	50%
Less than 80% of metric target	0%

All deferred compensation awards are subject to other vesting requirements as specified in Customers' Compensation Philosophy and both cash and equity awards are subject to clawback provisions.

For 2019, the Compensation Committee has changed target and maximum award amounts for both the annual performance award and long-term incentive plan, as well as the goals for the annual incentive award. Those changes are detailed in the above section "Key Changes in Compensation Plan for 2019" on page 42.

Base Salary
The Compensation Committee believes that base salaries for named executive officers should be targeted at the lower end of market competitive levels, which is offset by an above average bonus potential.
In setting base salary levels, the Compensation Committee assesses:

•	competitive base salary information and peer market data

•	individual performance

•	leadership

•	operational effectiveness

•	experience in the industry

•	competitive market conditions
Our CEO's, COO's, and CFO's salaries had not been increased since 2016, so the amount of increase in 2018 covered two years of merit increases. For 2018, our NEOs received the following base salary compensation:

Executive	2016 Base Salary	2017 Base Salary	2018 Base Salary	2018 % Change
Jay S. Sidhu	$636,000	$636,000	$736,000	15.7%
Richard A. Ehst	425,000	425,000	475,000	11.8%
Carla A. Leibold	—	—	300,000	N/A
Glenn A. Hedde	250,000	255,461	260,000	1.8%
Steven J. Issa	312,000	318,816	325,000	1.9%
Robert E Wahlman	370,000	370,000	400,000	8.1%
The Compensation Committee took into consideration all of the aforementioned criteria as well as overall Company performance and total compensation mix to determine 2018 base salary levels. Merit increases were deemed appropriate as indicated in the table above.

Annual Incentive Awards
Annual performance awards are provided to reward our employees for achieving and exceeding predefined performance goals, including Company performance, division/department performance and individual contribution by the employee, as appropriate for the employee's position and role in the Company.
The Compensation Committee defines performance measures and goals for three of our named executive officers (our CEO, CFO and COO). Based on the weighted level of performance achieved versus pre-defined metrics, these executives can earn an award greater than or less than target, ranging from 0% up to 150% of target. The performance measures support our strategic plan and are utilized to create accountability and ensure rewards are tied to our financial and strategic success.
For 2018, target annual incentive opportunities were as follows (% of salary):

Executive	Target	Maximum
Jay S. Sidhu	150%	225%
Richard A. Ehst	75%	113%
Carla A. Leibold	65%	98%

2018 Performance Metrics and Results
The performance measures utilized in 2018 are summarized below:

Metric	Weighting	Threshold	Target	Outperformance	Maximum
Core EPS (1) vs. Budget EPS	50%	80%	100%	110%	120%
Year-End Capital vs. Targets	25%	80%	100%	110%	120%
Net Core Deposit Growth	25%	80%	100%	110%	120%
Performance Award		80%	100%	110%	120%
(1) Core Earnings is a Non-GAAP measure, defined as net income to common shareholders adjusted for unusual income or expense items as determined appropriate by the Compensation Committee to exclude from the calculation of the annual performance award.

These three goals were chosen because of their alignment with near-term achievements that should drive shareholder value over the long-term.

•
Actual Core EPS vs. budgeted EPS is weighted 50%, vs. 25% for each of the other two factors because of the importance of achieving the financial goals established at the start of the year. Actual Core EPS vs. budget was chosen as a metric because management should have significant influence over achieving the financial goals as set by the Board, and Core EPS is a primary valuation driver for the stock.

•	The year-end capital goal was set because of the importance shareholders place on capital ratios to place a limit on leverage and risk taking in achieving the Core EPS goal.

•
Net core deposit growth as a percentage of net loan growth because of the importance of core deposit funding in creating value in banking. Core deposit funding is a priority across the institution and it was determined that accountability at the senior executive level was appropriate.

Actual achievement versus these three metrics was as follows:

		2018 Actual Performance and Results	2018 Earned Award
Metric	Weighting	Performance Factor	%
Core EPS vs. Budget	50%	93.57%	83.9%
Capital vs. Targets	25%	103.5%	108.9%
Deposit Growth	25%	251.75%	150.0%
		Performance Award	106.7%

Actual performance against the three goals was as follows:

•	Actual Core EPS vs. budgeted EPS. Core EPS was $2.43, equal to 93.57% of the $2.60 budget

•
Three out of four regulatory capital ratios as well as the TCE ratio exceeded year-end capital targets. Only CET1, which was 8.96%, was 4 bps below the 9.00% target. The five capital ratios averaged 103.5% of their respective targets.

•
Core deposits (total deposits excluding brokered money market and brokered CDs) increased $144 million in 2018, and gross loans declined $162 million. Given the reduction in loans, deposit growth was 251.75% of the target.

2018 Earned Bonuses
Based upon the preceding performance calculation, the Compensation Committee authorized payouts for the annual performance award to the three eligible executives as follows:

Executive	2018 Earned Incentives		Target		Actual Approved by Compensation Committee
	Payout %[1]	$	Cash	Stock	Cash	Stock[2]
Jay S. Sidhu	160%	$1,177,748	$883,311	$294,437	$0	$1,177,748
Richard A. Ehst	80%	$380,048	$285,036	$95,012	$0	$380,048
Carla A. Leibold	69%	$277,368	$208,026	$69,342	$0	$277,368

(1)	Payout % is calculated with the multiplier of 106.7% from the Company’s 2018 performance factor applied to the executives’ individual target bonus %.

(2)	The equity portion vests ratably over a three-year period, with one-third vesting on each anniversary of the grant date.

The target for the annual performance award was targeted at 75% cash and 25% Restricted Stock Units, but for the 2018 annual performance awards, the Compensation Committee determined that no cash bonus should be paid, and so 100% of the award was made as equity in the form of Restricted Stock Units. The decision to pay the annual bonus in RSUs was intended to further align compensation with stock performance over time. The equity portion vests ratably over a three-year period, with one-third vesting on each anniversary of the grant date.
Annual Incentives for Other NEOs
The awards for Mr. Issa and Mr. Hedde are based upon their share of a pool for their respective business units, which is calculated as a percentage of the pretax profit of their businesses, adjusted for overall company performance. Mr. Issa's annual performance award reflects his role as Chief Lending Officer, as well as President of the New England division. Mr. Hedde's annual performance award reflects his role as president of the mortgage warehouse lending business.

Long-Term Equity Incentives
Long-term equity incentives represent the largest at-risk element of our executive compensation program. Our equity incentives are designed to align the interests of our executive officers with those of our stockholders by creating an incentive for our executive officers to maximize stockholder value.
Equity grants are made within the context of three programs:

•
A portion of the annual performance award that is payable in cash may be voluntarily deferred by certain executives into the Bonus Recognition and Retention Program (“BRRP”), as further described below; and

•	Long-term incentive plan equity grants are made annually with a significant performance based vesting component to align with the company's long-term goals.
Long-term incentives are delivered entirely in the form of Restricted Stock Units (RSUs), with 40% of the awards time-based and 60% of the awards performance-based. The Compensation Committee believes this mix further reinforces our pay for performance philosophy, serves as a strong retention vehicle, and aligns executive and stockholder interests.
The awards had the following vesting and performance criteria:
Time-vesting RSUs - These awards vest ratably over three years, with one-third of the shares vesting each year on the anniversary of the grant date.
Performance-based RSUs - these awards vest based on performance with regards to the following metrics:

Metrics	Weighting

3-year Relative Total Shareholder Return	33%
3-year Relative ROACE	33%
3-year Relative Average Non-Performing Assets to Total Assets	34%

These performance based goals were chosen because:

•	Three year relative TSR was chosen because the shareholder return is considered a good measure of the value that management is creating for shareholders over a period of time.

•
Three year relative ROACE was chosen because it is viewed as a good measure of the Company's profitability and the returns it generates off of its balance sheet. This profitability is also expected to be a driver of shareholder value over time.

•
Three year relative average nonperforming assets to total assets was chosen as a metric to capture asset quality. The Company believes that the riskiness of the balance sheet determines the amount of capital that should be held (achieving the targeted capital levels is a component of the annual performance awards), and capturing non-performing assets as a percent of assets is the most meaningful metric for measuring the asset quality, a key element for a sustainable profitable bank through all economic cycles, and measuring the credit risk profile of the Company.

For each goal, awards vest based on performance as follows:

	Performance Requirement (% of peer group median)	Performance Award Multiple
Threshold	80%	50%
Target	100%	100%
Outperformance	110%	125%
Maximum	120%	150%
2018 Long-term Equity Grants
Long-term equity grants were made to our executives as follows in the past year:

Executive	RSUs (#)	Grant Date Fair Value ($)
Jay S. Sidhu	32,908	$1,136,505
Richard A. Ehst	12,289	$424,409
Carla A. Leibold	10,068	$240,033
Robert E. Wahlman	6,899	$238,257
Glenn A. Hedde	12,647	$300,029
Steven J. Issa	15,361	$410,049

Awards to our CEO, COO, and former CFO were made under the long term incentive plan at targeted award amounts; 60% have performance based vesting criteria.

Bonus Recognition and Retention Program
For 2018, the Bonus Recognition and Retention Program ("BRRP") (which meets the definition of nonqualified deferred compensation under IRC Section 409A) was a separate long-term incentive program established for the CEO, COO, CFO, CLO and other selected executives. The objective of the Plan was to encourage retention and align executive and shareholder long term interests. Key elements of the BRRP include:

•	Voluntary deferral of 25% to 50% of the participant's annual performance award received in cash.

•	Company providing a 100% match on the deferral amount.

•	Deferred cash amounts are converted to RSUs and are subject to a five-year cliff vesting schedule.

•	Distributions under the program are made as common stock of the Company.

•	If the executive leaves before the end of the vesting period, the executive forfeits both the voluntary deferral and the match that has not vested within the account.

•	Participants' accounts will fully vest upon retirement (as defined in the plan document), an involuntary termination prior to retirement (other than for cause), death or disability.

•	Long term, the value of the account is tied to the Company stock price, which aligns the executive's interest with the shareholders' interests and encourages a focus on long-term performance.
Customers does not include performance-based vesting criteria for the BRRP program as the award is deferred voluntarily from the annual performance based award made to the executive (which was achieved based on performance), and it is believed by the Compensation Committee that conditioning vesting on future Company performance will discourage executive participation in the program. The Company plans to retire the Bonus Recognition and Retention Program subject to the approval of the 2019 Stock Incentive Plan.

V. Additional Compensation Policies and Practices

Executive Stock Ownership Requirements
To help ensure a strong alignment between executives and shareholder interests, the Company has adopted an equity ownership policy. The Company requires the executive management team to have an equity ownership interest in Customers Bancorp, Inc., in accordance with the following schedule:

Position	Requirement
Chief Executive Officer	6x Annual Base Salary
Chief Operating Officer, Chief Financial Officer	3x Annual Base Salary
Other Executive Officers (1)	1x Annual Base Salary

(1)	Excludes the Chief Internal Auditor, Chief Risk Officer, and Chief Credit Officer. The Compensation Committee defines which executive vice presidents are subject to the share ownership requirements.
Equity ownership interests that are counted towards meeting this requirement include the value of all owned or vested stock issued by Customers Bancorp, Inc., including shares held in the employee stock purchase plan, unvested restricted share units, and unvested deferred units (including both the employee and the employer contribution to the BRRP). The value of stock options, vested or unvested, are not considered in meeting the equity ownership requirements. Restricted share units that vest can be sold by an executive in order to generate sufficient cash to cover the tax obligation associated with the shares vesting.
Executives have five years from March 2016 or the executive's date of hire to accumulate their respective ownership interest in compliance with these guidelines. The current value of the shares the executive will own after any sale of common stock, other than a sale of common stock to meet tax obligations, must exceed the equity ownership requirement. It is permissible for the executive who does not meet the ownership requirements to exercise vested options in a cash settlement.

Clawback Policy

All equity and cash awards are subject to Customers’ clawback policy. Customers reserves the right to “clawback” up to 100% of unvested restricted shares, options, or other stock based compensation awards as well as cash compensation in the event that subsequent discovery reveals that the awards were made based on faulty financial results. Additional clawback provisions will be incorporated as promulgated by the SEC or other regulatory body.

Anti-Hedging Policy

Both the Company’s Code of Conduct and Insider Trading Policy prohibit the Company’s Directors, officers and team members from engaging in hedging transactions involving the Company’s securities.

Separation Agreement with Bob Wahlman
As of November 21, 2018, Bob Wahlman, our former CFO, left the Company for personal reasons and to pursue other interests. In connection with his departure, the Company entered into a Letter Agreement and General Release with Mr. Wahlman, pursuant to which he was entitled to receive the following:

•	An aggregate $1,107,292, reflecting 2 years of current base salary, as well as two times an average bonus for the past three years;

•	Immediate vesting of 26,894 shares of RSUs; and

•	Immediate vesting of 112,000 stock options.

Employee Benefits
We provide health, life, vision and dental insurance, and matching 401(k) contributions, on terms similar to those provided to employees generally. See "Insurance" and "401(k) Retirement Savings and Profit Sharing Plan" below. We also provide Messrs. Sidhu and Ehst with automobiles they primarily use for business purposes, and provide a car allowance for Mr. Issa. We provide country club memberships for Messrs. Sidhu and Issa. We also provided a car allowance and country club membership for Mr. Wahlman, our former CFO.
401(k) Retirement Savings and Profit Sharing Plan
Customers Bank has a 401(k) profit sharing plan whereby eligible employees may contribute up to 100% of their salary to such plan up to the IRS annual contribution limit.  Customers Bank provides a matching contribution equal to 50% of the first 6% of the contribution made by the employee.
Insurance
All eligible full-time employees of Customers Bank are covered as a group by basic hospitalization, major medical, long-term disability, term life and prescription drug plans.  Customers Bank pays the total cost of such plans for employees with the exception of the major medical and the prescription drug plan, in which cost sharing and co-payments are required by the employees.
Compliance with Section 409A of the Internal Revenue Code
The executive compensation arrangements are intended to be maintained in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements and tax penalties on the affected employees if their deferred compensation arrangements do not comply with those restrictions.
Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer
Pursuant to Mr. Sidhu's employment agreement, we established a supplemental executive retirement plan ("SERP") for Mr. Sidhu in 2010.  The SERP is a deferred compensation plan whereby we created a reserve account on our books for Mr. Sidhu.  During the third quarter of 2010, we credited an amount to this account that was sufficient to create a hypothetical fund that would provide payments of $300,000 per year for fifteen years commencing on Mr. Sidhu's sixty-fifth birthday, assuming a rate of return of 7% per year, compounded annually.  Additionally, we credit the account with any gains or losses as if we had deposited the amounts in certain investment funds selected by Mr. Sidhu. Mr. Sidhu's is now fully vested in the SERP.
Mr. Sidhu's entire interest in the account will be paid to him in fifteen annual installments beginning generally upon the later of (a) his separation from service, or (b) his sixty-fifth birthday. Mr. Sidhu is now 67 years of age and is therefore entitled to SERP payments. Any portion of Mr. Sidhu's interest in the account remaining upon his death will be paid to his beneficiary in a single lump sum. In the event of Mr. Sidhu's death prior to the later of (a) his separation from service with us, or (b) his sixty-fifth birthday, $3.0 million will be paid to his beneficiary in a single lump sum in lieu of the installment payments described above.
These obligations under the SERP will be general unsecured obligations by us to pay money in the future. Mr. Sidhu will have no rights to any assets or investments held by us to meet our obligations under the SERP, except as a general creditor of the Company.

Employment Agreements
On December 30, 2016, we entered into an amended and restated employment agreement with Mr. Sidhu as Chairman and CEO of Customers.  Under the terms of the agreement, Mr. Sidhu will receive a minimum base salary plus a performance-based incentive bonus and a monthly car allowance.  The term of the agreement is annually extended to another year unless Mr. Sidhu or the Company give notice to the contrary.  Mr. Sidhu will also be entitled to cash or equity incentive compensation up to the amount of his base salary under an executive incentive plan to be approved by the Board of Directors.  The December 30, 2016 employment agreement with Mr. Sidhu eliminated the previous employment agreement provisions providing that Customers, in connection with an acquisition or a raise of capital, (i) up to $400 million, grant Mr. Sidhu options to purchase up to 10.0% of the shares issued in such issuance; (ii) from $401 million to $749 million, grant Mr. Sidhu options to purchase up to 6.7% of the shares issued in such issuance; and (iii) above $750 million of equity, grant Mr. Sidhu options to purchase up to 3.4% of the shares issued in such issuance.
Under the employment agreement, we also agreed that our Board of Directors will develop and implement a nonqualified retirement income plan designed to provide Mr. Sidhu with a retirement benefit, targeted at $300,000 per year (depending on performance of the investments in the informal funding vehicle) for 15 years commencing upon his retirement at or after age 65, subject to his ability to qualify for a variable life insurance policy to be owned by us to fund the plan. The Board of Directors reviewed the plan at the end of the fourth year of his employment and determined it may be appropriate to increase the target benefit amount at some future date. Under the employment agreement, Mr. Sidhu was to become vested in this retirement benefit after seven years of continuous service with us, or upon his termination of employment under circumstances that would result in our obligation to pay him severance compensation. Ultimately, the plan (which was developed and approved by the Board of Directors) provided for funding towards a target benefit of $300,000 per year, and for immediate vesting upon the effective date of the plan. See discussion of the "Nonqualified Deferred Compensation" on page 91 of this Proxy Statement.
On December 30, 2016, the Company and Mr. Sidhu also entered into a letter agreement (the "Sidhu Letter Agreement"), which, subject to certain conditions, provided for the payment of a one-time cash bonus to Mr. Sidhu in connection with the completion of the sale of the BankMobile division of Customers Bank ("BankMobile") to a third party. However, due to the change in strategy to dispose of the BankMobile business via a spin-off of the BankMobile business to the Customers Bancorp, Inc. shareholders through an in-kind dividend and subsequent merger of that business into another bank, which will not generate any revenue to Customers, the letter agreement was terminated by Mr. Sidhu. No payments were made to Mr. Sidhu pursuant to this letter agreement.
On December 30, 2016, we also entered into amended and restated employment agreements with Mr. Ehst as Chief Operating Officer of Customers. With respect to Mr. Ehst's employment agreement, the term of the agreement is annually extended for another year unless Mr. Ehst or we give notice to the contrary. Mr. Ehst receives a minimum base salary, plus incentive compensation in cash or equity or both and in such amounts as determined by the Board of Directors in accordance with incentive programs developed for him.  The December 30, 2016 employment agreement with Mr. Ehst also eliminated the previous employment contract provisions providing that Customers, in connection with an acquisition or a raise of capital, (i) up to $400 million, grant Mr. Ehst options to purchase up to 1.5% of the shares issued in such issuance; (ii) from $401 million to $749 million, grant Mr. Ehst options to purchase up to 1% of the shares issued in such issuance; and (iii) above $750 million of equity, grant Mr. Ehst options to purchase up to 0.5% of the shares issued in such issuance.
Each of Messrs. Sidhu and Ehst will be entitled to severance compensation under their respective agreements if he terminates his employment for "Good Reason" (as defined in their respective employment agreements), if his employment is terminated by us other than for "Cause" (as defined in their respective employment agreements) during the employment term or on expiration of the employment term. If a "Change in Control" (as defined in their respective employment agreements) has not occurred within twelve months before termination of employment, then: (1) he will receive the sum of his then current base salary plus the average of his last three years' annual performance bonuses, for the greater of (a) three years in the case of Mr. Sidhu and two years in the cases of Mr. Ehst, or (b) the period of time remaining in his employment term, generally payable in equal installments on his normal pay dates, subject to normal tax deductions and withholding; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any cash bonus that would have been payable to him for the current year had he remained employed through the date of payment; and (4) we will continue to provide health insurance (including dental if applicable) and any life or disability insurance benefits ("health benefits") for the shorter of the period on which his cash severance compensation is measured or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law. If a Change in Control shall have occurred within twelve months before termination of his employment, then: (1) he will receive cash equal to three times the sum of his then current base salary plus the average of his annual performance bonuses for the immediately preceding three years, payable in a lump sum; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any performance bonus that would have been payable to him for the current year had he remained employed through the date of payment; (4) we shall continue to provide health benefits for the shorter of three years or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law; and (5) if applicable, reimbursement of any "parachute payment" excise tax under Section 4999 of the Code, grossed up to include any additional taxes payable on that benefit.
On March 1, 2014, we entered into an employment agreement with Mr. Issa as President of New England Commercial Banking Group of Customers Bank. With respect to Mr. Issa's employment agreement, the term of the agreement is annually extended for another year unless Mr. Issa or we give notice to the contrary. Mr. Issa receives a minimum base salary, plus incentive compensation in cash or equity or both and in such amounts as determined by the Board of Directors in accordance with incentive programs developed for him. Mr. Issa will be entitled to severance compensation under the agreement if he terminates his employment for "Good Reason" (as defined in the employment agreement), if his employment is terminated by us other than for "Cause" (as defined in the employment agreement) during the employment term or on expiration of the employment term. If a "Change in Control" (as defined in the employment agreement) has not occurred within twelve months before termination of employment, then: (1) he will receive the sum of his then current base salary plus the highest of his last three years' annual performance bonuses, for the greater of (a) three years or (b) the period of time remaining in his employment term, generally payable in equal installments on his normal pay dates, subject to normal tax deductions and withholding; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any annual performance bonus that would have been payable to him for the current year had he remained employed through the date of payment; and (4) we will continue to provide health insurance (including dental if applicable) and any life or disability insurance benefits ("health benefits") for the shorter of the period on which his cash severance compensation is measured or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law. If a Change in Control shall have occurred within twelve months before termination of his employment, then: (1) he will receive cash equal to three times the sum of his then current base salary plus the highest of his annual performance bonuses for the immediately preceding three years, payable in a lump sum; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any annual performance bonus that would have been payable to him for the current year had he remained employed through the date of payment; and (4) we shall continue to provide health benefits for the longer of three years or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in the Company's Annual Report on Form 10-K.
Compensation Committee:
Steven J. Zuckerman, Chair
Daniel K. Rothermel

EXECUTIVE COMPENSATION
The following table discloses the compensation paid or awarded with respect to our named executive officers during the years indicated.  The Compensation Discussion and Analysis contains information concerning how the Compensation Committee viewed its 2018 compensation decisions for the named executive officers.
The table below sets forth the compensation for each of the named executive officers for the fiscal years ended December 31, 2018, 2017, and 2016.  The amounts reported for 2018 include equity awards made in 2018 for 2017 performance and other special matters. The bonus column of the table includes the annual performance award payable in cash, any executive elected compensation deferral, and the Company match of the executive deferral election as described in the BRRP description, but excludes the portion of the annual performance award that is payable in RSUs, which is included in the following year (the year when granted) under Stock Awards.
Summary Compensation Table (10)

	Year	Salary ($)	Bonus ($)		Stock Awards ($) (7)	Option Awards ($) (8)	All Other Compensation ($) (9)	Total ($)
Jay S. Sidhu	2018	680,932	—	(1)	1,136,505	—	11,649	1,829,086
Chairman & CEO	2017	636,000	—	(1)	2,007,402	5,380,768	22,513	8,046,683
	2016	636,000	1,093,125	(1)	98,456	1,840,121	23,044	3,690,746
Richard A. Ehst	2018	475,000	—	(2)	424,409	—	10,000	909,409
President & COO	2017	425,000	—	(2)	788,955	869,754	10,558	2,094,267
	2016	425,000	199,219	(2)	49,228	276,018	8,206	957,671
Carla A. Leibold	2018	248,056	—	(3)	240,033	—	7,440	495,529
Executive Vice President &
Chief Financial Officer
Robert E. Wahlman	2018	400,000	—	(4)	238,257	—	83,469	721,726
Former Executive Vice President &	2017	370,000	—	(4)	28,940	434,877	26,948	860,765
Chief Financial Officer	2016	370,000	317,969	(4)	28,733	—	26,467	743,169
Glenn A. Hedde	2018	260,000	99,934	(5)	300,030	—	8,100	668,064
Executive Vice President &	2017	255,461	325,000	(5)	200,007	—	8,100	788,568
President of Banking to Mortgage Companies	2016	250,000	300,000	(5)	56,824	—	6,221	613,045
Steven J. Issa	2018	324,800	25,000	(6)	247,520	—	26,259	623,579
Executive Vice President &	2017	318,816	308,750	(6)	96,910	—	27,554	752,030
Chief Lending Officer	2016	312,000	265,625	(6)	37,500	—	27,336	642,461

(1)	Mr. Sidhu earned a bonus of $1,177,748 for 2018, all of which was received in restricted stock units.
Mr. Sidhu did not accept an annual performance bonus for 2017. Mr. Sidhu did receive $7,288,785 of equity compensation for 2016 performance and other matters during 2017 as discussed in the long-term equity incentives section of the Compensation Discussion and Analysis on page 45.
Mr. Sidhu earned a bonus of $795,000 for 2016. Of this amount, he received $298,125 in cash, $99,375 in restricted stock units, and elected to defer $397,500 under the BRRP in the form of an equivalent number of restricted stock units. After a five year vesting period, he will receive his deferred bonus, along with a Company match of $397,500, ($795,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Sidhu does not remain employed by us during the five-year vesting period, or does not meet one of the vesting criteria identified in Customers' compensation philosophy, he will forfeit the right to receive those shares.

(2)	Mr. Ehst earned a bonus of $380,048 for 2018, all of which was received in restricted stock units.
Mr. Ehst did not accept an annual performance bonus for 2017. Mr. Ehst did receive $1,592,280 of equity compensation for 2016 performance and other matters during 2017 as discussed in the long-term equity incentives section of the Compensation Discussion and Analysis.
Mr. Ehst earned a bonus of $265,625 for 2016. Of this amount, he received $199,219 in cash and $66,406 in restricted stock units.

(3)
Ms. Leibold earned a bonus of $277,368 for 2018, all of which was received in restricted stock units, including $100,012 which was granted in 2018 and included in the table above. The remaining $177,056 will be included in the 2020 Proxy Statement.

(4)	Mr. Wahlman did not earn a bonus for 2018.
Mr. Wahlman did not accept an annual performance bonus for 2017. Mr. Wahlman did receive $434,877 of equity compensation for 2016 performance and other matters during 2017 as discussed in the long-term equity incentives section of the Compensation Discussion and Analysis.
Mr. Wahlman earned a bonus of $231,250 for 2016. Of this amount, he received $86,719 in cash, $28,906 in restricted stock units, and elected to defer $115,625 under the BRRP in the form of an equivalent number of restricted stock units. In connection with Mr. Wahlman's departure, Mr. Wahlman and the Company entered into a Letter Agreement and General Release dated December 10, 2018 pursuant to which Mr. Wahlman received the immediate vesting of 26,894 shares of previously awarded restricted stock units of the Company and 112,000 previously awarded stock options to purchase stock of the Company.

(5)	Mr. Hedde earned a bonus of $399,964 for 2018. Of this amount, he received $99,934 in cash and $300,030 in restricted stock units (all of which were granted in 2018 and included in the table above).
Mr. Hedde earned a bonus of $325,000 for 2017, all of which was received in cash.
Mr. Hedde earned a bonus of $500,000 for 2016. Of this amount, he received $300,000 in cash and $200,000 in restricted stock units.

(6)	Mr. Issa earned a bonus of $175,000 for 2018. Of this amount, he received $25,000 in cash and $150,000 in restricted stock units (all of which were granted in 2018 and included in the table above).
Mr. Issa earned a bonus of $325,000 for 2017. Of this amount, he received $146,250 in cash, $97,500 in restricted stock units, and elected to defer $81,250 under the BRRP in the form of an equivalent number of restricted stock units. After a five year vesting period, he will receive his deferred bonus, along with a Company match of $81,250 ($162,500 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Issa does not remain employed by us during the five-year vesting period, or does not meet one of the vesting criteria identified in Customers' compensation philosophy, he will forfeit the right to receive those shares.
Mr. Issa earned a bonus of $250,000 for 2016. Of this amount, he received $140,625 in cash, $46,875 in restricted stock units, and elected to defer $62,500 under the BRRP in the form of an equivalent number of restricted stock units. After a five year vesting period, he will receive his deferred bonus, along with a Company match of $62,500 ($125,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Issa does not remain employed by us during the five-year vesting period, or does not meet one of the vesting criteria identified in Customers' compensation philosophy, he will forfeit the right to receive those shares.

(7)
Represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of the stock awards described in footnotes 1 through 6 above. The grant date fair values have been determined based on the assumptions and methodologies set forth in our 2018 financial statements (NOTE 13 - SHARE-BASED COMPENSATION PLANS).

(8)
Represents the aggregate grant date fair value, as calculated in accordance with FASB ASC Topic 718, of option awards. The grant date fair values have been determined based on the assumptions and methodologies set forth in our 2018 financial statements (NOTE 13 - SHARE-BASED COMPENSATION PLANS).

(9)
The amounts listed in this column include matching 401(k) contributions paid under our 401(k) Retirement Savings and Profit Sharing Plan for each of Messrs. Sidhu, Wahlman, Issa, and Hedde and Ms. Leibold; car allowances and country club memberships for Messrs. Wahlman and Issa; and a country club membership for Mr. Sidhu.  We provide Messrs. Sidhu and Ehst with automobiles which they primarily use for business purposes. All Other Compensation for Messrs. Sidhu and Ehst also includes the value attributable to their personal use of these automobiles in 2018, 2017, and 2016. All Other Compensation for Mr. Wahlman also includes amounts paid to Mr. Wahlman in connection with his November 21, 2018 separation of employment with the Company for payment in lieu notice, employer share of health benefits for two months, and 45 days of car allowance,

(10)
The following columns are intentionally omitted from this table: Non-Equity Incentive Plan Compensation, Change in Pension Value, and Nonqualified Deferred Compensation Earnings. The table also does not reflect expected long-term equity incentive awards for 2018 performance that may be awarded consistent with the Company's new compensation plan which will be disclosed in the 2020 proxy.

Grants of Plan Based Awards (1)
The following table sets forth certain information regarding awards granted to each of our named executive officers during 2018.  60% of the RSUs issued on July 2, 2018 to Messrs. Sidhu, Ehst and Wahlman are subject to additional performance-based vesting criteria consistent with the compensation plan implemented in 2018. The Compensation Discussion and Analysis includes additional information regarding the incentive awards made to named executive officers and our share based compensation programs.

		All other stock awards: Number of shares of Common Stock	All other option awards: Number of shares of Common Stock underlying options	Exercise or base price of option awards	Grant date fair value of stock and option awards
Name	Grant Date	(#)	(#)	($/Share)	($) (2)
Jay S. Sidhu	7/2/2018	32,908	—	—	1,136,505
Richard A. Ehst	7/2/2018	12,289	—	—	424,409
Carla A. Leibold	3/1/2018	4,840	—	—	140,021
	10/23/2018	5,228	—	—	100,012
Robert E. Wahlman	7/2/2018	6,899	—	—	238,257
Glenn A. Hedde	6/4/2018	4,805	—	—	150,012
	10/23/2018	7,842	—	—	150,017
Steven J. Issa	3/1/2018	8,989	—	—	260,052
	9/26/2018	6,372	—	—	149,997

(1)	The following columns are intentionally omitted from this table: Estimated Future Payouts under Non-Equity Incentive Plan Awards, and Estimated Future Payouts under Equity Incentive Plan Awards.

(2)
Represents the grant date fair value, as calculated in accordance with FASB ASC Topic 718, of these option or stock awards. The grant date fair value has been determined based on the assumptions and methodologies set forth in the consolidated financial statements included in NOTE 13 - SHARE-BASED COMPENSATION PLANS of our Annual Report on Form 10-K for the year ended December 31, 2018.

Outstanding Equity Awards at Fiscal Year End(1)
The following table sets forth information on outstanding option awards and stock awards held by the named executive officers at December 31, 2018, including the number of shares underlying each stock option, the exercise price and the expiration date of each outstanding option, and the number of shares and market value of stock awards.

	Option Awards						Stock Awards
Name & Principal Position	Number of Securities Underlying Options Exercisable (#)		Number of Securities Underlying Options Unexerciseable (#)		Option Exercise Price ($/share)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Jay S. Sidhu	679,701	(2)	---		15.23	5/22/2023	---		---
Chairman and	---		310,000	(3)	23.36	8/26/2025	---		---
Chief Executive Officer	---		241,500	(4)	25.97	11/9/2026	---		---
	---		120,000	(5)	28.24	7/26/2027	---		---
	---		500,000	(6)	26.65	12/20/2027	---		---
	---		---		---	---	28,321	(7)	515,442
	---		---		---	---	31,430	(8)	572,026
	---		---		---	---	34,314	(9)	624,515
	---		---		---	---	1,430	(10)	26,026
	---		---		---	---	1,930	(11)	35,126
	---		---		---	---	23,158	(12)	421,476
	---		---		---	---	75,745	(13)	1,378,559
	---		---		---	---	13,163	(14)	239,567
	---		---		---	---	19,745	(15)	359,359
Richard A. Ehst	---		46,395	(3)	23.36	8/26/2025	---		---
President and	---		36,225	(4)	25.97	11/9/2026	---		---
Chief Operating Officer	---		100,000	(6)	26.65	12/20/2027	---		---
	---		---		---	---	4,957	(7)	90,217
	---		---		---	---	5,238	(8)	95,332
	---		---		---	---	5,719	(9)	104,086
	---		---		---	---	715	(10)	13,013
	---		---		---	---	1,290	(11)	23,478
	---		---		---	---	11,811	(13)	214,960
	---		---		---	---	15,168	(16)	276,058
	---		---		---	---	4,916	(14)	89,471
	---		---		---	---	7,373	(15)	134,189
Carla A. Leibold	---		5,000	(3)	23.36	8/26/2025	---		---
Executive Vice President and	---		---		---	---	291	(10)	5,296
Chief Financial Officer	---		---		---	---	486	(12)	8,845
	---		---		---	---	4,840	(20)	88,088
	---		---		---	---	5,228	(24)	95,150

	Option Awards						Stock Awards
Name & Principal Position	Number of Securities Underlying Options Exercisable (#)		Number of Securities Underlying Options Unexerciseable (#)		Option Exercise Price ($/share)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Steven J. Issa	---		5,500	(18)	17.65	2/20/2024	---		---
Executive Vice President and	---		10,000	(3)	23.36	8/26/2025	---		---
Chief Lending Officer	---		---		---	---	5,238	(8)	95,332
	---		---		---	---	4,358	(9)	79,316
	---		---		---	---	545	(10)	9,919
	---		---		---	---	3,642	(12)	66,284
	---		---		---	---	911	(11)	16,580
	---		---		---	---	1,785	(17)	32,487
	---		---		---	---	3,371	(20)	61,352
	---		---		---	---	5,618	(21)	102,248
							6,372	(23)	115,970
Glenn A. Hedde	3,667	(19)	---		8.86	4/6/2020	---		---
Executive Vice President and	9,167	(25)	---		10.91	2/17/2021	---		---
President of Banking to	---		---		---	---	11,328	(7)	206,170
Mortgage Companies	---		---		---	---	13,410	(8)	244,062
	---		---		---	---	19,804	(9)	360,433
	---		---		---	---	826	(10)	15,033
	---		---		---	---	3,884	(11)	70,689
	---		---		---	---	4,805	(22)	87,451
	---		---		---	---	7,842	(24)	142,724

(1)
Except as otherwise noted in a footnote, all awards relate to shares of Voting Common Stock.  At December 31, 2018, the closing market price of our Voting Common Stock, as listed on The New York Stock Exchange, was $18.20. The following columns are intentionally omitted from this table:  Option Awards: Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options, Stock Awards: Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested, and Stock Awards: Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested.

(2)	These stock options vested on the fifth anniversary of the date of grant (May 22, 2018).
(3)	The stock options vest on the fifth anniversary of the date of grant (August 26, 2020) and are subject to certain performance criteria.
(4)	These stock options vest on the fifth anniversary of the date of grant (November 9, 2021) and are subject to certain performance criteria.
(5)
The stock options vest on the fifth anniversary of the date of grant (July 26, 2022), subject to a condition that the market price of our Voting Common Stock trade above $40 per share for ten days during the vesting period.

(6)
The stock options vest on the fifth anniversary of the date of grant (December 20, 2022), subject to a condition that the market price of our Voting Common Stock trade above $40 per share for ten days during the vesting period.

(7)	The restricted stock units, issued under the BRRP, vest on the fifth anniversary of the date of grant (February 20, 2019).
(8)	The restricted stock units, issued under the BRRP, vest on the fifth anniversary of the date of grant (January 22, 2020).
(9)	The restricted stock units, issued under the BRRP, vest on the fifth anniversary of the date of grant (February 16, 2021).
(10)	The restricted stock units vest annually in thirds on the anniversary of the date of grant (February 16, 2017, 2018, and 2019). At December 31, 2018, one-third of the grant was unvested.
(11)	The restricted stock units vest annually in thirds on the anniversary of the date of grant (February 28, 2018, 2019, and 2020). At December 31, 2018, two-thirds of the grant was unvested.
(12)	The restricted stock units, issued under the BRRP, vest on the fifth anniversary of the date of grant (February 28, 2022).
(13)	The restricted stock units vest on the third anniversary of the date of grant (November 9, 2020) and are subject to certain performance criteria.
(14)	The restricted stock units vest annually in thirds on the anniversary of the date of grant (July 2, 2019, 2020, and 2021).
(15)	The restricted stock units vest on third anniversary date of the grant grant (July 2, 2021) and are subject to certain performance criteria.
(16)	The restricted stock units vest on the third anniversary of the date of grant (June 1, 2020) and are subject to certain performance criteria.
(17)	The restricted stock units vest on the third anniversary of the date of grant (June 1, 2020).

(18)	The stock options vest on the fifth anniversary of the date of grant (February 20, 2019).
(19)	These stock options vested on the fifth anniversary of the date of grant (April 6, 2015).
(20)	The restricted stock units vest annually in thirds on the anniversary of the date of grant (March 1, 2019, 2020, and 2021).
(21)	The restricted stock units, issued under the BRRP, vest on the fifth anniversary of the date of grant (March 1, 2023).
(22)	The restricted stock units vest annually in thirds on the anniversary of the date of grant (June 4, 2019, 2020, and 2021).
(23)	The restricted stock units vest annually in thirds on the anniversary of the date of grant (September 26, 2019, 2020, and 2021).
(24)	The restricted stock units vest annually in thirds on the anniversary of the date of grant (October 23, 2019, 2020, and 2021).
(25)	These stock options vested on the fifth anniversary of the date of grant (February 17, 2016).

Option Exercises and Stock Vesting
The following table sets forth information on stock option exercises and stock vesting for the named executive officers for the fiscal year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise #	Value Received on Exercise $	Number of Shares Acquired on Vesting #	Value Received on Vesting $
Jay S. Sidhu	—	—	3,705	112,217
Richard A. Ehst	101,956	1,496,790	2,015	60,876
Carla Leibold	—	—	818	24,734
Robert E. Wahlman	—	—	27,974	565,213
Steven J. Issa	11,001	173,262	1,524	46,080
Glenn A. Hedde	—	—	3,605	107,889

Pension Benefits
Customers does not provide a pension plan to its employees.

Nonqualified Deferred Compensation
The following Nonqualified Deferred Compensation table summarizes activity during 2018 and the account balance as of December 31, 2018 for our non-qualified defined contribution plans that provide for the deferral of compensation.

	Executive Contributions in Last FY	Registrant Contribution in Last FY	Aggregate Earnings (Losses) in Last FY	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FY
Name	($)	($)	($)	($)	($)
Jay S. Sidhu (1)	-0-	-0-	(288,870)	-0-	4,320,665

(1)
Represents the supplemental executive retirement plan ("SERP") for Mr. Sidhu. As a result of the acquisition of USA Bank on July 9, 2010, Mr. Sidhu's SERP became effective, and Mr. Sidhu is entitled to receive the balance of the SERP account payable over 15 years commencing upon the later of his separation from service or his 65th birthday. If Mr. Sidhu dies prior to his payment commencement date, his beneficiary receives a lump sum payment equal to $3,000,000. If Mr. Sidhu dies after reaching age 65, his beneficiary receives the remainder of his scheduled retirement benefits. If Mr. Sidhu's employment is terminated for cause, he forfeits the benefits provided under the SERP. See "Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer" for more details on Mr. Sidhu's SERP. The Company also has Company Owned Life Insurance ("COLI") on Mr. Sidhu. The policy was fully funded in 2014.  The policy has a net surrender value of $3,052,801 and a face value or net death benefit amount of $6,100,000.

Potential Payments Upon Termination Or Change In Control
The tables below show the value of estimated payments pursuant to the employment agreements, equity plans and other plans described above upon a termination of employment, including gross-up payments for any excise tax on the parachute payments upon a change of control, for Messrs. Sidhu and Ehst.  All termination events are assumed to occur on December 31, 2018. The payments represent the maximum possible payments under interpretations and assumptions most favorable to the executive officer. The amounts shown in the tables include estimates of amounts that would be paid to the executive upon the occurrence of the specified event. The actual amounts to be paid to the named executive officers can only be determined at the time of their termination and may be more or less than the amounts contained in the tables and the various agreements and plans. See "Officer Employment Agreements" for more details.
Ms. Leibold does not have an employment agreement with us providing for compensation in connection with severance or a change of control.  On August 14, 2017, we entered into a Change of Control Agreement with Ms. Leibold. Under the Change of Control Agreement, the executive is entitled to certain payments if her employment is terminated other than for Cause, or by the executive for Good Reason, in each case within one year after a Change in Control of the Company. If these events occur, the executive is entitled to a single lump sum payment, subject to tax withholding obligations, of (i) two hundred percent (200%) of the highest rate of base annual salary in effect for the executive during the twelve month period prior to termination of employment, and (ii) two hundred percent (200%) of the average of the aggregate annual performance bonuses earned by the executive during each of the three preceding fiscal years. The Change of Control Agreement contains non-solicitation and similar covenants that remain in effect for a period of twelve months following termination upon a Change in Control, as well as covenants related to confidentiality of proprietary information.   Assuming termination following a change in control, Ms. Leibold's payments had an estimated value as described in the following table.
Mr. Hedde does not have an employment agreement with us providing for compensation in connection with severance or a change of control.  On January 30, 2013, we entered into a Change of Control Agreement with Mr. Hedde. Under the Change of Control Agreement, the executive is entitled to certain payments if his employment is terminated other than for Cause, or by the executive for Good Reason, in each case within one year after a Change in Control of the Bancorp. If these events occur, the executive is entitled to a single lump sum payment, subject to tax withholding obligations, of (i) two hundred percent (200%) of the highest rate of base annual salary in effect for the executive during the twelve month period prior to termination of employment, and (ii) two hundred percent (200%) of the average of the aggregate annual performance bonuses earned by the executive during each of the three preceding fiscal years. The Change of Control Agreement contains non-competition, non-solicitation and similar covenants that remain in effect for a period of twelve months following termination upon a Change in Control, as well as covenants related to confidentiality of proprietary information.  The change of control agreement also provides for the vesting of any previously unvested restricted stock and stock options.  Assuming termination following a change in control, Mr. Hedde's payments had an estimated value as described in the following table.

Assuming the noted events had occurred on December 31, 2018, payments and benefits estimated due to Messrs. Sidhu, Ehst, Issa and Hedde and Ms. Leibold would be estimated as follows:

Jay S. Sidhu	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Salary and Annual Performance Award (1)	$11,079,285	$11,079,285	$—
Annual Incentive/Bonus (2)	1,177,748	1,177,748	—
Health and Welfare Benefits (3)	67,403	67,403	—
Stock Options (4)	—	—	—
Restricted Shares (4)	4,172,095	4,172,095	4,172,095
Death Benefit (5)	—	—	3,130,000
Excise Tax Gross Up	—	—	—
TOTAL	$16,496,531	$16,496,531	$7,302,095

Richard A. Ehst	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Salary and Annual Performance Award (1)	$2,363,603	$3,545,405	$—
Annual Incentive/Bonus (2)	380,048	380,048	—
Health and Welfare Benefits (3)	51,370	77,055	—
Stock Options (4)	—	—	—
Restricted Shares (4)	1,040,803	1,040,803	1,040,803
Death Benefit (5)	—	—	200,000
Excise Tax Gross Up	—	—	—
TOTAL	$3,835,824	$5,043,311	$1,240,803

Carla A. Leibold	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Salary and Annual Performance Award (1)	$—	$853,333	$—
Annual Incentive/Bonus (2)	—	—	—
Health and Welfare Benefits (3)	—	—	—
Stock Options (4)	—	—	—
Restricted Shares (4)	—	197,379	197,379
Death Benefit (5)	—	—	200,000
TOTAL	$—	$1,050,712	$397,379

Steven J. Issa	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Salary and Annual Performance Award (1)	$2,006,802	$1,948,440	$—
Annual Incentive/Bonus (2)	325,000	325,000	—
Health and Welfare Benefits (3)	67,562	67,562	—
Stock Options (4)	3,025	3,025	3,025
Restricted Shares (4)	579,488	579,488	579,488
Death Benefit (5)	—	—	200,000
TOTAL	$2,981,877	$2,923,515	$782,513

Glenn A. Hedde	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Salary and Annual Performance Award (1)	$—	$1,473,000	$—
Annual Incentive/Bonus (2)	—	—	—
Stock Options (4)	—	—	—
Restricted Shares (4)	—	1,126,562	1,126,562
Death Benefit (5)	—	—	200,000
TOTAL	$—	$2,599,562	$1,326,562

(1)
Represents continuation of severance payments for the payout period provided under each named executive officer's applicable employment agreement. Severance payment calculation is based on base salary at the time of termination as well as the average of the executive's annual performance bonus (excluding the Company match of any deferred compensation) for the three fiscal years preceding the fiscal year of termination (2018, 2017, and 2016) as defined in the executive's employment agreement.  Mr. Issa's severance payment is based on the highest bonus paid to him as provided in his agreement.

(2)
Represents the portion of the Annual Incentive Bonus for the fiscal year of the Executive's termination that, would have been payable to the Executive had he remained employed through the date of payment.

(3)	Represents payment of premiums for continued health and other welfare benefit insurance over the payout period provided under each named executive officer's applicable employment agreement.

(4)	Stock options and restricted shares also vest at the time Messrs. Sidhu, Ehst, Issa or Hedde and Ms. Leibold elect to retire upon reaching age 65 or with the consent of the Compensation Committee.

(5)
In Mr. Sidhu's case, includes the proceeds of group term life insurance, the premiums for which are paid by us as well as an uninsured death benefit payable under his Supplemental Executive Retirement Plan. In the cases of Mr. Ehst, Ms. Leibold, Mr. Hedde and Mr. Issa represents the proceeds of group term life insurance, the premiums for which are paid by us.

The excise tax gross-up provisions are included only in the contracts of the CEO and COO.  The protection provided to these executive officers most responsible for creating shareholder value was a commitment made by the Company in its early stages of development when such measure helped recruit and subsequently retain the quality of management and leadership necessary to develop a $250 million asset bank to a nearly $10 billion asset bank.  The excise tax gross up calculation is very complex with many different components.  To calculate the tax gross up management considered all sources of payments that may result from a change in control, including accelerated vesting of deferred compensation and that the excise tax gross up is also a payment made in connection with a change in control.  The deferred compensation calculation considered whether the deferred compensation was time based or performance based, the remaining vesting period if the deferred compensation payment was only time based, whether the deferred compensation performance criteria had been met, and the remaining time period to vest if the performance criteria was met, and the federal tax related interest rate. Given Mr. Sidhu's and Mr. Ehst's level of compensation for 2018, the Company estimated that an excise payment would not be owed to Mr. Sidhu and Mr. Ehst, assuming a hypothetical change of control event occurred on December 31, 2018. Customers' Board of Directors Compensation Committee has directed that the excise tax gross ups not be included in any future employment contracts, that the provision be retained in the current contracts pursuant to the Company's previous commitments, and that the excise tax gross up "sunset" with the departure or retirement of the current CEO and COO.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information:
For fiscal 2018, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our Company (other than Mr. Sidhu), was $82,725.

•	The annual total compensation of Mr. Sidhu, our Chairman & CEO, as reported, was $1,829,086 for 2018.

Based on this information, the ratio for 2018 of the annual total compensation of our Chairman & CEO to the median of the annual total compensation of all employees is 22.1x to 1.
We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

1.
The rules require a company to identify its median employee once every three years unless there has been a change in the company's employee population or compensation arrangements that would reasonably result in a significant change in the pay ratio disclosure. We do not believe there has been any material change at the Company.

2.	As of December 31, 2018, our employee population consisted of approximately 765 individuals, including any full-time, part-time, temporary, or seasonal employees employed on that date.

3.
To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2018. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2018, but did not work for us the entire year. No full-time equivalent adjustments were made for part time employees or former employees who terminated their employment during the year.

4.
We identified an initial median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation. We identified an anomaly with this employee’s 2018 compensation that would have significantly impacted our pay ratio and therefore substituted this employee with an adjacent employee with substantially similar W-2 compensation to that of the original identified employee.

5.
After identifying the median employee, we added together all of the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $82,725.

6.	With respect to the annual total compensation of our CEO, we used the amount reported in the Total column of our 2018 Summary Compensation Table.

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE (1) (2)
We have compensated our non-employee Directors for their services and expect to continue this practice.   Information relating to the compensation of our non-employee Directors during 2018 is set forth in the table below.

Name	Fees Earned or Paid in Cash (3) (4)	Stock Awards (4)	Total
Andrea Allon	$39,839	$90,184	$130,023
Bhanu Choudhrie	40,537	76,999	117,536
Daniel K. Rothermel	39,678	147,312	186,990
T. Lawrence Way	39,678	112,585	152,263
Steven Zuckerman	39,678	112,585	152,263
Rick Burkey	39,678	112,585	152,263

(1)
The following columns are intentionally omitted from this table:  Option Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation.

(2)	Jay S. Sidhu is not included in this table as he is an employee of the Company and the Bank and receives no compensation for his service as a director.
(3)	Includes cash and the grant date fair value of shares elected to be received in lieu of cash payments.
(4)	Represents the grant date fair value of stock awards other than those received in lieu of cash payments, calculated in accordance with FASB ASC Topic 718.
Compensation for non-employee Directors included a cash fee of $40,000 per year, payable in installments at the end of each quarter, and 3,000 shares of our Voting Common Stock issued under the 2004 Plan. Furthermore, the Director serving as the Chairman of the Compliance Committee will receive an additional 1,100 shares, and each non-employee director made an annual election, prior to the beginning of 2018 and annually thereafter, to have none, 50%, or 100% of the cash fee paid in the form of Voting Common Stock.
Furthermore, Directors serving in certain positions received an additional award of stock as follows:

•	1,100 shares for the Chairman of each of the Audit Committee and the Compensation Committee;

•	2,200 shares for the Chairman of the Nominating and Corporate Governance Committee, who was also the Lead Independent Director; and

•	550 shares for the Audit Committee Financial Expert.
Customers does not provide any additional director benefits, a director retirement plan, or fee deferral programs.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and certain officers, and persons who own more than ten percent of any class of the Company's registered securities, to file, in their personal capacities, reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission. Based solely on a review of Forms 3, 4 and 5, and amendments thereto, filed during or with respect to 2018, and written representations from the applicable reporting persons, we believe that all of our officers and Directors complied with all their applicable filing requirements during the fiscal year ended December 31, 2018, except that: (a) On February 21, 2018, Mr. Wahlman filed one late Form 4 reporting one late transaction; (b) On February 21, 2018, Ms. Leibold filed one late Form 4 reporting one late transaction; (c) On February 21, 2018, Mr. Sidhu filed one late Form 4 reporting one late transaction; (d) On February 21, 2018, Mr. Issa filed one late Form 4 reporting one late transaction; (e) On February 21, 2018, Mr. Ehst filed one late Form 4 reporting one late transaction; (f) On February 21, 2018, Mr. Hedde filed one late Form 4 reporting one late transaction; (g) On July 19, 2018, Mr. Ehst filed one late Form 4 reporting one late transaction; (h) On July 19, 2018, Mr. Wahlman filed one late Form 4 reporting one late transaction; (i) On July 19, 2018, Mr. Sidhu filed one late Form 4 reporting one late transaction; (j) On October 1, 2018, Mr. Issa filed one late Form 4 reporting one late transaction; (k) On December 10, 2018, Ms. Leibold filed one late Form 4 reporting one late transaction; (l) On December 14, 2018, Mr. Skumin filed one late Form 3 reporting one late transaction; and (m) On March 29, 2019, Mr. Hedde file one late Form 4 reporting one late transaction.
TRANSACTIONS WITH RELATED PARTIES
Loans to Executives and Directors
Customers Bank makes loans to executive officers and Directors of the Company and the Bank in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectibility or present any other unfavorable features. Federal regulations prohibit Customers Bank from making loans to executive officers and Directors at terms more favorable than could be obtained by persons not affiliated with Customers Bank. Our policy towards loans to executive officers and Directors currently complies with this limitation.
During 2018, the Board of Directors approved one extension of credit for $474 thousand to 200 Water Property Owner, LLC, which was outstanding as of December 31, 2018. This LLC is owned by Company and Bank Director, Bhanu Choudhrie, and Bank Director, Samvir Sidhu, son of the Company's and Bank's Chairman and CEO.  The extensions of credit to 200 Water Property Owner LLC was made in conformity with Regulation O, our Transaction Policy (as described below) and all applicable law and regulations. During 2018, an extension of credit totaling $8 million to Megalith Capital Group II, LP ("Megalith"), previously approved by the Board of Directors in 2016, matured on February 1, 2018 and was not renewed or extended. Megalith is owned by Company and Bank Director, Bhanu Choudhrie, and Bank Director, Samvir Sidhu, son of the Company's and Bank's Chairman and CEO.  The extension of credit to Megalith was made in conformity with Regulation O, our Transaction Policy and all applicable law and regulations.
Code of Ethics and Business Conduct
We have a Code of Ethics and Business Conduct applicable to our Directors, officers and team members, including our Chief Executive Officer, Chief Financial Officer and other executives pursuant to which all Directors, officers and team members must promptly disclose to us, any material transactions, activities or relationships that reasonably could be expected to give rise to an actual or apparent conflict of interest with the Company, including Customers Bank. In approving or rejecting the proposed arrangement, the Board of Directors must consider the relevant facts and circumstances available and deemed relevant, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. The Board of Directors may only approve those activities or relationships that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Board of Directors determines in the good faith exercise of its discretion.  The Code of Conduct prohibits transactions involving Directors and executive officers with the Company, including Customers Bank, other than routine banking services.
Affiliate and Related Party Transaction Policy and Compliance Plan
The Company's Board of Directors has also adopted the Affiliate and Related Party Transaction Policy and Compliance Plan (the "Transaction Policy"). The Transaction Policy is a written policy and set of procedures for the review and approval or ratification of transactions involving Affiliates and Related Parties (as such terms are defined in the Transaction Policy).
Related Parties are defined in the Transaction Policy as owners of more than 5% of any class of voting securities of the Company, Directors or executive officers of the Company, or nominees to become Directors, since the beginning of the last fiscal year, and "related persons" and others as provided in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, immediate family members if involved in Company transactions and organizations, including charitable, where the foregoing have a material relationship or interest to such organization. Affiliates are defined in the Transaction Policy as "affiliates" as provided in Sections 23A and 23B of the Federal Reserve Act and Regulation W issued by the Board of Governors of the Federal Reserve System, and can include anyone that controls, that is under common control with, or that is controlled by the Company, investment funds where an affiliate is a fund investment advisor, and "executive officers", "Directors", "principal shareholders", "related interests" of a person, "insider", "immediate family" and "Subsidiary" as defined in Regulation O issued by the Board of Governors of the Federal Reserve System.
The Transaction Policy is administered through the Company's Audit Committee, with appropriate involvement and input from the Company's Audit and Legal Departments. The Audit Committee (i) has the responsibility to interpret and enforce the Transaction Policy, (ii) may amend the Transaction Policy from time to time and (iii) may delegate administrative responsibilities within the Company or to third parties as the Audit Committee deems appropriate to accomplish the objectives of the Transaction Policy. All transactions covered by the Transaction Policy are prohibited unless approved or ratified by the Audit Committee and, when determined necessary by the Audit Committee pursuant to the Related Transaction Policy, the Company's Board of Directors.
Transactions involving Affiliates that are subject to the Transaction Policy include extensions of credit, purchase or sale of loans, referrals or brokerage of loans, indebtedness to another "member bank" or correspondent bank, purchases of or investments in securities, purchase or sale of services, goods and other assets, issuance of guarantees, acceptances or letters of credit and third party transactions where an Affiliate benefits from transaction proceeds.
Transactions involving Related Parties that are subject to the Transaction Policy include transactions where there is a direct or indirect interest by the Related Party and the amount involved is over $120,000.
Transactions covered by the Transaction Policy are required to be referred to the Audit Committee. The Legal Department is responsible for coordinating the performance of appropriate legal research and obtaining opinions regarding the disposition of the transaction, and communicating such information to the Audit Committee with recommendations, including if any regulatory application needs to be prepared to report or obtain authorization of the transaction. The Audit Committee will approve, ratify, recommend change to or deny the transaction, or schedule the referral for follow up reporting or presentations. Material transactions and transactions covered by Regulation O are required to be referred by the Audit Committee to the Company's Board of Directors for disposition.
Samvir Sidhu, son of the Company's and Bank's Chairman and CEO, earned $117,536 during fiscal year 2018 for services performed as a Bank director; his compensation was on identical terms as other Bank Directors. For 2018, the Bank's director fees were increased to $40,000 per year plus 3,000 shares of our Voting Common Stock, payable in installments at the end of each calendar quarter.
Luvleen Sidhu, daughter of the Company's and Bank's Chairman and CEO, served as President and Chief Strategy Officer of BankMobile, a division of Customers Bank, during 2018 and currently serves in that position.  Ms. Sidhu reports to Customers Bank's President and Chief Operating Officer Richard Ehst. During fiscal year 2018, Ms. Sidhu earned cash compensation of $250,000 and was awarded 3,268 restricted stock units with a grant date fair value of $62,517, which vest annually in thirds as long as Ms. Sidhu remains employed by the Company. Ms. Sidhu did not receive any other compensation during 2018 except for the matching 401(k) contributions paid under the Company's 401(k) Retirement Savings and Profit Sharing Plan, which is available to team members generally.  Her current base salary for 2019 is $250,000 and she is eligible to receive an annual performance based bonus with terms and conditions the same as other non-executive officers of Customers. All elements of compensation for both Samvir Sidhu and Luvleen Sidhu were ratified by the Audit Committee.
BankMobile Technologies, Inc., a wholly owned subsidiary of Customers Bank, leases 1,684 square feet of office space at 535 Fifth Avenue, borough of Manhattan in New York City pursuant to an Office Space Conditions of Use Agreement dated September 26, 2018 (the “Use Agreement”). The Use Agreement is with Megalith Capital Management LLC (“Megalith Capital”), a Delaware limited liability company for which Samvir Sidhu (a director of Customer Bank and son of the Company's and Bank's Chairman and CEO) is the founder and CEO. Pursuant to the terms of the Use Agreement, the Bank paid Megalith Capital an aggregate of $33,200 (monthly license fee of $8,000/month plus utilities and maintenance costs) in 2018. The Use Agreement expires on September 1, 2020 unless renewed or sooner terminated. Due to the personal interest of Samvir Sidhu, the Audit Committee commissioned an independent office lease evaluation in 2018 comparing and contrasting the square footage and license fee terms to other office space then currently available in New York City’s Midtown. The Audit Committee reached the conclusion that the proposed terms and conditions of the Use Agreement represent fair market terms and conditions for New York City's Midtown.
SHAREHOLDER PROPOSALS
Shareholder Proposals for Inclusion in the 2020 Proxy Statement
The Company's shareholders are entitled to submit proposals to be included in our proxy materials for the Annual Meeting of Shareholders in 2020, provided that these matters are appropriate for shareholder action and that the shareholder complies with all of the applicable rules and requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, shareholder proposals must be received by our Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610 no later than December 19, 2019.
Director Nominations and Other Shareholder Proposals for Presentation at the 2019 Annual Meeting
Our Amended and Restated Bylaws require advanced notice of any proposal of business to be brought before an annual meeting by a shareholder that will not be included in our proxy materials, including any such proposal for the nomination for election of a director. Any such shareholder proposal must be a matter appropriate for shareholder action that complies with the procedural requirements of the Company's Amended and Restated Bylaws and for which written notice is received by our Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610 not later than the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting (unless the date of the next annual meeting has been changed by more than 30 days from the first anniversary date, in which case the Amended and Restated Bylaws provide alternative dates for timeliness). Accordingly, any shareholder who wishes to have a nomination or other business considered by shareholders at the 2020 Annual Meeting must deliver written notice to the Corporate Secretary (containing the information required by the Amended and Restated Bylaws) no earlier than January 31, 2020, and no later than March 1, 2020. Any proposal received outside of these dates will be considered untimely. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (i) the Company includes in its Proxy Statement advice on the nature of the proposals and how it intends to exercise its voting discretion, and (ii) the proponent does not comply with the applicable provisions of the SEC's rules.

OTHER BUSINESS
The Board of Directors does not know of any other business to come before the meeting. However, if any additional matters are presented at the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote the proxy in accordance with their judgment on those matters.

ANNUAL REPORT
A Notice and Access card was mailed on or about April 17, 2019 to our shareholders of record as of the close of business on April 5, 2019 informing those shareholders that a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, containing, among other things, financial statements examined by our independent registered public accounting firm, as well as this Proxy Statement, was available electronically for their inspection and use at www.envisionreports.com/CUBI.
Upon written request of any shareholder, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the financial statements and schedules, required to be filed with the SEC may be obtained, without charge, from the Company's Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610. The Annual Report on Form 10-K can also be obtained by going to the Company's website at www.customersbank.com, and selecting "Investor Relations" and then "SEC Filings."

SHAREHOLDERS ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD THAT WAS SEPARATELY MAILED TO ALL SHAREHOLDERS OR FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING THAT WERE PROVIDED AS PART OF THE NOTICE AND ACCESS CARD.

By Order of the Board of Directors

Michael De Tommaso, Corporate Secretary

APPENDIX A: FULL TEXT OF THE PROPOSED AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

The Charter will be amended to add a new Article, to be identified as Article Eighteenth, the text of which shall read as follows:

“EIGHTEENTH: In an election of directors of the Corporation, the following shall apply:

In an election of directors of the Corporation that is not a contested election (as defined in this Article EIGHTEENTH), each share of capital stock of the Corporation entitled to vote in an election of directors shall be entitled to vote “for” or “against” or to abstain from voting for each nominee for election as a director.

Subject to the rights of any class or series of stock entitled to elect members of the board of directors of the Corporation, in an election of directors of the Corporation that is not a contested election, to be elected as a director, a nominee for election as a director must receive the affirmative vote of a majority of the votes cast with respect to the election of that nominee. For purposes of this Article EIGHTEENTH, the “affirmative vote of a majority of the votes cast” means that the number of shares voted “for” must exceed the number of shares voted “against” with respect to the election of that nominee. For the avoidance of doubt, abstentions and broker non-votes will not be included in the votes cast.

Subject to the rights of any class or series of stock entitled to elect members of the board of directors of the Corporation, in an election of directors of the Corporation that is a contested election, the nominees for election as directors of the Corporation receiving the highest number of affirmative votes shall be elected.

For purposes of this Article EIGHTEENTH, a “contested election” means any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected. The determination of the number of candidates for purposes of this Article EIGHTEENTH shall be made by the Secretary of the Corporation as of (i) the expiration of the time fixed by the Corporation’s bylaws (as then in effect) for advance notice by a shareholder of an intention to nominate candidates for election as directors of the Corporation or (ii) in the absence of such an advance notice provision, at a time publicly announced by the board of directors which is not more than 14 days before notice is given of the meeting of shareholders of the Corporation at which the election is to occur. The determination that an election is a “contested election” for purposes of this Article EIGHTEENTH shall be determinative only as to the timeliness of a notice of an intention to nominate candidates for election as directors and not otherwise as to the validity of such notice.

If a nominee for director who is an incumbent director standing for re-election is not elected and no successor has been elected at the meeting of the shareholders of the Corporation with respect to such nominee’s election, such director shall promptly tender his or her resignation to the board of directors. Such resignation shall be contingent only upon acceptance of the resignation by the board of directors. The Nominating and Governance Committee of the board of directors shall make a recommendation to the board of directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The board of directors shall act on the tendered resignation, taking into account the recommendation of the Nominating and Governance Committee, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the resignation tendered by the director and the rationale for the determination by the board of directors within 90 days from the date of the certification of the election results. The Nominating and Governance Committee in making its recommendation, and the board of directors in making its determination, may each consider any factors or other information that the Nominating and Governance Committee and the board of directors, as applicable, considers appropriate and relevant under the circumstances. The director tendering his or her resignation pursuant to this Article EIGHTEENTH shall not participate in the recommendation of the Nominating and Governance Committee or the determination of the board of directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the board of directors, such director shall continue to serve until the next annual meeting at which the class of directors of which such director is a member stands for election and until his or her successor is duly elected, or his or her earlier death, resignation or removal.

If a director’s resignation is accepted by the board of directors pursuant to this Article EIGHTEENTH, or if a nominee for director is not elected and such nominee is not an incumbent director standing for re-election, then the board of directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article EIGHTH hereof and Article Four, Section 4.04 of the Corporation’s Amended and Restated Bylaws, as amended (or successor provision), or may decrease the size of the Board of Directors pursuant to the provisions of Article EIGHTH hereof and Article Four, Section 4.03 of the Corporation’s Amended and Restated Bylaws, as amended (or successor provision).

A-1

To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver to the Secretary of the Corporation a written agreement, in the form provided by the Secretary of the Corporation that he or she will abide by the requirements of this Article EIGHTEENTH with respect to the obligation to tender his or her resignation under the conditions described in this Article EIGHTEENTH.”

A-2

APPENDIX B: 2019 STOCK INCENTIVE PLAN

CUSTOMERS BANCORP, INC.
2019 Stock Incentive Plan
1.Purpose.
The purpose of the Plan is to assist Customers Bancorp, Inc. (the “Company”) in attracting, retaining, motivating, and rewarding certain employees, officers, and directors of, and consultants and advisors to, the Company and Subsidiaries of the Company and promoting the creation of long-term value for shareholders of the Company by closely aligning the interests of such individuals with those of such shareholders. The Plan authorizes the award of Stock-based compensation to Eligible Persons to encourage such Eligible Persons to expend maximum effort in the creation of shareholder value.
2.Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

(b)“Award” means any Option, Restricted Stock Award, Unrestricted Stock Award, Restricted Stock Unit, Stock Appreciation Right, Performance Award, or other Stock-based award granted to a Participant under the Plan.

(c)“Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, an SAR Agreement, a Performance Award Agreement, or an agreement governing the grant of any other Stock-based Award granted under the Plan.

(d)“Board” means the Board of Directors of the Company.

(e)“Cause” means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant’s act(s) of gross negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; or (7) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties. If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.
(f)“Change in Control” means:

(1)
The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization (however effected, including by general offer or court-sanctioned compromise, arrangement or otherwise) if more than 50% of the combined voting power of the continuing or surviving entity’s issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;

(2)	The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(3)
Individuals who constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board; provided, however, that any individual shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors; but, provided further that any such person whose initial assumption of office is in connection with an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;

(4)
Any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities (e.g., issued shares). For purposes of this subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any Subsidiary, and (ii) a company owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the shares of Stock of the Company; or

(5)	The completion of a liquidation or dissolution of the Company.
Notwithstanding the foregoing, in the case of an Award that constitutes deferred compensation subject to section 409A of the Code, no “Change in Control” shall be deemed to have occurred as a result of any event unless that event has resulted in a “change in the ownership or effective control” of the Company or “in the ownership of a substantial portion of the assets” of the Company within the meaning of section 409A(a)(2)(A)(v) of the Code and the regulations and guidance issued thereunder. The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in U.S. Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(g)“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(h)“Committee” means the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

(i)“Company” means Customers Bancorp, Inc.

(j)“Corporate Event” has the meaning set forth in Section 11(b) hereof.

(k)“Data” has the meaning set forth in Section 21(f) hereof.

(l)“Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.

(m)“Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (1) two years after the date on which the Participant was granted the Incentive Stock Option or (2) one year after the date upon which the Participant acquired the Stock.

(n)“Effective Date” means March 27, 2019, which is the date on which the Plan was approved by the Board.

(o)“Eligible Person” means (1) each employee and officer of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates; (3) each other natural Person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor (or a wholly owned alter ego entity of the natural Person providing such services of which such Person is an employee, shareholder or partner) and who is designated as eligible by the Committee, and (4) each natural Person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term “Affiliate” as used in this Section 2(o) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to be an Incentive Stock Option, the term “Affiliate” as used in this Section 2(o) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code. An employee on an approved leave of absence may be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.

(p)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.
(q)“Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date on which the term of such Option or Stock Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.

(r)“Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

(s)“GAAP” has the meaning set forth in Section 9(f)(3) hereof.

(t)“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(u) “Nonqualified Stock Option” means an Option not intended to be an Incentive Stock Option.

(v)“Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.

(w)“Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option.

(x)“Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other Person who holds an Award.

(y)“Participant Agreement” means an employment or other services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.

(z)“Performance Award” means an Award granted to a Participant under Section 9 hereof, which Award is subject to the achievement of Performance Objectives during a Performance Period. A Performance Award shall be designated as a Performance Share or a Performance Unit at the time of grant.

(aa)“Performance Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Performance Award.

(ab) “Performance Objectives” means the performance objectives established pursuant to the Plan for Participants who have received Performance Awards.

(ac) “Performance Period” means the period of time designated by the Committee over which the achievement of one or more Performance Objectives will be measured for the purpose of determining a Participant’s right to and the payment of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee.

(ad)“Performance Share” means a Performance Award denominated in shares of Stock which may be earned in whole or in part based upon the achievement of Performance Objectives during a Performance Period.

(ae) “Performance Unit” means a Performance Award denominated as a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) which may be earned in whole or in part based upon the achievement of Performance Objectives during a Performance Period.

(af) “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

(ag) “Plan” means this Customers Bancorp, Inc. 2019 Stock Incentive Plan, as amended from time to time.

(ah) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act or an “independent director” as defined under, as applicable, the NYSE Listed Company Manual or other applicable stock exchange rules.

(ai) “Qualifying Committee” has the meaning set forth in Section 3(b) hereof.

(aj) “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(ak)“Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Award.

(al)“Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.

(am)“RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Restricted Stock Units.

(an) “SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Stock Appreciation Rights.

(ao)“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(ap) “Service Recipient” means, with respect to a Participant holding an Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(aq)“Stock” means the common stock, par value $1.00 per share, of the Company, and such other securities as may be substituted for such stock pursuant to Section 12 hereof.

(ar)“Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 11(b) hereof, Stock Appreciation Rights shall be settled in Stock.

(as)“Substitute Award” has the meaning set forth in Section 4(a) hereof.

(at)“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a majority of the voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.
(au)“Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

3. Administration.

(a)Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its shareholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. Notwithstanding anything in the Plan to the contrary, the Committee shall have the ability to accelerate the vesting of any outstanding Award at any time and for any reason, including upon a Corporate Event, subject to Section 11(d), or in the event of a Participant’s Termination by the Service Recipient other than for Cause, or due to the Participant’s death, Disability or retirement (as such term may be defined in an applicable Award Agreement or Participant Agreement, or, if no such definition exists, in accordance with the Company’s then-current employment policies and guidelines). For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(b)Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by the remaining members of the Committee or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.

(c)Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Any actions taken by an officer or employee delegated authority pursuant to this Section 3(c) within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act or is to be granted a Qualified Performance-Based Award must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.

(d)Sections 409A and 457A. The Committee shall take into account compliance with Sections 409A and 457A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any accelerated or additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code).

4.Shares Available Under the Plan; Other Limitations.

(a)Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be One Million Five Hundred Thousand (1,500,000). Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by NYSE Listed Company Manual Section 303A.08, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

(b)Share Counting Rules. If all or any part of an Award expires, lapses or is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price paid by the Participant for such Shares or not issuing any shares of Stock covered by the Award, the unused shares covered by the Award will, as applicable, become or again be available for Awards under the Plan. To the extent that all or any part of an Award other than an Option expires, lapses, is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, the Shares available under the Plan shall be increased by one Share for each Share subject to such Award (or applicable part thereof). Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares authorized for grant hereunder and shall not be available for future grants of Awards: (i) shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Notwithstanding the provisions of this Section, no shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)Shares Available Under Acquired Plans. To the extent permitted by NYSE Listed Company Manual Section 303A.08 or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination.

(d)Minimum Vesting Period. No Award may vest over a period that is less than one (1) year from the date of grant; provided, however, that the foregoing minimum vesting period shall not apply: (i) to Awards granted in payment of or exchange for an equivalent amount of salary, bonus or other earned cash compensation (including Performance Shares); (ii) to a Substitute Award that does not reduce the vesting period of the award being replaced or assumed; or (iii) to Awards involving an aggregate number of shares of Stock not in excess of five percent (5%) of the aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof).

(e)Limitation on Awards to Non-Employee Directors. Notwithstanding anything herein to the contrary, the maximum value of any Awards granted to a non-employee director of the Company (other than the lead independent director) in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, shall not exceed $200,000, and the maximum value of any Awards granted to the lead independent director in any one calendar year, taken together with any cash fees paid to such director during such calendar year, shall not exceed $300,000 (in both cases, calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous year).

5.Options.

(a)General. Certain Options granted under the Plan may be intended to be Incentive Stock Options; however, no Incentive Stock Options may be granted hereunder following the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the shareholders of the Company approve the Plan. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(o) hereof) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Options.

(b)Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire, ten (10) years from the date it was granted.

(c)Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant, subject to Section 5(g) hereof in the case of any Incentive Stock Option. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock for such Option may be less than the Fair Market Value on the date of grant; provided, that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

(d)Payment for Stock. Payment for shares of Stock acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee, which may include any of the following payment methods: (1) in immediately available funds in U.S. dollars, or by certified or bank cashier’s check, (2)  by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e)Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires, is canceled or otherwise terminates.

(f)Termination of Employment or Service. Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:

(1)In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options outstanding shall cease, (B) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

(2)In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Options outstanding shall cease, (ii) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Options were vested at the time of such Termination.

(3)In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Options outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

(g)Special Provisions Applicable to Incentive Stock Options.

(1)No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.

(2)Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6.Restricted Stock.

(a)General. Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b) hereof, and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement, and subject to Section 21(q), cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate.

(b)Vesting and Restrictions on Transfer. Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock prior to the time the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement.

(c)Termination of Employment or Service. Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (1) all vesting with respect to such Participant’s Restricted Stock outstanding shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock; provided that, if the original purchase price paid for the Restricted Stock is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

7.Restricted Stock Units.

(a)General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

(b)Vesting. Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.

(c)Settlement. Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement. Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Restricted Stock Units prior to settlement.

(d)Termination of Employment or Service. Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units outstanding shall cease, (2) all of such Participant’s unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.

Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which the Restricted Stock Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Restricted Stock Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Section 409A.
8.Stock Appreciation Rights.

(a)General. Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Stock Appreciation Rights.

(b)Term. The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after, and each Stock Appreciation Right shall expire, ten (10) years from the date it was granted.

(c)Base Price. The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the base price per share of Stock for such Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that such base price is determined in a manner consistent with the provisions of Section 409A of the Code.

(d)Vesting. Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires, is canceled or otherwise terminates.

(e)Payment upon Exercise. Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the excess (if any) of the Fair Market Value of one (1) share of Stock on the exercise date over the base price of the Stock Appreciation Right. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.

(f)Termination of Employment or Service. Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:

(1)In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (B) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

(2)In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (ii) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Stock Appreciation Rights were vested at the time of such Termination.

(3)In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Stock Appreciation Rights outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

9.Performance Awards.

(a)    General. Performance Awards may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate

Performance Awards, including the determination of the Committee with respect to the form of payout of Performance Awards, shall be set forth in separate Performance Award Agreements, which agreements need not be identical. Unless otherwise set forth in an Award Agreement evidencing a Participant’s Performance Award, and subject to Section 21(q), (i) cash dividends and stock dividends, if any, with respect to the Performance Shares shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the Performance Shares to which such dividends relate and (ii) a Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Performance Units that are not earned and vested.

(b)Value of Performance Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of the Stock on the date of grant. In addition to any other non-performance terms included in the Performance Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion, which objectives, depending on the extent to which they are met, will determine the value and number of Performance Units or Performance Shares, as the case may be, that will be paid out to the Participant.

(c)Earning of Performance Awards. Upon the expiration of the applicable Performance Period or other non-performance-based vesting period, if longer, the holder of a Performance Award shall be entitled to receive the following payout: if the holder holds Performance Units or Performance Shares, payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met. The Committee may specify a target, threshold or maximum amount payable and may set a formula for determining the amount of Performance Awards earned if performance is at or above the threshold level but falls short of the maximum achievement of the specified Performance Objectives.

(d)Form and Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be as determined by the Committee and as evidenced in the Performance Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, Stock, or other Awards (or in any combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any cash, Stock, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.

(e)Termination of Employment or Service. Except as provided by the Committee in a Performance Award Agreement, Participant Agreement or otherwise, if, prior to the end of an applicable Performance Period, a Participant undergoes a Termination for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration.

(f)Performance Objectives.

(1)Each Performance Award shall specify the Performance Objectives that must be achieved before such Performance Award shall become earned. The Company may also specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(2)Performance Objectives may be established on a Company-wide basis, project or geographical basis or, as the context permits, with respect to one or more business units, divisions, lines of business or business segments, subsidiaries, products, or other operational units or administrative departments of the Company (or in combination thereof) or may be related to the performance of an individual Participant and may be expressed in absolute terms, or relative or comparative to (A) current internal targets or budgets, (B) the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units), (C) the performance of one or more similarly situated companies, (D) the performance of an index covering multiple companies, or (E) other external measures of the selected performance criteria.

(3)Unless specified otherwise by the Committee (i) in the Performance Award Agreement at the time the Performance Award is granted or (ii) in such other document setting forth the Performance Objectives at the time the Performance Objectives are established, the Committee, in its sole discretion, will appropriately make adjustments in the method of calculating the attainment of Performance Objectives for a Performance Period to provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with Generally Accepted Accounting Principles (“GAAP”), including, without limitation, for one or more of the following items of gain, loss, profit or expense: (A) determined to be items of an unusual nature or of infrequency of occurrence or non-recurring in nature; (B) related to changes in accounting principles under GAAP or tax laws; (C) related to currency fluctuations; (D) related to financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (E) related to restructuring, divestitures, productivity initiatives or new business initiatives; (F) related to discontinued operations that do not qualify as a segment of business under GAAP; (G) attributable to the business operations of any entity acquired by the Company during the fiscal year; (H) non-operating items; and (I) acquisition or divestiture expenses.

(g)Negative Discretion. Notwithstanding satisfaction of any completion of any Performance Objectives, the number of shares of Stock, cash or other benefits granted, issued, retainable and/or vested under a Performance Award on account of satisfaction of such Performance Objectives may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

10.Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.
11.Adjustment for Recapitalization, Merger, etc.

(a)Capitalization Adjustments. The aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof), the number of shares of Stock covered by each outstanding Award, and the price per share of Stock underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, in its sole discretion, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

(b)Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement, Participant Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), the Committee may provide for any one or more of the following:

(1)The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria, such Performance Objectives or similar performance criteria shall be adjusted appropriately to reflect the Corporate Event;

(2)The acceleration of vesting of any or all Awards not assumed or substituted in connection with such Corporate Event, subject to the consummation of such Corporate Event; provided that any Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria will be deemed earned (i) based on actual performance through the date of the Corporate Event, or (ii) at the target level (or if no target is specified, the maximum level), in the event actual performance cannot be measured through the date of the Corporate Event, in each case, with respect to all unexpired Performance Periods or Performance Periods for which satisfaction of the Performance Objectives or other material terms for the applicable Performance Period has not been certified by the Committee prior to the date of the Corporate Event;

(3)The cancellation of any or all Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration;

(4)The cancellation of any or all Options, Stock Appreciation Rights and other Awards subject to exercise not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event; provided that all Options, Stock Appreciation Rights and other Awards to be so canceled pursuant to this paragraph (4) shall first become exercisable for a period of at least ten (10) days prior to such Corporate Event, with any exercise during such period of any unvested Options, Stock Appreciation Rights or other Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are approved by the Committee; and

(5)The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, and to the extent applicable, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.
(c)Fractional Shares. Any adjustment provided under this Section 11 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares so eliminated.

(d)Double-Trigger Vesting. Notwithstanding any other provisions of the Plan, an Award Agreement or Participant Agreement to the contrary, with respect to any Award that is assumed or substituted in connection with a Change in Control, the vesting, payment, purchase or distribution of such Award may not be accelerated by reason of the Change in Control for any Participant unless the Participant experiences an involuntary Termination as a result of the Change in Control. Unless otherwise provided for in an Award Agreement or Participant Agreement, any Award held by a Participant who experiences an involuntary Termination as a result of a Change in Control shall immediately vest as of the date of such Termination. For purposes of this Section 11(d), a Participant will be deemed to experience an involuntary Termination as a result of a Change in Control if the Participant experiences a Termination by the Service Recipient other than for Cause as defined in the applicable Award Agreement, Participant Agreement, or in a written change in control, retention, severance or similar plan maintained by the Company in which the Participant participates), or otherwise experiences a Termination under circumstances which entitle the Participant to mandatory severance payment(s) pursuant to applicable law or, in the case of a non-employee director of the Company, if the non-employee director’s service on the Board terminates in connection with or as a result of a Change in Control, in each case, at any time beginning on the date of the Change in Control up to and including the first (1st) anniversary of the Change in Control.

12.Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.
13.Rights and Privileges as a Shareholder.

Except as otherwise specifically provided in the Plan, no Person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that Person.
14.Transferability of Awards.

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable to a Participant’s spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals.
15.Employment or Service Rights.
No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.
16.Compliance with Laws.
The obligation of the Company to deliver Stock upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the U.S. Securities and Exchange Commission pursuant to the Securities Act (or with a similar non‑U.S. regulatory agency pursuant to a similar law or regulation) or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.
17.Withholding Obligations.
As a condition to the issuance, vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable. Depending on the withholding method, the Company may withhold by considering the applicable minimum statutorily required withholding rates or other applicable withholding rates in the applicable Participant’s jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto).
18.Amendment of the Plan or Awards.

(a)Amendment of Plan. The Board or the Committee may amend the Plan at any time and from time to time.

(b)Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

(c)Shareholder Approval; No Material Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without shareholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 11 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

(d)No Repricing of Awards Without Shareholder Approval. Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without shareholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 11(a) hereof), (2) any other action that is treated as a repricing under GAAP, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 11(b) hereof.

19.Termination or Suspension of the Plan.

The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the shareholders of the Company approve the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.
20.Effective Date of the Plan.

The Plan is effective as of the Effective Date, subject to shareholder approval.
21.Miscellaneous.

(a)Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant delivers a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(b)Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(c)Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(d)Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.

(e)Non-Exempt Employees. If an Option is granted to an employee of the Company or any of its Affiliates in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (1) if such employee dies or suffers a Disability, (2) upon a Corporate Event in which such Option is not assumed, continued, or substituted, (3) upon a Change in Control, or (4) upon the Participant’s retirement (as such term may be defined in the applicable Award Agreement or a Participant Agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from such employee’s regular rate of pay, the provisions of this Section 21(e) will apply to all Awards.

(f)Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 21(e) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(g)Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non-U.S. tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 21(g) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non-U.S. nationals or are primarily employed or providing services outside the United States.
(h)Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(i)No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(j)Payments Following Accidents or Illness. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k)Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without reference to the principles of conflicts of laws thereof.

(l)Electronic Delivery. Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.

(m)Arbitration. All disputes and claims of any nature that a Participant (or such Participant’s transferee or estate) may have against the Company arising out of or in any way related to the Plan or any Award Agreement must be submitted solely and exclusively to binding arbitration in accordance with the then-current employment arbitration rules and procedures of the American Arbitration Association (AAA) to be held in Berks County, Pennsylvania. All information regarding the dispute or claim and arbitration proceedings, including any settlement, shall not be disclosed by the Participant or any arbitrator to any third party without the written consent of the Company, except with respect to judicial enforcement of any arbitration award. Any arbitration claim must be brought solely in the Participant’s (or such Participant’s transferee’s or estate’s) individual capacity and not as a claimant or class member (or similar capacity) in any purported multiple-claimant, class, collective, representative or similar proceeding, and the arbitrator may not permit joinder of any multiple claimants and their claims without the express written consent of the Company. Any arbitrator selected to adjudicate the claim must be knowledgeable in the industry standards and practices, and, by signing an Award Agreement, each Participant will be deemed to agree that any claims pursuant to the Plan or an Award Agreement is inherently a matter involving interstate commerce and thus, notwithstanding the choice of law provision included herein, the Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitrator shall not be permitted to award any punitive or similar damages, but may award attorney’s fees and expenses to the prevailing party in any arbitration. Any decision by the arbitrator shall be binding on all parties to the arbitration.

(n)Statute of Limitations. A Participant or any other person filing a claim for benefits under the Plan must file the claim within one (1) year of the date the Participant or other person knew or should have known of the facts giving rise to the claim. This one-year statute of limitations will apply in any forum where a Participant or any other person may file a claim and, unless the Company waives the time limits set forth above in its sole discretion, any claim not brought within the time periods specified shall be waived and forever barred.

(o)Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(p)Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.

(q)Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.

(r)Code Section 409A. Anything under the Plan or an Award Agreement to the contrary notwithstanding, to the extent applicable, it is intended that any Awards under the Plan which provide for a “deferral of compensation” subject to Section 409A of the Code and rules, regulation and guidance issued thereunder (collectively, “Code Section 409A”) shall comply with the provisions of Code Section 409A and the Plan and all applicable Awards shall be construed and applied in a manner consistent with this intent. In furtherance thereof, any amount constituting a “deferral of compensation” under Treasury Regulation Section 1.409A-1(b) that is payable to a Participant upon a Separation from Service of the Participant (within the meaning of Treasury Regulation Section 1.409A-1(h)) (other than due to the Participant’s death), occurring while the Participant shall be a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) of the Company or applicable Subsidiary, shall not be paid until the earlier of (x) the date that is six months following such Separation from Service or (y) the date of the Participant’s death following such Separation from Service.

(s)Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
*    *    *
Adopted by the Board of Directors: March 27, 2019
Approved by the Shareholders: [__], 2019
Termination Date: [__], 2029

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
APPENDIX C: RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Dollars in thousands)
Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our results of operations and financial condition relative to other financial institutions. Presentation of these non-GAAP financial measures is consistent with how Customers evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in Customers' industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our financial results, which we believe enhance an overall understanding of our performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings - Customers Bancorp	Twelve Months Ended December 31, 2018		Twelve Months Ended December 31, 2017

	USD	Per share	USD	Per share
GAAP net income to common shareholders	$57,236	$1.78	$64,378	$1.97
Reconciling items (after tax):
Impairment loss on equity securities	—	—	12,934	0.40
Executive severance expense	1,421	0.04	—	—
Merger and acquisition related expenses	3,312	0.10	256	0.01
Losses on sale of multi-family loans	868	0.03	—	—
Losses (gains) on investment securities	15,646	0.49	(5,597)	(0.17)
Core earnings	$78,483	$2.43	$71,971	$2.21

Net Interest Margin, Tax Equivalent - Customers Bancorp
	Twelve Months Ended December 31,
	2018	2017	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017
GAAP net interest income	$257,877	$267,343	$61,524	$64,001	$67,322	$65,031	$68,300
Tax-equivalent adjustment	685	645	171	172	171	171	245
Net interest income tax equivalent	$258,562	$267,988	$61,695	$64,173	$67,493	$65,202	$68,545

Average total interest earning assets	$10,011,799	$9,820,762	$9,518,120	$10,318,943	$10,329,530	$9,881,220	$9,758,987

Net interest margin, tax equivalent	2.58%	2.73%	2.57%	2.47%	2.62%	2.67%	2.79%

C-1

Tangible Common Equity to Tangible Assets	December 31, 2018	December 31, 2017

GAAP - Total shareholders' equity	$956,816	$920,964
Reconciling items:
Preferred stock	(217,471)	(217,471)
Goodwill and other intangibles	(16,499)	(16,295)
Tangible common equity	$722,846	$687,198

Total assets	$9,833,425	$9,839,555
Reconciling items:
Goodwill and other intangibles	(16,499)	(16,295)
Tangible assets	$9,816,926	$9,823,260

Tangible common equity to tangible assets	7.36%	7.00%

Tangible Book Value per Common Share	December 31, 2018

GAAP - Total shareholders' equity	$956,816
Reconciling items:
Preferred stock	(217,471)
Goodwill & other intangibles	(16,499)
Tangible common equity	$722,846

Common shares outstanding	31,003,028

Tangible book value per common share	$23.32

C-2

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the internet or telephone must be received by 1:00 a.m., Eastern Time, on May 30, 2019.

Vote by internet • Go to www.envisionreports.com/CUBI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Shareholder Meeting Proxy Card	( )

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - Andrea Allon	☐	☐	02 - Rick B. Burkey	☐	☐	03 - Daniel K. Rothermel	☐	☐
	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019	☐	☐	☐

3. To approve a non-binding advisory resolution on executive officer compensation	☐	☐	☐
4. To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to adopt a majority voting standard in uncontested elections of directors	☐	☐	☐
5. To approve the 2019 Stock Incentive Plan	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2019 Annual Meeting Admission Ticket
2019 Annual Meeting of
Customers Bancorp, Inc. Shareholders
30 May, 2019 at 9:00 am. Eastern Time
DoubleTree by Hilton Reading
701 Penn Street, Reading, PA 19601
Upon arrival, please present this admission ticket
and photo identification at the registration desk.

Directions to the Customers Bancorp, Inc.
 2019 Annual Meeting of Shareholders can be found at
http://doubletree3.hilton.com/en/ hotels/pennsylvania/doubletree-by-hilton-hotel-reading-RDGDTDT/index. html by clicking on "Maps & Directions"

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Customers Bancorp, Inc.
2019 Annual Meeting of Shareholders
Proxy Solicited by Board of Directors for Annual Meeting — May 30, 2019
Jay S. Sidhu and Michael A. DeTommaso, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Customers Bancorp, Inc. to be held on May 30, 2019 or at any postponement or adjournment thereof.
Shares represented by this proxy, when properly executed, will be voted as directed by the shareholder. If no such directions are indicated, the shares represented by this proxy will be voted FOR each of the nominees recommended by the Board of Directors and FOR Proposals 2, 3, 4 and 5.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.